                                                                    EXHIBIT 99.1

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

   I.  Combined Financial Statements of Equipment Supply Co., Inc. and
        Affiliates Report of Independent Certified Public Accountants..   F-5
       Combined Balance Sheets--December 31, 1997 and 1996 and June 30,
        1998 (unaudited)...............................................   F-6
       Combined Statements of Income for the Years Ended December 31,
        1997, 1996 and 1995 and for the Six Months Ended June 30, 1998
        and 1997 (unaudited)...........................................   F-7
       Combined Statements of Stockholders' Equity for the Years Ended
        December 31, 1995, 1996 and 1997 and for the Six Months Ended
        June 30, 1998 (unaudited)......................................   F-8
       Combined Statements of Cash Flows for the Years Ended December
        31, 1997, 1996 and 1995 and for the Six Months Ended June 30,
        1998 and 1997 (unaudited)......................................   F-9
       Notes to Combined Financial Statements..........................   F-10

  II.  Financial Statements of Power Rental Co., Inc.
       Report of Independent Auditors..................................   F-22
       Balance Sheets--July 31, 1997 and May 31, 1998 (unaudited)......   F-23
       Statements of Operations for the Year Ended July 31, 1997 and
        for the Ten Months Ended May 31, 1997 and 1998 (unaudited).....   F-24
       Statements of Stockholders' Equity for the Year Ended July 31,
        1997 and for the Ten Months Ended May 31, 1998 (unaudited).....   F-25
       Statements of Cash Flows for the Year Ended July 31, 1997 and
        for the Ten Months Ended May 31, 1997 and 1998 (unaudited).....   F-26
       Notes to Financial Statements...................................   F-27

 III.  Combined Financial Statements of Adco Equipment, Inc.
       Report of Independent Auditors..................................   F-33
       Combined Balance Sheets--December 31, 1997 and June 30, 1998
        (unaudited)....................................................   F-34
       Combined Statements of Operations For the Year Ended December
        31, 1997 and For the Six Months Ended June 30, 1997 and 1998
        (unaudited)....................................................   F-35
       Combined Statements of Stockholders' Equity For the Year Ended
        December 31, 1997 and For the Six Months Ended June 30, 1998
        (unaudited)....................................................   F-36
       Combined Statements of Cash Flows For the Year Ended December
        31, 1997 and For the Six Months Ended June 30, 1997 and 1998
        (unaudited)....................................................   F-37
       Notes to Combined Financial Statements..........................   F-38

  IV.  Consolidated Financial Statements of McClinch Inc. and Subsidi-
        aries
       Reports of Independent Accountants..............................   F-42
       Consolidated Balance Sheets--January 31, 1998 and August 31,
        1998...........................................................   F-44
       Consolidated Statements of Income and Retained Earnings for the
        Year Ended January 31, 1998 and For the Seven Months Ended
        August 31, 1998 and 1997 (unaudited)...........................   F-45
       Consolidated Statements of Cash Flows For the Year Ended January
        31, 1998 and For the Seven Months Ended August 31, 1998 and
        1997 (unaudited)...............................................   F-46
       Notes to Consolidated Financial Statements......................   F-47

   V.  Financial Statements of Industrial Lift, Inc.
       Report of Independent Auditors..................................   F-54
       Balance Sheets--December 31, 1996 and 1997 and as of May 12,
        1998 (unaudited)...............................................   F-55
       Statements of Income and Retained Earnings for the Years Ended
        December 31, 1996 and 1997 and for the Period Ended May 12,
        1997 and 1998 (unaudited)......................................   F-56
       Statements of Cash Flows for the Years Ended December 31, 1996
        and 1997 and for the Period Ended May 12, 1997 and 1998
        (unaudited)....................................................   F-57
       Notes to Financial Statements...................................   F-58

                                                                          PAGE
                                                                          -----
   VI. Combined Financial Statements of Able Equipment Rental, Inc.
       Report of Independent Auditors..................................   F-63
       Combined Balance Sheets--December 31, 1997 and February 28, 1998
        (unaudited)....................................................   F-64
       Combined Statements of Income for the Year Ended December 31,
        1997 and for the Two Months Ended February 28, 1997 and 1998
        (unaudited)....................................................   F-65
       Combined Statements of Stockholders' Equity and Partners'
        Capital for the Year Ended December 31, 1997 and for the Two
        Months Ended February 28, 1998 (unaudited).....................   F-66
       Combined Statements of Cash Flows for the Year Ended December
        31, 1997 and for the Two Months Ended February 28, 1997 and
        1998 (unaudited)...............................................   F-67
       Notes to Combined Financial Statements..........................   F-68

  VII. Combined Financial Statements of Grand Valley Equipment Co.,
        Inc. and Kubota of Grand Rapids, Inc.
       Independent Auditors' Report on Combined Financial Statements ..   F-73
       Combined Balance Sheets--December 31, 1997 and May 31, 1998
        (unaudited)....................................................   F-74
       Combined Statements of Income and Retained Earnings for the year ended December 31, 1997 and for the five months ended May 31,
        1997 and 1998 (unaudited)......................................   F-75
       Combined Statements of Cash Flows for the year ended December
        31, 1997 and for the five months ended May 31, 1997 and 1998
        (unaudited)....................................................   F-76
       Notes to Financial Statements...................................   F-77

 VIII. Financial Statements of McClinch Equipment Services, Inc.
       Reports of Independent Accountants..............................   F-81
       Balance Sheets--December 31, 1997 and August 31, 1998...........   F-83
       Statements of Income and Retained Earnings for the year ended
        December 31, 1997 and for the eight months ended August 31,
        1998 and 1997 (unaudited)......................................   F-84
       Statements of Cash Flows for the year ended December 31, 1997 and for the eight months ended August 31, 1998 and 1997
        (unaudited)....................................................   F-85
       Notes to Financial Statements...................................   F-86

   IX. Combined Financial Statements of Valley Rentals, Inc.
       Report of Independent Auditors..................................   F-91
       Combined Balance Sheets--December 31, 1997 and March 31, 1998
        (unaudited)....................................................   F-92
       Combined Statements of Income for the Year Ended December 31,
        1997 and for the Three Months Ended March 31, 1997 and 1998
        (unaudited)....................................................   F-93
       Combined Statements of Stockholders' Equity and Partners'
        Capital for the Year Ended December 31, 1997 and for the Three
        Months Ended March 31, 1998 (unaudited)........................   F-94
       Combined Statements of Cash Flows for the Year Ended December
        31, 1997 and for the Three Months Ended March 31, 1997 and 1998
        (unaudited)....................................................   F-95
       Notes to Combined Financial Statements..........................   F-96

    X. Financial Statements of Lift Systems, Inc.
       Independent Accountants' Report.................................   F-100
       Balance Sheets--December 31, 1997 and July 28, 1998
        (unaudited)....................................................   F-101
       Statement of Income for the year ended December 31, 1997 and for the 209 day periods ended July 28, 1998 and 1997
        (unaudited)....................................................   F-102
       Statement of Changes in Stockholder's Equity for the year ended
        December 31, 1997 and for the 209 day period ended July 28,
        1998 (unaudited)...............................................   F-103
       Statement of Cash Flows for the year ended December 31, 1997 and for the 209 day periods ended July 28, 1998 and 1997
        (unaudited)....................................................   F-104
       Notes to Financial Statements...................................   F-106

                                                                          PAGE
                                                                          -----
   XI.  Consolidated Financial Statements of Perco Group Ltd.
        Report of Independent Auditors.................................   F-111
        Consolidated Balance Sheet--December 31, 1997 and May 19, 1998
         (unaudited)...................................................   F-112
        Consolidated Statement of Earnings for the year ended December
         31, 1997 and for the 139 days ended May 19, 1997 and 1998
         (unaudited)...................................................   F-113
        Consolidated Statement of Retained Earnings for the year ended
         December 31, 1997 and for the 139 days ended May 19, 1998
         (unaudited)...................................................   F-114
        Consolidated Statement of Changes in Financial Position for the
         year ended December 31, 1997 and for the 139 days ended May
         19, 1997 and 1998 (unaudited).................................   F-115
        Notes to Consolidated Financial Statements.....................   F-116

  XII.  Financial Statements of Reitzel Rentals Ltd.
        Auditors' Report...............................................   F-124
        Balance Sheets--February 28, 1998 and May 31, 1998
         (unaudited)...................................................   F-125
        Statements of Operations for the year ended February 28, 1998 and for the three months ended May 31, 1997 and 1998
         (unaudited)...................................................   F-126
        Statements of Shareholders' Equity for the year ended February
         28, 1998 and for the three months ended May 31, 1998
         (unaudited)...................................................   F-127
        Statements of Cash Flows for the year ended February 28, 1998 and for the three months ended May 31, 1997 and 1998
         (unaudited)...................................................   F-128
        Notes to Financial Statements..................................   F-129

 XIII.  Combined Financial Statements of Channel Equipment Holding,
         Inc.
        Report of Independent Auditors.................................   F-135
        Combined Balance Sheet--December 31, 1997......................   F-136
        Combined Statement of Operations for the Year Ended December
         31, 1997......................................................   F-137
        Combined Statement of Stockholders' Equity (Deficit) for the
         Year Ended December 31, 1997..................................   F-138
        Combined Statements of Cash Flows for the Year Ended December
         31, 1997......................................................   F-139
        Notes to Combined Financial Statements.........................   F-140

  XIV.  Financial Statements of Paul E. Carlson, Inc. dba Carlson
         Equipment Company
        Independent Auditor's Report...................................   F-144
        Balance Sheets--February 28, 1998 and June 30, 1998
         (unaudited)...................................................   F-145
        Statements of Operations for the year ended February 28, 1998 and for the four months ended June 30, 1997 and 1998
         (unaudited)...................................................   F-147
        Statements of Stockholders' Equity for the year ended February
         28, 1998 and for the four months ended June 30, 1998
         (unaudited)...................................................   F-148
        Statements of Cash Flows for the year ended February 28, 1998 and for the four months ended June 30, 1997 and 1998
         (unaudited)...................................................   F-149
        Notes to Financial Statements..................................   F-150

   XV.  Financial Statements of West Main Rentals and Sales,
         Incorporated
        Independent Auditor's Report...................................   F-158
        Balance Sheet--December 31, 1997 and March 31, 1998
         (unaudited)...................................................   F-159
        Statement of Income for the Year Ended December 31, 1997 and
         for the Three Months Ended March 31, 1998 and 1997
         (unaudited)...................................................   F-160
        Statement of Stockholders' Equity for the Year Ended December
         31, 1996, 1997 and for the Three Months Ended March 31, 1998
         (unaudited)....................................................  F-161
        Statement of Cash Flows for the Year Ended December 31, 1997 and
         for the Three Months Ended March 31, 1998 and 1997
         (unaudited)....................................................  F-162
        Notes to Financial Statements...................................  F-163

  XVI.  Financial Statements of Pro Rentals, Inc.
        Report of Independent Auditors..................................  F-169
        Balance Sheet--December 31, 1997................................  F-170
        Statement of Income for the Year Ended December 31, 1997........  F-171
        Statement of Stockholders' Equity for the Year Ended December
         31, 1997.......................................................  F-172
        Statement of Cash Flows for the Year Ended December 31, 1997....  F-173
        Notes to Financial Statements...................................  F-174

                                                                           PAGE
                                                                           -----
  XVII. Financial Statements of ASC Equipment Company
        Report of Independent Auditors..................................   F-177
        Balance Sheet--December 31, 1997................................   F-178
        Statement of Income for the Year Ended December 31, 1997........   F-179
        Statement of Stockholders' Equity for the Year Ended December
         31, 1997.......................................................   F-180
        Statement of Cash Flows for the Year Ended December 31, 1997....   F-181
        Notes to Financial Statements...................................   F-182

 XVIII. Financial Statements of MERCER Equipment Company
        Independent Auditor's Report....................................   F-185
        Balance Sheets--December 31, 1996 and October 24, 1997..........   F-186
        Statements of Income and Retained Earnings for the Years Ended
         December 31, 1995 and 1996 and for the period from January 1,
         1997 to October 24, 1997.......................................   F-187
        Statements of Cash Flows for the Years Ended December 31, 1995
         and 1996 and for the period from January 1, 1997 to October 24,
         1997...........................................................   F-188
        Notes to Financial Statements...................................   F-189

   XIX. Consolidated Financial Statements of A&A Tool Rentals & Sales,
         Inc. and subsidiary
        Report of Independent Auditors..................................   F-194
        Consolidated Balance Sheets--October 31, 1996 and October 19,
         1997 and July 31, 1997 (unaudited).............................   F-195
        Consolidated Statements of Operations for the Years Ended
         October 31, 1995 and 1996 and for the period from November 1,
         1996 to October 19, 1997 and for the Nine Months Ended July 31,
         1996 and 1997 (unaudited)......................................   F-196
        Consolidated Statements of Stockholders' Equity for the Years
         Ended October 31, 1994, 1995 and 1996 and for the period from
         November 1, 1996 to October 19, 1997 ..........................   F-197
        Consolidated Statements of Cash Flows for the Years Ended
         October 31, 1995 and 1996 and for the period from November 1,
         1996 to October 19, 1997 and for the Nine Months Ended July 31,
         1996 and 1997 (unaudited)......................................   F-198
        Notes to Consolidated Financial Statements......................   F-199

    XX. Financial Statements of J&J Rental Services, Inc.
        Report of Independent Auditors................................     F-206
        Balance Sheets--December 31, 1996 and October 22, 1997 .......     F-207
        Statements of Income for the Years Ended December 31, 1995 and
         1996, for the Six Months Ended June 30, 1997 and for the
         period from July 1, 1997 to October 22, 1997.................     F-208
        Statements of Stockholders' Equity and Partners' Capital for
         the Years Ended December 31, 1995 and 1996 and for the Six
         Months Ended June 30, 1997 and for the period from July 1,
         1997 to October 22, 1997.....................................     F-209
        Statements of Cash Flows for the Years Ended December 31, 1995
         and 1996, for the Six Months Ended June 30, 1997 and for the
         period from July 1, 1997 to October 22, 1997.................     F-210
        Notes to Financial Statements.................................     F-211

   XXI. Combined Financial Statements of Coran Enterprises, Inc. dba
         A-1 Rents and Monterey Bay Equipment Rental, Inc.
        Report of Independent Certified Public Accountants............     F-218
        Combined Statements of Earnings for the Years Ended December
         31, 1995 and 1996 and for the period from January 1, 1997 to
         October 24, 1997 ............................................     F-219
        Combined Statements of Stockholders' Equity for the Years
         Ended December 31, 1995 and 1996 and for the period from
         January 1, 1997 to October 24, 1997 .........................     F-220
        Combined Statements of Cash Flows for the Years Ended December
         31, 1995 and 1996 and for the period from January 1, 1997 to
         October 24, 1997 ............................................     F-221
        Notes to Combined Financial Statements........................     F-222

  XXII. Financial Statements of Bronco Hi-Lift, Inc.
        Report of Independent Auditors................................     F-224
        Balance Sheets--December 31, 1996 and October 24, 1997 .......     F-225
        Statements of Income for the Years Ended December 31, 1995 and
         1996 and for the period from January 1, 1997 to October 24,
         1997.........................................................     F-226
        Statements of Stockholders' Equity for the Years Ended
         December 31, 1995 and 1996 and for the period from January 1,
         1997 to October 24, 1997.....................................     F-227
        Statements of Cash Flows for the Years Ended December 31, 1995
         and 1996 and for the period from January 1, 1997 to October
         24, 1997.....................................................     F-228
        Notes to Financial Statements.................................     F-229

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey

  We have audited the accompanying combined balance sheets of Equipment Supply Co., Inc. and Affiliates (see Note 1) as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

Philadelphia, Pennsylvania
June 19, 1998,
 except for Notes 9 and 15 which
 are as of July 10, 1998

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                               DECEMBER 31,
                                         -------------------------   JUNE 30,
                                             1997         1996         1998
                                         ------------ ------------ ------------
                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents............... $  1,038,086 $  4,015,527 $  1,784,124
Marketable securities...................          --     1,103,354          --
Accounts receivable, net of allowance
 for
 possible losses of $2,241,339,
 $1,202,790
 and $2,241,339.........................   16,087,730   14,592,845   16,528,382
Inventories.............................    3,234,402    3,249,010    4,507,505
Prepaid expenses and other assets.......    2,365,177      389,234    1,837,531
Due from stockholder....................    4,310,190    1,637,628    5,184,698
Rental equipment, net...................  122,154,888  127,343,198  111,617,692
Property and equipment, net.............    6,548,778    5,401,275    5,267,210
Goodwill and other intangible assets,
 net....................................    3,887,945    4,436,997    3,639,033
                                         ------------ ------------ ------------
    Total assets........................ $159,627,196 $162,169,068 $150,366,175
                                         ============ ============ ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Debt.................................. $ 94,870,512 $107,460,779 $ 87,577,703
  Capital lease obligations.............    8,841,236   11,923,889    7,241,127
  Accounts payable......................    4,909,578    4,116,967    3,648,493
  Income taxes payable..................    1,209,251    1,393,548    1,442,884
  Deferred income taxes.................    3,884,669    3,996,763      939,847
  Deferred leasing costs................    4,379,594          --     5,626,989
  Deferred rental income................    2,404,500    2,016,607    2,653,308
  Other liabilities.....................    1,599,427    2,335,963    3,215,431
                                         ------------ ------------ ------------
    Total liabilities...................  122,098,767  133,244,516  112,345,782
                                         ------------ ------------ ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock, no par value
   Authorized 2,500 shares;
   Issued and outstanding 581 shares....        1,500        1,500        1,500
  Additional paid-in capital............      363,808      326,294      363,808
  Retained earnings.....................   37,163,121   28,596,758   37,655,085
                                         ------------ ------------ ------------
    Total stockholders' equity..........   37,528,429   28,924,552   38,020,393
                                         ------------ ------------ ------------
    Total liabilities and stockholders'
     equity............................. $159,627,196 $162,169,068 $150,366,175
                                         ============ ============ ============

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                                                                    SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 JUNE 30,
                          -------------------------------------  ------------------------
                             1997         1996         1995         1998         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
REVENUES
  Equipment rentals.....  $78,141,502  $65,226,201  $40,905,725  $34,381,555  $38,110,803
  Sales of rental
   equipment............    8,102,210   11,935,375    7,968,205    3,280,299    3,150,044
  Sales of new
   equipment,
   merchandise and other
   revenues.............    8,314,451   10,129,016    5,246,285    5,678,060    4,111,176
                          -----------  -----------  -----------  -----------  -----------
    TOTAL REVENUES......   94,558,163   87,290,592   54,120,215   43,339,914   45,372,023
                          -----------  -----------  -----------  -----------  -----------
COST OF REVENUES
  Cost of equipment
   rentals, excluding
   depreciation.........   23,509,529   19,225,581   14,222,651   12,528,730    7,675,660
  Depreciation of rental
   equipment............   20,397,030   15,383,114    7,844,434   10,368,052   10,774,115
  Cost of rental
   equipment sold.......    5,049,876    9,834,128    3,291,409    2,131,867    1,975,139
  Cost of new equipment
   and merchandise......    6,312,172    6,263,969    2,250,037    5,135,293    3,721,652
                          -----------  -----------  -----------  -----------  -----------
    TOTAL COST OF
     REVENUES...........   55,268,607   50,706,792   27,608,531   30,163,942   24,146,566
                          -----------  -----------  -----------  -----------  -----------
GROSS PROFIT............   39,289,556   36,583,800   26,511,684   13,175,972   21,225,457
                          -----------  -----------  -----------  -----------  -----------
OPERATING EXPENSES
  General and
   administrative
   expenses.............   17,874,879   15,195,802   10,852,925    9,672,514    9,455,819
  Nonrental depreciation
   and amortization.....      878,342      627,534      237,427      358,520      421,916
                          -----------  -----------  -----------  -----------  -----------
    TOTAL OPERATING
     EXPENSES...........   18,753,221   15,823,336   11,090,352   10,031,034    9,877,735
                          -----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS..   20,536,335   20,760,464   15,421,332    3,144,938   11,347,722
INTEREST EXPENSE........  (11,185,934)  (7,508,226)  (3,691,638)  (4,220,244)  (6,434,136)
OTHER INCOME (EXPENSE)..    2,858,438      854,658      (28,356)     198,381      793,290
                          -----------  -----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES..................   12,208,839   14,106,896   11,701,338     (876,925)   5,706,876
PROVISION FOR INCOME TAX
 EXPENSE (BENEFIT)......    1,242,142    2,073,617    1,517,539   (2,637,684)     575,365
                          -----------  -----------  -----------  -----------  -----------
NET INCOME..............  $10,966,697  $12,033,279  $10,183,799  $ 1,760,759  $ 5,131,511
                          ===========  ===========  ===========  ===========  ===========

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON STOCK  ADDITIONAL
                             -------------  PAID-IN    RETAINED
                             SHARES AMOUNT  CAPITAL    EARNINGS       TOTAL
                             ------ ------ ---------- -----------  -----------
BALANCE, January 1, 1995...   581   $1,500  $    --   $14,408,232  $14,409,732
Net income.................   --       --        --    10,183,799   10,183,799
Stockholders'
 distributions.............   --       --        --    (3,861,677)  (3,861,677)
Capital contributions......   --       --    170,406          --       170,406
                              ---   ------  --------  -----------  -----------
BALANCE, December 31,
 1995......................   581    1,500   170,406   20,730,354   20,902,260
Net income.................   --       --        --    12,033,279   12,033,279
Stockholders'
 distributions.............   --       --        --    (4,166,875)  (4,166,875)
Capital contributions......   --       --    155,888          --       155,888
                              ---   ------  --------  -----------  -----------
BALANCE, December 31,
 1996......................   581    1,500   326,294   28,596,758   28,924,552
Net income.................   --       --        --    10,966,697   10,966,697
Stockholders'
 distributions.............   --       --        --    (2,937,557)  (2,937,557)
Capital contributions......   --       --     37,514          --        37,514
Adjustment related to
 affiliate with
 different fiscal year.....   --       --        --       537,223      537,223
                              ---   ------  --------  -----------  -----------
BALANCE, December 31,
 1997......................   581    1,500   363,808   37,163,121   37,528,429
Net income (unaudited).....   --       --        --     1,760,759    1,760,759
Stockholders' distributions
 (unaudited)...............   --       --        --    (1,268,795)  (1,268,795)
                              ---   ------  --------  -----------  -----------
BALANCE, June 30, 1998
 (unaudited)...............   581   $1,500  $363,808  $37,655,085  $38,020,393
                              ===   ======  ========  ===========  ===========



            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                   JUNE 30,
                          ----------------------------------------  ------------------------
                              1997          1996          1995         1998         1997
                          ------------  ------------  ------------  -----------  -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income.............  $ 10,966,697  $ 12,033,279  $ 10,183,799  $ 1,760,759  $ 5,131,511
 Adjustments to
  reconcile net income
  to net cash flows
  provided by operating
  activities
   Depreciation and
    amortization........    21,275,372    16,010,648     8,081,861   10,775,137   11,196,031
   Provision for bad
    debts...............     1,038,549       374,056       828,734          --           --
   Loss (Gain) on sale
    of equipment........    (3,052,334)   (2,101,247)   (4,555,863)  (1,148,432)  (1,174,905)
   Gain on sale of
    marketable
    securities..........      (390,410)     (126,747)      (37,345)         --      (413,631)
   Deferred income
    taxes...............      (112,094)      743,691       961,861   (2,944,822)    (127,771)
   Adjustment related to
    affiliate with
    different fiscal
    year................       537,223           --            --           --       537,223
 Changes in operating
  assets and
  liabilities:
   (Increase) decrease
    in accounts
    receivable..........    (2,533,434)   (4,603,457)   (4,789,132)    (440,653)  (1,275,848)
   (Increase) decrease
    in inventories......        14,608      (945,385)     (824,220)  (1,273,103)    (384,360)
   (Increase) decrease
    in prepaid expenses
    and other assets....    (1,975,943)      122,694       587,072      527,646     (233,087)
   Increase (decrease)
    in accounts
    payable.............       792,611     1,436,552     1,560,529   (1,261,085)   3,933,297
   Increase (decrease)
    in income taxes
    payable.............      (184,297)    1,076,242       689,302      233,633     (474,120)
   Increase in deferred
    leasing costs.......     4,379,594           --            --     1,247,395          --
   Increase (decrease)
    in deferred rental
    income..............       387,893       627,699       499,251      248,808      175,016
   Increase (decrease)
    in other
    liabilities.........      (736,536)      914,657     1,015,997    1,616,004     (527,352)
                          ------------  ------------  ------------  -----------  -----------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES...    30,407,499    25,562,682    14,201,846    9,341,287   16,362,004
                          ------------  ------------  ------------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchases of
  equipment.............   (21,445,901)  (73,822,654)  (32,957,168)    (664,200) (12,537,761)
 Acquisitions of
  affiliated
  companies.............           --    (11,807,987)   (7,829,319)         --           --
 Proceeds from sale of
  equipment.............     8,102,210    11,935,375     7,741,552    3,280,299    3,150,044
 Sales (purchases) of
  marketable
  securities............     1,493,764      (414,665)      397,153          --      (347,750)
                          ------------  ------------  ------------  -----------  -----------
NET CASH (USED IN)
 PROVIDED BY INVESTING
 ACTIVITIES.............   (11,849,927)  (74,109,931)  (32,647,782)   2,616,099   (9,735,467)
                          ------------  ------------  ------------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from debt.....  $ 12,869,925  $ 79,950,621  $ 28,777,004  $ 2,634,890  $11,729,779
 Repayment of capital
  lease obligations.....    (3,341,413)   (4,419,085)   (2,177,919)  (1,774,650)  (2,004,361)
 Repayment of debt......   (25,460,192)  (18,525,872)   (4,207,118)  (9,927,699) (14,536,422)
 Payment of loan
  acquisition fees......       (28,728)     (299,978)      (88,493)        (586)     (26,183)
 (Increase) decrease in
  due to/from
  stockholders..........    (2,672,562)   (1,673,052)       35,425     (874,508)  (2,555,699)
 Capital
  contributions.........        37,514       155,887       170,406          --           --
 Stockholders'
  distributions.........    (2,937,557)   (4,166,875)   (3,861,677)  (1,268,795)  (1,809,911)
                          ------------  ------------  ------------  -----------  -----------
NET CASH PROVIDED BY
 (USED IN) FINANCING
 ACTIVITIES.............   (21,535,013)   51,021,646    18,647,627  (11,211,348)  (9,202,797)
                          ------------  ------------  ------------  -----------  -----------
NET (DECREASE) INCREASE
 IN CASH AND CASH
 EQUIVALENTS............    (2,977,441)    2,474,397       201,691      746,038   (2,576,260)
CASH AND CASH
 EQUIVALENTS, beginning
 of year................  $  4,015,527  $  1,541,130  $  1,339,439  $ 1,038,086  $ 4,015,527
                          ------------  ------------  ------------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 year...................  $  1,038,086  $  4,015,527  $  1,541,130  $ 1,784,124  $ 1,439,267
                          ============  ============  ============  ===========  ===========
SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCIAL ACTIVITIES
 Acquisition of
  equipment in exchange
  for capital lease
  obligations...........  $    260,760  $  7,121,669  $  6,997,926  $   174,541  $   228,467
 Goodwill related to
  acquisitions..........  $        --   $        --   $  1,897,761  $       --   $       --
 Assets acquired from
  purchase of
  companies.............  $        --   $ 13,165,000  $  9,524,479  $       --   $       --
 Liabilities assumed
  from purchase of
  companies.............  $        --   $  3,357,013  $  3,151,101  $       --   $       --
                          ============  ============  ============  ===========  ===========
OTHER SUPPLEMENTAL
 DISCLOSURES
 Taxes paid.............  $  2,226,828  $    315,814  $    276,960  $    73,505  $ 1,280,867
 Interest paid..........  $ 11,116,164  $  7,250,310  $  3,568,958  $ 4,401,870  $ 6,572,411
                          ============  ============  ============  ===========  ===========

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  The combined financial statements include the accounts of Equipment Supply Co., Inc. ("Equipment Supply") and its affiliated companies: High Reach Co., Inc. ("High Reach") and Rylan, Inc. ("Rylan") (collectively the "Company") which have common ownership and activities. For financial reporting purposes, Equipment Supply has been treated as the parent company and the purchaser of both High Reach and Rylan during 1995. The 1995 acquisitions of the stock of these companies were made by the stockholders of Equipment Supply.

  The Company rents, sells and services aerial platform equipment throughout the mid-Atlantic region of the United States. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

   All significant intercompany balances and transactions have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Statements

  The combined balance sheet as of June 30, 1998 and the combined statements of income, stockholders' equity and cash flows for the six months ended June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for the interim periods are not necessarily indicative of results for the full year.

CASH EQUIVALENTS

  The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

  Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" requires investments in debt and equity securities to be classified into one of three categories based on the Company's intent. The Company has classified its investments in marketable securities as available for sale which requires the Company to record these investments at fair market value and record the unrealized gain or loss on the original investment as a separate component of stockholders' equity. Such unrealized gains or losses were not material in any period presented.

INVENTORIES

  Inventories consisting of equipment and parts are stated at the lower of average weighted cost or market.

DEPRECIATION AND AMORTIZATION

  All equipment and property is stated at cost. Depreciation of rental equipment is computed, using an estimated 5% residual value, by the straight-line method at rates adequate to allocate the cost of rental equipment over their estimated useful lives, ranging from five to ten years.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Depreciation of property and equipment and amortization of leasehold improvements are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their estimated useful lives.

  Ordinary maintenance and repair costs are charged to operations as incurred.

DEFERRED FINANCING COSTS

  Deferred financing costs, which are incurred by the Company in connection with debt, are charged to operations over the life of the underlying indebtedness and are included in goodwill and other intangible assets. The net book value of deferred financing costs at December 31, 1997 and 1996 and June 30, 1998 is $369,421, $340,693 and $321,445, respectively.

INCOME TAXES

  The Company adopted in 1995 the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS No. 109 requires a company to recognize deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  For all periods presented, Equipment Supply has elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and certain state reporting purposes. In lieu of federal and certain state corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Provision has been made for state income taxes for those states not recognizing S Corporation status.

  During 1998, Rylan elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Consequently, all applicable federal and state deferred income taxes have been reversed during the six months ended June 30, 1998. As a result, the effect on the 1998 combined statement of income was to increase net income by approximately $2.9 million.

  During 1997, High Reach elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Provision has been made for state income taxes for those states not recognizing S Corporation status. A provision for federal and state income taxes has been recorded for all periods through September 30, 1997. As of October 1, 1997, all applicable federal and state deferred income taxes approximating $81,000 have been reversed in accordance with SFAS 109 and have been recorded in the statement of income.

ACQUISITIONS

 High Reach

  On April 1, 1995, the stockholders of Equipment Supply purchased all of the capital stock of High Reach for an aggregate purchase price of approximately $3.1 million, of which approximately $2.5 million was paid in cash with the balance in the form of a note maturing no later than March 31, 1997, bearing interest at 7% per annum.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The High Reach acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $737,000 and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired. The goodwill is being amortized over fifteen years on a straight-line basis.

  The results of operations of High Reach have been included in the Company's combined financials since the effective date of the acquisition. The stockholders borrowed approximately $2.5 million from the Company and such amounts have been recorded as part of the purchase price. Additionally, other amounts paid by the stockholders in connection with the acquisition have been treated as additional capital contributions and as part of the purchase price.

  During 1995 and 1996, High Reach was combined using its fiscal year end of September 30. In 1997, the Company reported the results of operations for High Reach on a calendar year basis. Net income for High Reach's three month period ended December 31, 1996 has been reflected as an adjustment to stockholders' equity. No unusual trends or transactions were noted in this three month period.

 Rylan

  On April 27, 1995, the stockholders of Equipment Supply purchased all of the capital stock of Rylan for an aggregate cash purchase price of $4.8 million.

  The Rylan acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $1.2 million and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired.

  The results of operations of Rylan have been included in the Company's combined financial statement since the effective date of the acquisition. Total goodwill arising from the acquisition, in the amount of approximately $1.9 million, is being amortized over fifteen years on a straight-line basis.

  The stockholders financed the Rylan acquisition in the amount of $4.8 million by obtaining a term loan from a financial institution. Such debt has been recorded on the Company's financial statements, as the Company has been making the required principal and interest payments on behalf of the stockholders and have guaranteed this debt (see Note 9).

 Freestate

  Effective May 1, 1996, Rylan acquired substantially all of the assets and assumed certain liabilities of Freestate Industries, Inc. for approximately $11.8 million in cash. Such amount included payments specified for covenants not to compete for three key employees. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. Total goodwill and other intangible assets, amounting to approximately $2,000,000, are being amortized over a period ranging from five to fifteen years on a straight-line basis. The results of operations of Freestate have been included in the Company's combined financial statements since the effective date of the acquisition.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The Company borrowed approximately $10.8 million to finance a portion of the purchase price (see Note 9).

REVENUE RECOGNITION

  The Company rents equipment to its customers under agreements not exceeding one month, consequently the rental agreements are classified as operating leases.

  Revenues from rental leases are recognized over the term of the respective agreements. Revenues from product sales are recognized when the product is shipped. Revenue from equipment repairs is recognized at the time of service. Revenues from maintenance contracts are recognized over the term of the respective contracts as service is provided.

  Amounts billed in advance are recorded as prebilled rentals which is classified as deferred rental income on the combined balance sheet.

DEFERRED LEASING COSTS

  The Company receives volume rebates for leasing and purchasing certain equipment. The rebates related to operating leases are recognized as a reduction in lease expense over the terms of the respective leases, generally five years. Rebates related to purchased equipment are treated as a reduction in the cost of equipment. The Company amortizes the costs of its leases on a straight-line basis over the respective lease terms.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

  The Company follows the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of December 31, 1997, the Company has determined that no impairment has occurred.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued two new disclosure standards which are effective for financial statements for periods beginning after December 15, 1997.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  SFAS No. 131, "Disclosure about Segments of a Business Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

  The Company believes that its operations compose a single segment and there are no components of comprehensive income.

3. FINANCIAL INVESTMENTS AND CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of excess cash and trade receivables. The Company places its temporary excess cash investments in high quality short-term money market instruments and the carrying value approximates market value. A significant portion of the Company's rental sales and equipment sales are to customers in the construction industry and, as such, the Company is directly affected by the well-being of that industry. However, the credit risk associated with trade receivables is minimal due to the Company's large customer base, geographical dispersion and ongoing control procedures which monitor the credit worthiness of its customers.

4. DUE FROM STOCKHOLDERS

  From time to time, the Company makes advances to its stockholders. Generally, there are no formal repayment terms and the amounts are noninterest-bearing.

5. RENTAL EQUIPMENT

  Rental equipment consists of the following:

                                               DECEMBER 31,
                                         -------------------------   JUNE 30,
                                             1997         1996         1998
                                         ------------ ------------ ------------
     Rental equipment................... $168,047,372 $156,891,144 $163,566,080
     Less accumulated depreciation......   45,892,484   29,547,946   51,948,388
                                         ------------ ------------ ------------
                                         $122,154,888 $127,343,198 $111,617,692
                                         ============ ============ ============

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)
  Depreciation expense amounted to $18,948,184, $14,385,916, $7,332,808,
$9,686,871 and $10,130,648 for the years ended December 31, 1997, 1996 and
1995 and the six months ended June 30, 1998 and 1997, respectively.

6. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                     DECEMBER 31,
                                ----------------------  JUNE 30,
                                   1997        1996       1998        LIVES
                                ----------- ---------- ----------- -----------
Shop equipment................. $   834,355 $  760,669 $   525,492   5-7 years
Transportation equipment.......   9,134,757  6,887,232   8,008,297     5 years
Furniture and fixtures.........   1,288,479    962,474   1,071,448    5-7 year
Building and lease hold im-
 provements....................     635,895    590,132     701,146 15-39 years
                                ----------- ---------- -----------
  Total........................  11,893,486  9,200,507  10,306,383
Less accumulated depreciation
 and amortization..............   5,344,708  3,799,232   5,039,173
                                ----------- ---------- -----------
                                $ 6,548,778 $5,401,275 $ 5,267,210
                                =========== ========== ===========

  Depreciation and amortization amounted to $1,749,408, $1,180,285, $625,324, $838,767 and $774,830 for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997, respectively.

7. CAPITAL LEASE OBLIGATIONS

  Capitalized leased assets include machinery and transportation equipment. Interest on the respective capital lease obligations range from 7.3% to 11.4% at December 31, 1997 and 1996 and June 30, 1998.

  Capital lease obligations, all of which are collateralized by the leased equipment, consist of the following:

                                                   DECEMBER 31,
                                              ----------------------  JUNE 30,
                                                 1997       1996        1998
                                              ---------- ----------- ----------
Various equipment capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $512 to $52,463 ending April
 1999 to June 2001..........................  $6,451,715  $8,807,391 $5,290,680
Various vehicle capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $590 to $10,751 ending August
 1998 to April 2002.........................   2,204,559   2,826,490  1,825,700
Various vehicle capital lease obligations
 lease terms of 48 months with monthly lease
 payments of $578 to $4,049 ending January
 1999 to June 2000..........................     184,962     290,008    124,747
                                              ---------- ----------- ----------
                                              $8,841,236 $11,923,889 $7,241,127
                                              ========== =========== ==========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997 is as follows:

         YEAR
        ENDING
       DECEMBER
         31,                                                           AMOUNT
       --------                                                      -----------
       1998........................................................  $ 3,628,913
       1999........................................................    3,416,347
       2000........................................................    2,478,665
       2001........................................................      845,860
       2002........................................................        9,965
                                                                     -----------
      Total minimum lease payments.................................   10,379,750
      Less amount representing interest............................    1,538,514
                                                                     -----------
      Capital lease obligations....................................  $ 8,841,236
                                                                     ===========

  The net book value of equipment under capital leases at December 31, 1997 and 1996 and June 30, 1998 amounted to $11,165,421, $13,800,349 and
$9,990,153, respectively.

8. NOTES PAYABLE, BANK

  At December 31, 1997 and June 30, 1998, the Company had a line of credit with a bank for $2,500,000. Borrowings under the lines bear interest at a rate of 1/2% above the bank's prime rate (9%, at December 31, 1997 and June 30, 1998) and are secured by certain Company assets. At December 31, 1997 and June 30, 1998, $-0- and $1,993,000, respectively, was outstanding under this line.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

9. DEBT

  Debt consists of the following:

                                                 DECEMBER 31,
                                           ------------------------  JUNE 30,
                                              1997         1996        1998
                                           ----------- ------------ -----------
Notes payable to banks and finance compa-
nies with fixed interest rates ranging
from prime plus .5% to prime plus 2% (9%
and 10.5% at December 31, 1997) due in
monthly installments ranging from $546 to
$211,242 ending in September 1999 to De-
cember 2001 including interest. Collater-
alized either by a specific security in-
terest in equipment, a general lien on
equipment or by all assets owned or here-
after acquired by the Company............  $51,164,326 $ 64,098,599 $46,140,944
Term note payable to a finance company
with interest of 9.93% due in monthly in-
stallments of $221,314, including inter-
est, through April 2002. Collateralized
by a specific security interest in equip-
ment and guaranteed by the President of
the Company. (During 1998, the balance of
the loan was converted to and is included
in the note payable to a finance company
noted below.)............................    9,310,102          --          --
Note payable, bank, in connection with
Rylan acquisition, due in monthly in-
stallments of $99,519, including interest
at 9.25%: collateralized by certain as-
sets of Rylan and guaranteed by the
stockholders and the Company; final pay-
ment due July 2000.......................      391,362    2,041,928         --
Note payable, sellers in connection with
the High Reach acquisition, due in
monthly installments of $10,213 plus in-
terest at 7% with final payment of
$377,844 made during March 1997..........          --       408,523         --
Note payable, bank (see Note 8)..........          --           --    1,993,000
Note payable to a finance company with an
interest rate of LIBOR plus 3.25% (9.41%
at December 31, 1997) due in varying
monthly installments. Collateralized by a
specific security interest in equipment
and guaranteed by the President of the
Company..................................   34,004,722   40,911,729  39,443,759
                                           ----------- ------------ -----------
                                           $94,870,512 $107,460,779 $87,577,703
                                           =========== ============ ===========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  At December 31, 1997, the aggregate maturities of debt are as follows:

     YEARS ENDING
     DECEMBER 31,                                                      AMOUNT
     ------------                                                   ------------
     1998.......................................................... $ 26,007,808
     1999..........................................................   25,586,393
     2000..........................................................   23,492,367
     2001..........................................................   18,116,590
     2002..........................................................    1,208,650
     Thereafter....................................................      458,704
                                                                    ------------
                                                                    $ 94,870,512
                                                                    ============

  Certain agreements require the Company to maintain specified minimum net worth and working capital and certain financial ratios. At December 31, 1997, the Company was in violation of certain covenants, including obtaining a specified level of minimum tangible net worth and a debt service coverage ratio.

  From the proceeds of the sale, more fully described in Note 15, the Company repaid substantially all of its debt.

10. INCOME TAXES

  Deferred income taxes reflect the net tax effect of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Deferred income taxes relate primarily to depreciation and amortization, differences in the accounting treatment of capital leases and bases of certain assets of acquired businesses.

   The components of income tax expense are summarized as follows:

                             YEAR ENDED DECEMBER 31,             JUNE 30,
                         --------------------------------- ---------------------
                            1997        1996       1995       1998        1997
                         ----------  ---------- ---------- -----------  --------
CURRENT INCOME TAXES
  Federal............... $  482,568  $  928,915 $  277,900 $       --   $232,612
  State.................    871,648     401,011    277,778     307,138   470,532
                         ----------  ---------- ---------- -----------  --------
    TOTAL CURRENT INCOME
     TAX EXPENSE........  1,354,216   1,329,926    555,678     307,138   703,144
                         ----------  ---------- ---------- -----------  --------
DEFERRED INCOME TAXES
 (BENEFIT)
  Federal...............    393,018     133,507    452,061         --    311,611
  State.................   (424,092)    610,184    509,800     (20,000) (439,382)
  Reversal of deferred
   income taxes relating
   to sub S elections...    (81,000)        --        --    (2,924,822)      --
                         ----------  ---------- ---------- -----------  --------
    TOTAL DEFERRED
     INCOME TAX EXPENSE
     (BENEFIT)..........   (112,074)    743,691    961,861  (2,944,822) (127,771)
                         ----------  ---------- ---------- -----------  --------
    TOTAL INCOME TAX
     EXPENSE (BENEFIT).. $1,242,142  $2,073,617 $1,517,539 $(2,637,684) $575,373
                         ==========  ========== ========== ===========  ========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Differences which give rise to a significant portion of deferred income taxes are as follows:

                                                DECEMBER 31,        JUNE 30,
                                           ----------------------- -----------
                                              1997        1996        1998
                                           ----------- ----------- -----------
     DEFERRED INCOME TAX (ASSETS)
      LIABILITIES
       Depreciation and amortization...... $ 2,256,399 $ 2,393,302 $ 1,072,381
       Reserves and allowances............   (269,491)   (294,300)   (132,534)
       Difference in basis of certain
        acquired assets...................   1,897,761   1,897,761         --
                                           ----------- ----------- -----------
                                           $ 3,884,669 $ 3,996,763 $   939,847
                                           =========== =========== ===========

  The differences between the income tax provision and the tax that would have resulted from applying federal statutory rates on income before taxes is primarily due to Equipment Supply being taxed as an S Corporation and High Reach being taxed as an S Corporation for the three months ended December 31, 1997.

  The effect of Rylan's conversion to an S Corporation in 1998 was for the Company to recognize a deferred income tax benefit of approximately $2.9 million.

11. RETIREMENT PLANS

  The Company participates in several defined contribution plans covering substantially all nonunion employees. The Plans allow matching contributions based on a percentage of the employees' contributions. The Company contributions for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $139,572, $96,931, $30,821,
$91,351 and $70,393, respectively.

  Additionally, the Company participates in a multi-employer plan that provides defined contributions to the Company's union employees. For collectively bargained, multi-employer pension plans, contributions are made in accordance with negotiated labor contracts and generally are based on the number of hours worked. With the passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, these liabilities are contingent upon the termination, withdrawal or partial withdrawal from the plans. Company contributions for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $96,737, $75,930, $62,372, $57,991 and $43,609, respectively.

  On January 1, 1998, the Company terminated its defined contribution plans for Equipment Supply, High Reach and Rylan and established a combined defined contribution plan covering substantially all nonunion employees. The plan allows employees to make voluntary contributions processed through payroll deductions.

12. COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

  The Company leases various facilities under lease agreements, including those with related parties. Some of these leases require the Company to pay property taxes and other related costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Future minimum lease payments, by year, and in the aggregate for noncancelable operating leases, including those with related parties, with initial or remaining terms of one year or more are as follows at December 31, 1997:

                                   FACILITIES LEASES
     YEAR ENDED                  (SUBSTANTIALLY WITH   EQUIPMENT TOTAL OPERATING
     DECEMBER 31,                   RELATED PARTIES)      LEASES          LEASES
     ------------                ------------------- ----------- ---------------
     1998.......................     $ 2,120,949     $11,035,372   $13,156,321
     1999.......................       1,938,559      10,001,175    11,939,734
     2000.......................       1,921,804       7,768,161     9,689,965
     2001.......................       1,917,196       6,567,617     8,484,813
     2002.......................       1,912,170       4,870,393     6,782,563
     Thereafter.................         876,000             --        876,000
                                     -----------     -----------   -----------
                                     $10,686,678     $40,242,718   $50,929,396
                                     -----------     -----------   -----------


  Rent expense under noncancelable operating leases for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $10,210,657, $6,674,413, $1,179,277, $7,886,107 and
$2,405,348, respectively.

  The following related party transactions including rent expense is summarized as follows:

                                            YEAR ENDED         SIX MONTHS ENDED
                                           DECEMBER 31,            JUNE 30,
                                     ------------------------- -----------------
                                       1997     1996    1995     1998     1997
                                     -------- -------- ------- -------- --------
     Rent expense................... $963,600 $756,000 $18,168 $748,200 $515,500
     Other expense..................   79,190  109,173  58,689   80,100   59,300

  The Company has guaranteed a personal loan of the stockholders, which is included as a liability in the financial statements. The loan proceeds were used to purchase Rylan (see Note 9).

  From time to time, the Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

13. FINANCIAL INSTRUMENTS

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of debt approximates cost as interest rates approximate market.

14. SUPPLIER CONCENTRATION

  During 1997, two suppliers accounted for approximately 73% of total purchases and leased equipment costs. During 1996, three suppliers (of which two were the same in 1997) accounted for approximately 84% of total purchases and lease costs. During 1995, three suppliers (of which two were the same in 1996 and 1997) accounted for approximately 68% of total purchases and lease costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)


  During 1997, volume activities with one vendor generated approximately $2 million in marketing rebates. Such amount has been recorded as other income.

15. SUBSEQUENT EVENT

 Sale of Business Operations

  Subsequent to December 31, 1997, the Company sold its principal business operations, a substantial portion of its net assets and certain stock for approximately $225 million.

  Additionally, the Company anticipates paying approximately $1.5 million in bonuses to certain of its employees.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Power Rental Co., Inc.

  We have audited the balance sheet of Power Rental Co., Inc. as of July 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Rental Co., Inc. at July 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
June 24, 1998

                             POWER RENTAL CO., INC.

                                 BALANCE SHEETS

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
ASSETS
Cash................................................... $    53,462 $       --
Accounts receivable, net of allowance for doubtful
 accounts of
 $200,000 and $170,000 at 1997 and 1998, respectively..   4,193,529   4,136,551
Due from related parties...............................     612,717   1,173,050
Inventory..............................................      51,476      63,576
Rental equipment, net..................................  35,575,067  38,139,754
Property and equipment, net............................   7,301,836   8,269,235
Prepaid expenses and other assets......................   1,413,651   1,762,667
Intangible assets, net.................................     378,269     335,289
                                                        ----------- -----------
    Total assets....................................... $49,580,007 $53,880,122
                                                        =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other liabili-
   ties................................................ $ 4,831,620 $ 4,674,375
  Debt.................................................  30,841,647  38,067,418
  Deferred rent........................................      72,200      84,800
  Deferred income taxes................................   2,921,231   1,983,119
                                                        ----------- -----------
    Total liabilities..................................  38,666,698  44,809,712

Commitments and contingencies

Stockholders' equity:
  Common stock--Class A voting, $1.00 par value, 10,000
   shares authorized, 10 issued and outstanding........          10          10
  Common stock--Class B non-voting, $1.00 par value,
   90,000 shares authorized, 20,000 issued and
   outstanding.........................................      20,000      20,000
  Additional paid in capital...........................     522,550     522,550
  Retained earnings....................................  10,370,749   8,527,850
                                                        ----------- -----------
    Total stockholders' equity.........................  10,913,309   9,070,410
                                                        ----------- -----------
    Total liabilities and stockholders' equity......... $49,580,007 $53,880,122
                                                        =========== ===========

                            See accompanying notes.

                             POWER RENTAL CO., INC.

                            STATEMENTS OF OPERATIONS

                                                          TEN MONTHS ENDED
                                          YEAR ENDED           MAY 31,
                                           JULY 31,    ------------------------
                                             1997         1997         1998
                                          -----------  -----------  -----------
                                                             (UNAUDITED)
Revenues:
  Equipment rentals.....................  $34,943,308  $28,469,107  $27,578,967
  Sales of rental equipment.............    4,484,056    3,428,774    4,020,158
  Sales of parts and supplies...........    1,462,391    1,226,682    1,140,346
                                          -----------  -----------  -----------
    Total revenues......................   40,889,755   33,124,563   32,739,471
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation........   11,392,273    8,867,084   10,726,582
  Depreciation, equipment rentals.......    9,753,507    8,150,000    8,967,724
  Cost of sales of rental equipment.....    2,915,751    2,402,610    1,898,704
  Cost of sales of parts and supplies...    1,316,267    1,032,410      902,963
                                          -----------  -----------  -----------
    Total cost of revenues..............   25,377,798   20,452,104   22,495,973
                                          -----------  -----------  -----------
Gross profit............................   15,511,957   12,672,459   10,243,498
Selling, general and administrative
 expenses...............................   11,865,623    9,781,625   10,320,661
Non-rental depreciation.................    1,214,796      913,500    1,242,846
                                          -----------  -----------  -----------
Operating income (loss).................    2,431,538    1,977,334   (1,320,009)
Interest expense........................    2,171,959    1,593,657    2,389,562
Interest income.........................     (176,612)     (97,471)    (137,826)
Other (income), net.....................     (398,159)    (334,337)    (182,304)
                                          -----------  -----------  -----------
Income (loss) before provision (benefit)
 for income taxes.......................      834,350      815,485   (3,389,441)
Provision (benefit) for income taxes....      317,053      282,070   (1,546,542)
                                          -----------  -----------  -----------
Net income (loss).......................  $   517,297  $   533,415  $(1,842,899)
                                          ===========  ===========  ===========


                            See accompanying notes.

                             POWER RENTAL CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                             CLASS A       CLASS B     ADDITIONAL
                          ------------- --------------  PAID IN    RETAINED
                          SHARES AMOUNT SHARES AMOUNT   CAPITAL    EARNINGS
                          ------ ------ ------ ------- ---------- -----------
Balance at August 1,
 1996....................   10    $10   20,000 $20,000  $522,550  $ 9,853,452
  Net income.............                                             517,297
                           ---    ---   ------ -------  --------  -----------
Balance at July 31,
 1997....................   10     10   20,000  20,000   522,550   10,370,749
  Net loss (unaudited)...                                          (1,842,899)
                           ---    ---   ------ -------  --------  -----------
Balance at May 31, 1998
 (unaudited).............   10    $10   20,000 $20,000  $522,550  $ 8,527,850
                           ===    ===   ====== =======  ========  ===========



                            See accompanying notes.

                             POWER RENTAL CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                        TEN MONTHS ENDED
                                       YEAR ENDED            MAY 31,
                                        JULY 31,    --------------------------
                                          1997          1997          1998
                                      ------------  ------------  ------------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...................  $    517,297  $    533,414  $ (1,842,899)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization.....    11,018,848     9,097,833    10,253,550
  Gain on equipment sales...........    (1,294,474)     (815,756)   (1,603,959)
  Gain on property and equipment
   sales............................       (29,468)      (47,940)      (27,709)
  Deferred income taxes.............        87,846        86,530      (938,112)
  Changes in assets and liabilities:
    (Increase) decrease in accounts
     receivable.....................      (135,231)      392,008        56,978
    Decrease (increase) in
     inventory......................         8,973       (21,226)      (12,100)
    Increase in prepaid expenses and
     other assets...................      (648,001)     (486,370)     (349,016)
    Increase (decrease) in accounts
     payable, accrued expenses and
     other liabilities                     622,048       381,560      (157,244)
    Increase in deferred rent.......        40,800        29,000        12,600
                                      ------------  ------------  ------------
      Total adjustments.............     9,671,341     8,615,639     7,234,988
                                      ------------  ------------  ------------
Cash provided by operating
 activities.........................    10,188,638     9,149,053     5,392,089
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment........    (1,769,523)   (3,339,078)     (684,337)
Purchase of property and equipment..    (2,757,539)   (2,237,093)     (903,864)
Intangibles associated with purchase
 of certain assets..................      (110,000)     (110,000)
Proceeds from sale of rental
 equipment..........................     3,882,235     2,956,554     3,243,356
Proceeds from sale of property and
 equipment..........................       139,723        65,562       204,980
                                      ------------  ------------  ------------
Cash provided by (used in) investing
 activities.........................      (615,104)   (2,664,055)    1,860,135
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt..........    (9,810,236)   (7,567,820)  (10,800,353)
Principal payments on credit
 facility...........................   (26,748,605)  (19,096,555)  (17,990,000)
Borrowings on debt..................       207,000       207,000       220,000
Borrowings under credit facility....    26,726,605    20,089,955    21,825,000
Repayments from related parties.....       681,553       352,200       824,504
Advances to related parties.........      (599,788)     (491,933)   (1,384,837)
                                      ------------  ------------  ------------
Cash used in financing activities...    (9,543,471)   (6,507,153)   (7,305,686)
                                      ------------  ------------  ------------
Increase (decrease) in cash.........        30,063       (22,155)      (53,462)
Cash balance at beginning of
 period.............................        23,399        23,399        53,462
                                      ------------  ------------  ------------
Cash balance at end of period.......  $     53,462  $      1,244  $        --
                                      ============  ============  ============

                            See accompanying notes.

                            POWER RENTAL CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Power Rental Co., Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowner markets. The rentals are on a daily, weekly or monthly basis. The Company has eighteen locations and their principal market area is the Pacific Northwest of the United States. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 10.

 Interim Financial Statements

  The accompanying balance sheet at May 31, 1998 and the statements of operations, stockholders' equity and cash flows for the ten-month periods ended May 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventories consist primarily of general replacement parts and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statement of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Intangible Assets

  Intangible assets are recorded at cost and consist of goodwill of $372,480 and covenants not to compete of $207,000. Accumulated amortization at July 31, 1997 and May 31, 1998 is $201,211 and $244,191, respectively. Goodwill is being amortized by the straight-line method over its estimated useful life of forty years. The covenants not to compete reflect agreements made regarding confidentiality and restricting competitive activity and are being amortized by the straight-line method over the period of the agreements, which is 5 years. Amortization expense was $50,545, $34,333 and $42,980 for the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through sponsorships, trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $714,680, $609,100 and $653,300 in the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

                             POWER RENTAL CO., INC.

                                 JULY 31, 1997
           (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
     Rental equipment.................................. $61,168,264 $69,016,929
     Less accumulated depreciation.....................  25,593,197  30,877,175
                                                        ----------- -----------
     Rental equipment, net............................. $35,575,067 $38,139,754
                                                        =========== ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
     Transportation equipment.......................... $ 5,143,693 $ 5,984,589
     Office and shop equipment.........................   2,236,792   2,683,017
     Leasehold improvements............................   3,573,110   4,419,965
                                                        ----------- -----------
                                                         10,953,595  13,087,571
     Less accumulated depreciation and amortization....   3,651,759   4,818,336
                                                        ----------- -----------
     Property and equipment, net....................... $ 7,301,836 $ 8,269,235
                                                        =========== ===========

5. DEBT

  Debt consists of the following:

                                                          JULY 31,    MAY 31,
                                                            1997       1998
                                                          --------- -----------
                                                                    (UNAUDITED)
Caterpillar Credit-Note with a monthly payment of $1,668
 including interest of 5.6%.............................  $  24,020  $   9,758
Ingersoll Rand--Various non-interest bearing notes with
 combined monthly payments of $100,064 and $2,850 in
 1997 and 1998, respectively............................    289,690     26,308
Allegro Escrow--Two notes with combined monthly payments
 of $4,297 including interest of 9.0%...................    175,653    144,831
Associates Commercial--Various notes with combined
 monthly payments of $24,451 including interest from
 7.6% to 8.9%...........................................    905,505  4,149,252
Case Credit--Various notes with combined monthly
 payments of $211,021 including interest from 4.9% to
 8.9%...................................................  3,823,564  3,079,867
J.D. Fulwiler--Note with monthly payment of $3,134
 including interest of 8.0%.............................     27,285        --
Concord Commercial--Various notes with combined monthly
 payments of $143,858 including interest from 8.1% to
 8.9%...................................................  4,019,259  3,365,279
John Deere Credit--Various notes with combined monthly
 payments of $133,615 including interest from 6.9% to
 9.7%...................................................  2,399,434  1,571,762
Ford Motor Credit--Various notes with combined monthly
 payments of $121,192 including interest from 8.2% to
 9.2%...................................................  1,918,226  1,756,489

                             POWER RENTAL CO., INC.

                                 JULY 31, 1997
           (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

                                                          JULY 31,     MAY 31,
                                                            1997        1998
                                                         ----------- -----------
                                                                     (UNAUDITED)
AT&T Credit--Note with monthly payment of $2,599
 including interest of 10.6%...........................  $   101,393 $    77,829
Navistar Financial--Various notes with combined monthly
 payments of $53,762 including interest from 7.3% to
 9.0%..................................................    1,271,686     922,509
Seafirst Bank--Various notes with combined monthly
 payments of $523,962 including interest from 7.3% to
 8.5%..................................................   12,075,932  13,420,418
Seafirst Bank--Line of credit up to $19,000,000,
 expiring in February 1999 with interest payable
 monthly at 8.5%.......................................    3,810,000   7,645,000
JCB Finance--Note with monthly payment of $8,529
 including interest of 8.51%...........................          --      236,637
Pacific Atlantic--Note with monthly payment of $2,610
 including interest of 10.9%...........................          --       74,107
PACCAR Financial--Note with monthly payment of $3,663
 including
 interest of 7.8%......................................          --      150,654
Deutsche Financial--Note with monthly payment of
 $28,932 including
 interest of 8.13%.....................................          --    1,436,718
                                                         ----------- -----------
                                                         $30,841,647 $38,067,418
                                                         =========== ===========

  Substantially all rental equipment collateralize the above notes.

  All debt was paid off in June 1998 in connection with the acquisition discussed in Note 10.

6. INCOME TAXES

  The provision (benefit) for income taxes consists of the following:

                                                YEAR ENDED TEN MONTHS ENDED MAY
                                                 JULY 31,          31,
                                                   1997      1997      1998
                                                ---------- -------- -----------
                                                               (UNAUDITED)
     Current:
       Federal.................................  $229,197  $195,530 $  (608,430)
       State...................................        10        10
                                                 --------  -------- -----------
                                                  229,207   195,540    (608,430)
     Deferred:
       Federal.................................    34,832    34,612    (876,200)
       State...................................    53,014    51,918     (61,912)
                                                 --------  -------- -----------
                                                   87,846    86,530    (938,112)
                                                 --------  -------- -----------
                                                 $317,053  $282,070 $(1,546,542)
                                                 ========  ======== ===========

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

  Significant components of the Company's deferred tax liability at July 31, 1997 and May 31, 1998 are as follows:

                                                        JULY 31,     MAY 31,
                                                          1997        1998
                                                       ----------  -----------
                                                                   (UNAUDITED)
     Net operating loss carryforward.................. $ (469,000) $(1,085,000)
     Cumulative tax depreciation in excess of book....  3,390,231    3,068,119
                                                       ----------  -----------
     Deferred tax liability, net...................... $2,921,231  $ 1,983,119
                                                       ==========  ===========

  At July 31, 1997, the Company has net operating loss carryforwards of $1,142,326 for income tax purposes that expire in 2012.

7. RELATED PARTY TRANSACTIONS

  During the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, the Company paid $628,533, $565,295 and $530,687 for advertising expenses to a partnership controlled by the Company's president and principal stockholder.

  The accompanying financial statements at July 30, 1997 and May 31, 1998, reflect amounts receivable of $509,473 and $659,174, respectively, from the president of the Company. These advances are made within the framework of a special drawing and loan account which bears interest at 8%.

  In addition, the Company is owed amounts from relatives of and related entities controlled by the president of the Company totaling $103,244 and $454,406 at July 31, 1997 and May 31, 1998, respectively. These advances are non-interest bearing.

  The Company conducts its operations primarily from various separate facilities under noncancellable lease agreements. Three of these facilities are owned either by the Company's president and principal stockholder or related entities controlled by the president of the Company. Another facility is leased to a limited partnership in which the general partner is the Company's president and principal stockholder. These leases expire at various dates through the year 2001. All of these agreements require the payment by the Company of property taxes, maintenance and insurance. Total rent expense paid to related parties and charged to current operations totaled $630,000, $516,450 and $704,850 for the year ended July 31, 1997 and ten months ended May 31, 1997 and 1998, respectively.

  In connection with the acquisition discussed in Note 10, the lease terms with related parties have been renegotiated.

  The remaining lease agreements are with unrelated third parties. These leases expire at various dates through the year 2006. Most of these agreements contain certain renewal options and provide for first right of refusal toward purchase. These agreements generally require the Company to pay all utilities, insurance, taxes and maintenance. Total rent expense charged to operations on unrelated third party leases for the year ended July 31, 1997 and ten months ended May 31, 1997 and 1998 were $786,928, $609,674 and $644,800, respectively.

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

  Some leases include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on a straight-line method over the terms of the leases. The Company recorded a liability for deferred rent to reflect the excess of rent expense over cash payments which is included in the accompanying balance sheets.

  The future minimum lease commitments under all unrelated third party operating leases that have noncancellable lease terms in excess of one year are as follows:

              Fiscal 1998.............. $  868,660
                 1999..................    667,360
                 2000..................    586,600
                 2001..................    449,440
                 2002..................    317,940
                 Thereafter............    399,030
                                        ----------
                                        $3,289,030
                                        ==========

  At July 31, 1997 and May 31, 1998 the Company was contingently liable as a guarantor on bank loans in the amount of $1,662,098 and $1,516,740, respectively, owed to the bank by its president and principal stockholder. These bank loans are also secured by substantial personal and real property assets of such stockholder.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, total interest paid was $2,019,792, $1,588,185 and $2,394,938, respectively.

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, total taxes paid was $899,655, $899,655 and $0, respectively.

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, the Company purchased $17,555,968, $12,719,662 and $13,971,123, respectively, of equipment which was financed.

9. EMPLOYEE BENEFIT PLAN

  The Company has a defined contribution 401(k) pension plan which covers substantially all employees. The Company makes discretionary contributions. Company contributions to the plan were $300,000, $300,000 and $0 for the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

  On June 8, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Adco Equipment, Inc.

  We have audited the combined balance sheet of Adco Equipment, Inc. (see
Note 1) (the "Companies") as of December 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Adco Equipment, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 17, 1998

                              ADCO EQUIPMENT, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER
                                                            31,      JUNE 30,
                        ASSETS                             1997        1998
                        ------                          ----------- -----------
                                                                    (UNAUDITED)
Cash................................................... $ 1,634,205 $ 2,890,453
Accounts receivable, net of allowance for doubtful
 accounts of $322,000 at 1997 and 1998.................   2,350,314   3,679,084
Inventory..............................................   1,263,667   1,372,957
Rental equipment, net..................................   8,227,480   8,597,740
Property and equipment, net............................     891,894     821,862
Prepaid expenses and other assets......................      60,172      61,127
                                                        ----------- -----------
    Total assets....................................... $14,427,732 $17,423,223
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities......................................... $   849,960 $   725,516
  Debt.................................................   2,526,175   3,124,603
  Stockholder loan.....................................     200,000     200,000
                                                        ----------- -----------
    Total liabilities..................................   3,576,135   4,050,119
Commitments and contingencies
Stockholders' equity:
  Common stock, Adco Equipment, Inc., no par value,
   7,500 shares authorized, 100 issued and outstanding;
   Adco Equipment Supply, Inc., no par value, 7,500
   shares authorized, 1,000 issued and outstanding.....      20,000      20,000
  Retained earnings....................................  10,831,597  13,353,104
                                                        ----------- -----------
    Total stockholders' equity.........................  10,851,597  13,373,104
                                                        ----------- -----------
    Total liabilities and stockholders' equity......... $14,427,732 $17,423,223
                                                        =========== ===========


                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                       SIX MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                          DECEMBER    ------------------------
                                          31, 1997       1997         1998
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
Revenues:
  Equipment rentals..................... $16,313,470  $ 8,461,446  $ 9,298,812
  Sales of parts, supplies and new
   equipment............................   6,968,972    3,619,348    4,012,727
                                         -----------  -----------  -----------
Total revenues..........................  23,282,442   12,080,794   13,311,539
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation........   6,191,738    2,689,474    2,906,348
  Depreciation, equipment rentals.......   2,465,331    1,232,666    1,393,939
  Cost of parts, supplies and new
   equipment sales......................   5,932,862    3,111,352    3,467,749
                                         -----------  -----------  -----------
Total cost of revenues..................  14,589,931    7,033,492    7,768,036
                                         -----------  -----------  -----------
Gross profit............................   8,692,511    5,047,302    5,543,503
Selling, general and administrative
 expenses...............................   6,374,453    3,063,353    2,991,891
Non-rental depreciation.................     249,572      124,786      143,020
                                         -----------  -----------  -----------
Operating income........................   2,068,486    1,859,163    2,408,592
Interest expense........................     267,639      143,470      141,892
Other (income), net.....................    (226,501)    (116,398)    (254,807)
                                         -----------  -----------  -----------
    Net income.......................... $ 2,027,348  $ 1,832,091  $ 2,521,507
                                         ===========  ===========  ===========


                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK
                                                     --------------  RETAINED
                                                     SHARES AMOUNT   EARNINGS
                                                     ------ ------- -----------
Balance at January 1, 1997.......................... 1,100  $20,000 $ 8,804,249
Net income..........................................                  2,027,348
                                                     -----  ------- -----------
Balance at December 31, 1997........................ 1,100   20,000  10,831,597
Net income (unaudited)..............................                  2,521,507
                                                     -----  ------- -----------
Balance at June 30, 1998 (unaudited)................ 1,100  $20,000 $13,353,104
                                                     =====  ======= ===========





                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                        DECEMBER 31,  ------------------------
                                            1997         1997         1998
                                        ------------  -----------  -----------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................  $ 2,027,348   $ 1,832,091  $ 2,521,507
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation........................    2,714,903     1,357,452    1,536,959
  Changes in assets and liabilities:
    Accounts receivable, net..........       22,910      (906,199)  (1,328,770)
    Inventory.........................      500,839       229,882     (109,290)
    Prepaid expenses and other
     assets...........................       (5,733)      (25,819)        (955)
    Accounts payable, accrued expenses
     and other liabilities............     (272,050)     (578,559)    (124,444)
                                        -----------   -----------  -----------
      Total adjustments...............    2,960,869        76,757      (26,500)
                                        -----------   -----------  -----------
      Cash provided by operating
       activities.....................    4,988,217     1,908,848    2,495,007
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment..........   (3,451,755)   (1,797,573)  (1,764,199)
Purchase of property and equipment....     (400,350)      (61,723)     (72,988)
                                        -----------   -----------  -----------
Cash used in investing activities.....   (3,852,105)   (1,859,296)  (1,837,187)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt............   (1,712,003)     (773,727)  (1,250,521)
Borrowings on debt....................      867,886       649,784    1,848,949
                                        -----------   -----------  -----------
Cash (used in) provided by financing
 activities...........................     (844,117)     (123,943)     598,428
                                        -----------   -----------  -----------
Increase (decrease) in cash...........      291,995       (74,391)   1,256,248
Cash balance at beginning of period...    1,342,210     1,342,210    1,634,205
                                        -----------   -----------  -----------
Cash balance at end of period.........  $ 1,634,205   $ 1,267,819  $ 2,890,453
                                        ===========   ===========  ===========


                            See accompanying notes.

                             ADCO EQUIPMENT, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Adco Equipment, Inc. include the accounts of Adco Equipment, Inc. ("Equipment") and Adco Equipment Supply, Inc. ("Supply") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 9.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by construction, industrial, entertainment and municipal markets. The rentals are on a daily, weekly or monthly basis. The Companies have two locations and their principal market area is Southern California. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the combined balance sheet is presented on an unclassified basis.

 Interim Financial Statements

  The accompanying combined balance sheet at June 30, 1998 and the combined statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The combined results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventories consist primarily of general replacement parts and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the combined statement of operations.

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $50,800, $28,200 and $38,600 in the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.

 Income Taxes

  The Companies have elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, the Companies do not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Companies' profits.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                         DECEMBER    JUNE 30,
                                                         31, 1997      1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
      Rental equipment................................. $28,619,154 $30,383,353
      Less accumulated depreciation....................  20,391,674  21,785,613
                                                        ----------- -----------
      Rental equipment, net............................ $ 8,227,480 $ 8,597,740
                                                        =========== ===========

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,  JUNE 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Transportation equipment.........................  $2,201,586  $2,274,574
      Furniture, fixtures and equipment................      48,820      48,820
                                                         ----------  ----------
                                                          2,250,406   2,323,394
      Less accumulated depreciation....................   1,358,512   1,501,532
                                                         ----------  ----------
      Property and equipment, net......................  $  891,894  $  821,862
                                                         ==========  ==========

5. DEBT AND STOCKHOLDER LOAN

  Debt and stockholder loan consists of the following:

                                                     DECEMBER 31,  JUNE 30,
                                                         1997        1998
                                                     ------------ -----------
                                                                  (UNAUDITED)
      Bank of America--Various notes with combined
       monthly payments of $150,000 and $207,000 in
       1997 and 1998, respectively, including
       interest of 8%..............................   $2,526,175  $3,124,603
      Stockholder Loan--No set principal payments,
       nor due date. The loan accrues interest at a
       rate of 10.25% per year.....................      200,000     200,000
                                                      ----------  ----------
                                                      $2,726,175  $3,324,603
                                                      ==========  ==========

  Substantially all rental equipment collateralize the above Bank of America notes which are secured by UCC Filings.

  All debt was paid off in July 1998 in connection with the acquisition discussed in Note 9.

6. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, the Companies paid $294,000, $147,000 and $147,000 for equipment rental expenses to the principal stockholder.

  The Companies conduct their operations primarily from two separate facilities which are owned by the Companies principal stockholder. These leases expire at June 30, 1998. The Companies are required to pay the property taxes, maintenance and insurance for these facilities. Total rent expense paid to related parties and charged to current operations totaled $330,000, $165,000 and $165,000 for the year ended December 31, 1997 and six months ended June 30, 1997 and 1998, respectively.

  In connection with the acquisition discussed in Note 9, the lease terms with related parties have been renegotiated.

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, total interest paid was approximately $267,600, $121,900 and $106,900, respectively.

8. EMPLOYEE PROFIT SHARING PLAN

  Equipment maintains a profit-sharing plan which covers substantially all employees. Equipment's contributions are discretionary and amounted to $160,000, $0 and $0 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.

9. SUBSEQUENT EVENT

  On July 2, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Companies.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of McClinch, Inc.:

  We have audited the accompanying consolidated balance sheet of McClinch Inc. and Subsidiaries as of January 31, 1998, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McClinch, Inc. and Subsidiaries as of January 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut
March 25, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                                               October 28, 1998

To the Stockholders of
McClinch, Inc.:

  In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of McClinch, Inc. and Subsidiaries at August 31, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

                        MCCLINCH, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                     JANUARY 31,  AUGUST 31,
                                                        1998         1998
                                                     -----------  -----------
                      ASSETS:
Cash and cash equivalents........................... $   754,000  $ 2,545,000
Accounts receivable, less allowance for doubtful
 accounts of $106,000 and $151,000..................   4,168,000    4,334,000
Due from related parties (Note 6)...................     293,000    1,295,000
Inventories.........................................   1,181,000    1,281,000
Net investment in sales-type leases (Note 3)........      32,000        9,000
Property and rental equipment, net (Note 4).........  17,249,000   21,230,000
Other assets........................................     217,000      228,000
                                                     -----------  -----------
  Total assets...................................... $23,894,000  $30,922,000
                                                     ===========  ===========
                    LIABILITIES:
Notes payable (Note 5).............................. $10,388,000  $15,446,000
Accounts payable and accrued expenses...............   1,759,000    1,631,000
Income taxes payable................................       1,000      324,000
Deferred income taxes...............................   2,476,000    2,660,000
                                                     -----------  -----------
  Total liabilities.................................  14,624,000   20,061,000
                                                     -----------  -----------
Commitments (Note 9)
               STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, issued and
 outstanding, 1,000 shares..........................      26,000       26,000
Retained earnings...................................   9,862,000   11,453,000
Treasury stock, at cost; 103 shares (Note 6)........    (618,000)    (618,000)
                                                     -----------  -----------
  Total stockholders' equity........................   9,270,000   10,861,000
                                                     -----------  -----------
  Total liabilities and stockholders' equity........ $23,894,000  $30,922,000
                                                     ===========  ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                         SEVEN MONTHS ENDED
                                          YEAR ENDED        AUGUST 31,
                                          JANUARY 31,  -----------------------
                                             1998         1998         1997
                                          -----------  -----------  ----------
                                                            (UNAUDITED)
Revenues:
  Equipment rentals and service (Note
   6).................................... $18,474,000  $12,419,000  $9,776,000
  Sales..................................   4,659,000    3,522,000   2,770,000
                                          -----------  -----------  ----------
                                           23,133,000   15,941,000  12,546,000
Cost of equipment rentals and service....  11,672,000    8,221,000   6,138,000
Cost of sales............................   2,843,000    2,121,000   1,734,000
                                          -----------  -----------  ----------
    Gross profit.........................   8,618,000    5,599,000   4,674,000
Selling expenses.........................   1,484,000      890,000     664,000
General and administrative expenses......   3,136,000    1,503,000   1,336,000
                                          -----------  -----------  ----------
                                            3,998,000    3,206,000   2,674,000
Other income (expenses):
  Interest income........................     134,000       23,000      70,000
  Interest expense.......................  (1,028,000)    (591,000)   (589,000)
  Rental of property, net (Note 9).......      71,000       18,000      43,000
  Other income...........................      44,000        9,000       1,000
  Loss on sale of property...............         --      (130,000)        --
                                          -----------  -----------  ----------
    Income before provision for income
     taxes...............................   3,219,000    2,535,000   2,199,000
Provision for income taxes (Note 7)......   1,082,000      944,000     964,000
                                          -----------  -----------  ----------
    Net income...........................   2,137,000    1,591,000   1,235,000
Retained earnings, beginning of period...   7,793,000    9,862,000   7,793,000
Dividends paid...........................     (68,000)         --          --
                                          -----------  -----------  ----------
    Retained earnings, end of period..... $ 9,862,000  $11,453,000  $9,028,000
                                          ===========  ===========  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        SEVEN MONTHS ENDED
                                         YEAR ENDED         AUGUST 31,
                                         JANUARY 31,  ------------------------
                                            1998         1998         1997
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
Cash flows from operating activities:
Net income                               $ 2,137,000  $ 1,591,000  $ 1,235,000
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation.........................    3,387,000    2,343,000    1,916,000
  Gain on sale of property and rental
   equipment...........................   (1,313,000)    (903,000)    (740,000)
  Deferred income taxes................      328,000      184,000      385,000
                                         -----------  -----------  -----------
                                           4,539,000    3,215,000    2,796,000
  Changes in assets and liabilities:
    Accounts receivable................     (643,000)    (166,000)    (529,000)
    Due to or from related parties for
     operating expenses................      519,000     (837,000)     (13,000)
    Current income taxes receivable....       58,000          --        58,000
    Inventories........................     (201,000)    (100,000)     (76,000)
    Other assets.......................     (165,000)     (11,000)     (18,000)
    Accounts payable and accrued ex-
     penses............................      201,000     (128,000)    (402,000)
    Income taxes payable...............        1,000      323,000      168,000
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities......................    4,309,000    2,296,000    1,984,000
                                         -----------  -----------  -----------
Cash flows from investing activities:
  Advances to related parties..........     (318,000)    (165,000)    (188,000)
  Acquisition of property and rental
   equipment...........................   (7,227,000)  (7,593,000)  (5,935,000)
  Proceeds from sale of property and
   rental equipment....................    2,292,000    2,172,000    1,448,000
  Net investment in sales-type leases..       88,000       23,000       80,000
                                         -----------  -----------  -----------
      Net cash used in investing
       activities......................   (5,165,000)  (5,563,000)  (4,595,000)
                                         -----------  -----------  -----------
Cash flows from financing activities:
  Repayments of notes payable..........   (8,040,000)  (4,352,000)  (3,788,000)
  Borrowings of notes payable..........    7,145,000    9,410,000    6,000,000
  Repayment of note payable to related
   party...............................      (41,000)         --       (41,000)
  Dividends paid.......................      (68,000)         --           --
                                         -----------  -----------  -----------
      Net cash (used in) provided by
       financing activities............   (1,004,000)   5,058,000    2,171,000
                                         -----------  -----------  -----------
      Net increase (decrease) in cash
       and cash equivalents............   (1,860,000)   1,791,000     (440,000)
Cash and cash equivalents, beginning of
 period................................    2,614,000      754,000    2,614,000
                                         -----------  -----------  -----------
      Cash and cash equivalents, end of
       period..........................  $   754,000  $ 2,545,000  $ 2,174,000
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest...........................  $ 1,029,000  $   562,000  $   572,000
    Income taxes, net of refunds.......      695,000      437,000      353,000

   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

1. BUSINESS AND ORGANIZATION

  The accompanying consolidated financial statements include the accounts of McClinch, Inc. and its wholly-owned subsidiaries McClinch Leasing Corporation, McClinch Equipment Corporation, McClinch Crane Services, Inc. and McClinch Aviation Corporation, (the "Company"). During August of 1998 McClinch Aviation Corporation was sold to a shareholder for approximately net book value.

  The Company is an exclusive dealer for JLG Industries, Inc. and Genie Industries in the State of Connecticut, metropolitan New York, Long Island, Westchester County and other counties in New York State. The Company is also an exclusive dealer for Lull Corporation in various counties in the States of Connecticut and New York. In addition, the Company has distribution agreements with other manufacturers in Connecticut and New York. The Company's revenues are derived principally from the rental of aerialift and material handling equipment and the sale of new and used equipment to a diversified customer base including contractors and other users.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation:
  The consolidated balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as a rental equipment company.

 Basis of Consolidation:

  All intercompany transactions and balances have been eliminated.

 Interim Financial Statements:

  The accompanying statements of income and retained earnings and cash flows for the seven month periods ended August 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  Operating Leases--Rental revenue is recognized over the lease term (generally less than one year) as earned.

  Sales-Type Leases--Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments, which consist principally of U.S. Treasury Notes, with original maturities of less than 90 days. Temporary cash investments of $144,000 as of January 31, 1998, are recorded at cost plus accrued interest which approximates market value. The Company maintains all of its cash balances in one institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Property and Rental Equipment:

  Property and rental equipment, consisting principally of the Company's rental fleet of aerialift and material handling equipment, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: buildings and building improvements, 30 years; rental equipment, furniture and fixtures and computer equipment, 7 years; and vehicles, 5 years.

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

 Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts to more properly reflect the nature of the item.

3. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                         JANUARY 31, AUGUST 31,
                                                            1998        1998
                                                         ----------- ----------
   Minimum lease payments receivable....................   $34,000    $10,000
     Lease, Unearned interest income....................    (2,000)    (1,000)
                                                           -------    -------
   Net investment in sales-type leases..................   $32,000    $ 9,000
                                                           =======    =======

  Minimum lease payments as of January 31, 1998 and August 31, 1998 are receivable as follows:

 ISCAL YEARF
-----------
                                                          JANUARY 31, AUGUST 31,
                                                             1998        1998
                                                          ----------- ----------
    1999.................................................   $29,000    $ 5,000
    2000.................................................     5,000      5,000

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

4. PROPERTY AND RENTAL EQUIPMENT

  Property and rental equipment consists of the following:

                                                     JANUARY 31,    AUGUST 31,
                                                         1998          1998
                                                     ------------  ------------
   Rental equipment................................. $ 30,965,000  $ 35,119,000
   Land.............................................      530,000       130,000
   Buildings and improvements.......................      377,000       200,100
   Vehicles.........................................    2,381,000     2,652,000
   Furniture, fixtures and computer equipment.......      528,000       640,000
                                                     ------------  ------------
                                                       34,781,000    38,241,000
     Less, Accumulated depreciation.................  (17,532,000)  (17,511,000)
                                                     ------------  ------------
       Total........................................ $ 17,249,000  $ 21,230,000
                                                     ============  ============

5. NOTES PAYABLE

  Notes payable consists of the following:

                                                         JANUARY 31, AUGUST 31,
                                                            1998        1998
                                                         ----------- -----------
   Note payable to a bank syndicate bearing interest at
    LIBOR plus 1 3/4%..................................  $ 9,695,000 $15,000,000
   Note payable to Citicorp Dealer Finance bearing
    interest at 8.5%, payable in monthly installments
    of $7,839 through September 2004, including
    interest...........................................      477,000     446,000
   First mortgage to Edith Godwin on real property
    located in Bridgeport, Connecticut, bearing
    interest at 9.0%, payable in monthly installments
    of $3,066 through January 2002, including
    interest...........................................      123,000         --
   Notes payable to Orix Credit Alliance bearing
    interest at 8.5%, payable in monthly installments
    of $3,657 through May 2000, including interest.....       93,000         --
                                                         ----------- -----------
                                                         $10,388,000 $15,446,000
                                                         =========== ===========

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $22,000,000, or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The line of credit includes cross-guarantees of amounts outstanding with affiliates which amounted to approximately $17,935,000 and $22,550,000 at January 31, 1998 and August 31, 1998, respectively. The unused portion of the line of credit was $12,305,000 and $7,000,000 at January 31, 1998 and August 31, 1998, respectively. The Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit.

  The outstanding balance bears interest at a fluctuating 30-day LIBOR rate plus 1 3/4% (7.38% and 7.4% at January 31, 1998 and August 31, 1998,
respectively). The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4%, for 90, 180 or 360 days.

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in at least 48 monthly installments.

  Although no fixed payments are required under the revolving credit agreement, the Company expects aggregate maturities under this agreement and other notes payable at January 31, 1998 to approximate the following:

      FISCAL YEAR
      ---------------------------------------------------------------
      1999........................................................... $2,544,000
      2000...........................................................  2,554,000
      2001...........................................................  2,536,000
      2002...........................................................  2,530,000
      2003...........................................................     78,000
      Thereafter.....................................................    146,000

  The lenders require, among other terms, that the Company and its affiliate (see Note 6) on a combined basis meet certain financial ratios and obtain approval prior to the issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement. On September 1, 1998, the notes payable to the bank syndicate and Citicorp were paid in full (see Note 10).

6. RELATED PARTY TRANSACTIONS

  Due from related parties consists of the following:

                                                         JANUARY 31, AUGUST 31,
                                                            1998        1998
                                                         ----------- ----------
   Due (to) from affiliated companies...................  $(72,000)  $  764,000
   Loans receivable from officer/stockholder............   365,000      531,000
                                                          --------   ----------
                                                          $293,000   $1,295,000
                                                          ========   ==========

  The Company rents equipment from affiliates with common ownership under informal equipment sharing agreements for ultimate rental to customers in New York and Connecticut. In addition, the Company rents equipment to affiliates for ultimate rental to the affiliates' customers. The net expenses incurred or net revenue earned (included in cost of equipment rentals and service) by the Company under these arrangements were net expenses incurred of $744,000 for the year ended January 31, 1998 and $609,000 for the seven months ended August 31, 1998, and net revenues earned of $174,000 for the seven months ended August 31, 1997. In addition, the Company provides services to affiliates in connection with their operations. The primary expenses incurred and paid by the Company, which are allocated or billed to the affiliates include salaries ($2,059,000, for the year ended January 31, 1998 and $750,000 and $416,000 for the seven months ended August 31, 1998 and 1997, respectively, deducted from general and administrative expenses and $154,000 for the year ended January 31, 1998 and $-0- and $104,000 for the seven months ended August 31, 1998 and 1997, respectively, deducted from selling expenses), spare parts inventory, trucking services and insurance expenses ($699,000 for the year ended January 31, 1998 and $522,000 and $478,000 for the seven months ended August 31, 1998 and 1997, respectively, included in cost of equipment rentals and service).

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


  During fiscal year 1998, the Company purchased $243,000 ($75,000 and $146,000 during the seven months ended August 31, 1998 and 1997, respectively) of used machinery and equipment from an affiliate for ultimate sale to unrelated third parties. Additionally, the Company sold used machinery and equipment with a selling price of $980,000 ($621,000 and $776,000 during the seven months ended August 31, 1998 and 1997, respectively) to an affiliate for ultimate sale to unrelated third parties.

  These transactions are settled in the normal course of business.

  Loans to officer/stockholder are due on demand and bear interest at the applicable federal rate (5.66%) as published by the Internal Revenue Service. The loans were repaid on September 1, 1998 (see Note 10).

  Pursuant to a stockholders agreement between the Company and certain of its stockholders, a stockholder desiring to sell its shares of common stock must first offer them to the Company. The repurchase price is based on a formula of one and one-half times the Company's consolidated book value at the end of the fiscal year preceding the date on which the sale is made.

  Refer to Note 9 for commitments with related parties.

7. INCOME TAXES

  The components of the provision for income taxes are as follows:

                                                                    SEVEN
                                                                MONTHS ENDED
                                                  YEAR ENDED     AUGUST 31,
                                                  JANUARY 31, ------------------
                                                     1998       1998      1997
                                                  ----------- --------  --------
   Current:
     State and local............................. $  232,000  $236,000  $173,000
     Federal.....................................    522,000   524,000   406,000
                                                  ----------  --------  --------
                                                     754,000   760,000   579,000
   Deferred:
     State and local.............................     57,000  (138,000)  115,000
     Federal.....................................    271,000   322,000   270,000
                                                  ----------  --------  --------
                                                     328,000   184,000   385,000
                                                  ----------  --------  --------
                                                  $1,082,000  $944,000  $964,000
                                                  ==========  ========  ========

  The components of deferred tax assets and liabilities are as follows:

                                                      JANUARY 31,  AUGUST 31,
                                                         1998         1998
                                                      -----------  -----------
   Deferred tax assets:
     Accounts receivable............................. $    37,000  $    62,000
   Deferred tax liabilities:
     Property and rental equipment and other.........  (2,513,000)  (2,722,000)
                                                      -----------  -----------
                                                      $(2,476,000) $(2,660,000)
                                                      ===========  ===========

  No valuation allowance has been recognized for deferred tax assets.

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The income tax provision differs from the provision computed at the statutory rate as follows:

                                                              SEVEN MONTHS
                                                                  ENDED
                                                  YEAR ENDED   AUGUST 31,
                                                  JANUARY 31, ---------------
                                                     1998      1998     1997
                                                  ----------- ------   ------
   Federal statutory tax rate....................      34         34       34
   Tax effect of state taxes.....................       9          9        9
   Reduction for changes in enacted state tax
    rates........................................      (3)        (5)     --
   Cash surrender value of life insurance........      (2)       --       --
   Certain adjustments for prior estimates.......      (4)        (1)     --
                                                      ---     ------   ------
     Provision as reported.......................      34%        37%      43%
                                                      ===     ======   ======

8. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan were $150,000 for the year ended January 31, 1998. There were no discretionary contributions for the six months ended August 31, 1998 and 1997, respectively.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute 25% of employee's contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $27,000 for the year ended January 31, 1998 and $20,000 and $13,000 for the seven months ended August 31, 1998 and 1997, respectively.

9. COMMITMENTS

  The Company has a formal employment agreement with an officer of the Company which extends through February 1999. The agreement provides for a minimum annual salary and a bonus based upon the Company's performance.

  The Company owns land and buildings which it rents to a third party in the form of an operating lease. Future minimum rental income from this noncancelable operating lease as of January 31, 1998 amounted to approximately $58,000 which is expected to be received as follows: 1999, $30,000; 2000, $28,000.

                        MCCLINCH, INC. AND SUBSIDIARIES

    (ALL INFORMATION FOR THE SEVEN MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


  The Company leases a building from an affiliated company under the terms of a lease expiring on July 31, 1999. The Company guarantees the debt of the affiliated company which was $1,681,000 and $1,627,000 at January 31, 1998 and August 31, 1998, respectively. Additionally, the Company has commitments under an operating lease, expiring in 2002, with Fleet Capital Corporation for an aircraft (See Note 1). The lease provides the Company with certain end of term rights and early purchase options. The following is a schedule of all future minimum lease payments, as of August 31, 1998:

      FISCAL YEAR
      -----------
       1999............................................................ $135,000
       2000............................................................  135,000
                                                                        --------
                                                                        $270,000
                                                                        ========

  Total rent expense was $329,000, $192,000 and $192,000 for the year ended January 31, 1998 and the seven months ended August 31, 1998 and 1997, respectively.

10. SUBSEQUENT EVENT

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Industrial Lift, Inc.
Vincentown, New Jersey

  We have audited the accompanying balance sheets of Industrial Lift, Inc. (a New Jersey State Corporation) as of December 31, 1996 and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Lift, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Schalleur & Surgent, LLC

Devon, Pennsylvania
February 26, 1998, except for
Note J which is as of
September 15, 1998

                             INDUSTRIAL LIFT, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                            DECEMBER 31,
                                      --------------------------    MAY 12,
                                          1996          1997          1998
                                      ------------  ------------  ------------
                                                                  (UNAUDITED)
Current assets:
  Cash............................... $    186,093  $    533,499  $    297,689
  Accounts receivable--trade.........    1,853,061     2,485,668     1,823,681
  Investment in sales--type leases
   (Note D)..........................      390,009       274,181       336,827
  Inventory (Note C).................    1,468,070     2,501,870     2,854,061
  Prepaid expenses...................       45,361        39,289        35,712
                                      ------------  ------------  ------------
      Total current assets...........    3,942,594     5,834,507     5,337,980
                                      ------------  ------------  ------------
Property, plant and equipment: (Note
 A)
  Rental equipment...................   17,660,046    18,533,702    18,118,513
  Land...............................       40,393        40,393        40,393
  Building...........................      650,000       650,000       650,000
  Machinery and equipment............      739,126       748,735       666,316
                                      ------------  ------------  ------------
                                        19,089,565    19,972,830    19,475,222
  Less: accumulated depreciation.....  (11,049,573)  (11,879,828)  (11,828,604)
                                      ------------  ------------  ------------
    Net property, plant and
     equipment.......................    8,039,992     8,093,002     7,646,618
                                      ------------  ------------  ------------
Other assets:
  Security deposits..................        4,443         8,412         8,412
  Investment in sales--type leases
   (Note D)..........................    1,823,833     1,282,955     1,529,343
  Notes receivable--officers (Note
   G)................................      455,068       438,319       573,319
                                      ------------  ------------  ------------
      Total other assets.............    2,283,344     1,729,686     2,111,074
                                      ------------  ------------  ------------
      Total assets................... $ 14,265,930  $ 15,657,195  $ 15,095,672
                                      ============  ============  ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt
   (Note E).......................... $  3,620,426  $  5,398,778  $  3,459,388
  Accounts payable...................      590,032       352,571       155,957
  Accrued expenses (Note G)..........      136,181       182,362        77,581
  Deposits and credits...............       74,500       335,441       196,490
                                      ------------  ------------  ------------
    Total current liabilities........    4,421,139     6,269,152     3,889,416
Long-term liabilities:
  Long-term debt, net of current por-
   tion (Note E).....................    8,405,283     7,271,718     9,518,587
                                      ------------  ------------  ------------
    Total liabilities................   12,826,422    13,540,870    13,408,003
                                      ------------  ------------  ------------
Stockholders' equity:
  Capital stock, no par value, 1,000
   shares authorized, 200 shares
   issued and outstanding............      220,000       220,000       220,000
  Retained earnings..................    1,219,508     1,896,325     1,467,669
                                      ------------  ------------  ------------
    Total stockholders' equity.......    1,439,508     2,116,325     1,687,669
                                      ------------  ------------  ------------
    Total liabilities & equity....... $ 14,265,930  $ 15,657,195  $ 15,095,672
                                      ============  ============  ============

      See accountant's audit report and notes to the financial statements.

                             INDUSTRIAL LIFT, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                  FOR THE YEAR ENDED    FOR THE PERIOD ENDED
                                     DECEMBER 31,           MAY 12, 1998
                                ----------------------- ----------------------
                                   1996        1997        1997        1998
                                ----------- ----------- ----------  ----------
                                                             (UNAUDITED)
Income
  Sales, rentals, services, and
   interest on leases.......... $15,873,782 $21,502,996 $8,221,446  $7,754,774
Cost of sales
  Beginning inventory..........   1,341,337   1,468,070  1,468,070   2,501,870
  Purchases....................   5,527,726  11,027,711  2,932,170   3,842,272
  Direct labor.................     826,677     710,655    470,211     545,665
  Cost of used equipment
   sales.......................     471,293     900,367    374,284     329,470
  Other costs..................   4,016,301   4,005,126  2,601,818   1,543,505
                                ----------- ----------- ----------  ----------
    Total goods available for
     sale......................  12,183,334  18,111,929  7,846,553   8,762,782
    Less: ending inventory.....   1,468,070   2,501,870  1,724,926   2,854,061
                                ----------- ----------- ----------  ----------
    Total cost of sales........  10,715,264  15,610,059  6,121,627   5,908,721
                                ----------- ----------- ----------  ----------
Gross profit...................   5,158,518   5,892,937  2,099,819   1,846,053
Operating expenses.............   5,146,620   5,264,130  1,903,993   2,314,803
                                ----------- ----------- ----------  ----------
Net income from operations.....      11,898     628,807    195,826    (468,750)
                                ----------- ----------- ----------  ----------
Other income
  Gain on disposal of non-
   rental assets...............      24,228      14,861      8,807      24,482
  Miscellaneous income.........         707       1,219     (2,814)      1,809
  Interest income..............      18,909      31,930        304      13,803
                                ----------- ----------- ----------  ----------
    Total other income.........      43,844      48,010      6,297      40,094
                                ----------- ----------- ----------  ----------
Net income ....................      55,742     676,817    202,123    (428,656)
Retained earnings--beginning...   1,163,766   1,219,508  1,219,508   1,896,325
                                ----------- ----------- ----------  ----------
Retained earnings--ending...... $ 1,219,508 $ 1,896,325 $1,421,631  $1,467,669
                                =========== =========== ==========  ==========


      See accountant's audit report and notes to the financial statements.

                             INDUSTRIAL LIFT, INC.

                            STATEMENTS OF CASH FLOWS

                                  FOR THE YEAR ENDED     FOR THE PERIOD ENDED
                                     DECEMBER 31,              MAY 12,
                                 ----------------------  ---------------------
                                    1996        1997       1997        1998
                                 ----------  ----------  ---------- ----------
                                                             (UNAUDITED)
Cash flows from operating
 activities:
  Net income...................  $   55,742  $  676,817  $ 202,123  $ (428,656)
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Depreciation.................   1,717,389   1,639,844    616,669     655,600
  Gain on sale of assets.......    (436,420)   (477,760)  (198,633)   (171,595)
(Increase)/decrease in:
  Accounts receivable--trade...     136,810    (632,607)  (414,358)    661,987
  Inventory....................    (126,733) (1,033,800)  (256,856)   (352,191)
  Prepaid expenses.............       4,682       6,072                  3,577
  Security deposits............         --       (3,969)    (4,014)        --
Increase/(decrease) in:
  Accounts payable.............     (94,283)   (237,461)  (329,106)   (196,614)
  Accrued expenses.............      22,068      46,181     19,864    (104,781)
  Deposits and credits.........      74,500     260,941    (60,376)   (138,952)
                                 ----------  ----------  ---------  ----------
Net cash provided/(used)
 operating activities..........   1,353,755     244,258   (424,687)    (71,625)
                                 ----------  ----------  ---------  ----------
Cash flows from investing
 activities:
  Capital expenditures--
   property, plant and
   equipment...................  (2,066,163) (2,153,839)  (897,450)   (346,778)
  Proceeds on sale of
   equipment...................   1,076,908   1,465,872    247,485     367,519
  Investment in sales--type
   leases......................    (966,008)   (185,545)   (91,209)   (458,764)
  Proceeds received on lease
   payments....................     352,191     315,124    103,956     101,359
                                 ----------  ----------  ---------  ----------
Net cash provided/(used) by
 investing activities..........  (1,603,072)   (558,388)  (637,218)   (336,664)
                                 ----------  ----------  ---------  ----------
  Cash flows from financing
   activities:
  Net borrowing/(repayments) on
   note payable................     258,175     644,787    975,812     307,479
  (Advances)/repayments on note
   receivable--officers........      (2,156)     16,749   (100,000)   (135,000)
                                 ----------  ----------  ---------  ----------
Net cash provided/(used) by
 financing activities..........     256,019     661,536    875,812     172,479
                                 ----------  ----------  ---------  ----------
Net inc/(decrease) in cash and
 cash equivalents..............       6,702     347,406   (186,093)   (235,810)
Cash--Beginning of the year....     179,391     186,093    186,093     533,499
                                 ----------  ----------  ---------  ----------
Cash--End of the year..........  $  186,093  $  533,499  $       0  $  297,689
                                 ==========  ==========  =========  ==========
Supplementary disclosure of
 cash flow information:
  Interest paid................  $1,097,114  $1,179,133  $ 334,261  $  493,040
                                 ==========  ==========  =========  ==========

      See accountant's audit report and notes to the financial statements

                             INDUSTRIAL LIFT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  Industrial Lift, Inc. (the Company) is engaged in selling, rental and leasing of commercial lift equipment. The Company's headquarters are located in Vincentown, New Jersey and also has plant locations in Odenton, Maryland, Newport News, Virginia, and Ashland, Virginia.

INTERIM FINANCIAL STATEMENTS

  The accompanying balance sheet as of May 12, 1998 and the statements of income and retained earnings and cash flows for the period ended May 12, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

METHOD OF ACCOUNTING

  The Company maintains its books and records, and files its tax returns on the accrual basis of accounting. The financial statements have been prepared on that basis, in which revenue and gains are recognized when earned and expenses and losses are recognized when incurred.

  Preparation of the financial statements in conformity with generally accepted accounting principles requires the use of management's estimates.

INCOME TAXES

  The Company, with the consent of its shareholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company's taxable income. Therefore, no provision or liability for income taxes is reflected in these financial statements.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Improvements and betterments that materially extend the life of the asset are capitalized. Expenditures for maintenance and repairs that do not add materially to productive capacity or extend the life of an asset are expensed as incurred.

  The Company computes depreciation for financial reporting purposes using the straight line method over the estimated useful lives of the related assets. Both the straight-line and accelerated methods are utilized for tax purposes.

  When non-rental assets are retired, sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss thereon is reflected in the current year as other income.

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

NOTE B--CONCENTRATION OF CREDIT RISK

  The Company has concentrated its credit risk for cash by maintaining deposits in banks located within the same geographic region. The maximum loss that would have resulted from that risk totaled $196,567 and $301,682 at December 31, 1996 and 1997, respectively, and $197,688 as of May 12, 1998 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance.

  The Company provides sales on credit to substantially all of their customers, the majority of which are construction companies. As of December 31, 1996 and 1997, outstanding credit to customers is $1,853,061 and $2,485,668, respectively, and $1,823,681 as of May 12, 1998.

NOTE C--INVENTORIES

  Inventories, which are stated at the lower of cost (first in/first out) or market, consist of the following:

                                                   DECEMBER 31,
                                               ---------------------   MAY 12,
                                                  1996       1997       1998
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
     New equipment............................ $  850,650 $1,892,561 $2,296,124
     Used equipment...........................      6,590     22,632     16,841
     Parts, accessories and labor.............    610,830    586,677    541,096
                                               ---------- ---------- ----------
       Total.................................. $1,468,070 $2,501,870 $2,854,061
                                               ========== ========== ==========

NOTE D--INVESTMENT IN LEASES

  The Company leasing operations consist of leasing commercial lift equipment under short term and long term rental agreements. Certain of these long term leases fall under the classification as sales-type leases, whereby the lease gives rise to a dealers profit at the inception of the lease. The Company's net investment in sales-type leases consist of:

                                               DECEMBER 31,
                                           ----------------------    MAY 12,
                                              1996        1997        1998
                                           ----------  ----------  -----------
                                                                   (UNAUDITED)
     Minimum lease payment receivable..... $1,576,242  $1,034,885  $1,183,128
     Estimated residual value of leased
      property............................    637,600     522,251     673,052
                                           ----------  ----------  ----------
                                            2,213,842   1,557,136   1,856,180
     Less current portion.................   (390,009)   (274,181)   (326,837)
                                           ----------  ----------  ----------
                                           $1,823,833  $1,282,955  $1,529,343
                                           ==========  ==========  ==========

  Future annual minimum lease payments receivable on these leases are:

     1998.............................................................. $274,181
     1999..............................................................  235,026
     2000..............................................................  193,609
     2001..............................................................  152,611
     2002..............................................................   87,532

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

  The Company retains title to the leased equipment. The lessees pay taxes, licenses and insurance costs on the equipment.

SHORT-TERM RENTALS

  The value of future minimum rental payments under operating lease agreements is not determinable. The Company does not maintain the accounting to summarize this information due to the short term nature of the leases and the high volume of which leases are entered.

NOTE E--NOTES PAYABLE

  The Company has entered into various security agreements whereby they finance the equipment they purchased for leasing, rental and resale. The maturity dates vary according to the purchase date of the equipment and range between three to eight years. Equipment financing agreements consist of the following:

                                             DECEMBER 31,
                                        -----------------------   MAY 12,
                                           1996        1997        1998
                                        ----------- ----------- -----------
                                                                (UNAUDITED)
1. Security agreement with Gehl
   Company, payable in monthly
   installments of interest only
   payments, interest rate averaging
   between 8.0% to 10.0%, secured by
   inventory and accounts receivable... $   451,355 $   968,098 $   989,196
2. Security agreement with Associates
   Commercial Corporation, payable in
   monthly installments, floating
   interest rate averaging between 7.5%
   to 9.5%, secured by inventory,
   accounts receivable and rights to
   equipment financed..................  10,622,836  10,006,648   9,600,997
3. Security agreement with CitiCorp,
   payable in monthly installments,
   interest averaging between 8.0% to
   10.0%, secured by new and used
   inventory and rights to equipment
   financed............................     153,428          --          --
4. Mortgage payable to Associates
   Commercial Corporation payable in
   monthly installments of $9,544,
   interest at 10%, secured by property
   and plant. Effective April 1, 1998
   the payment will be $8,870 as a
   result of a change in the interest
   rate to 8.4%........................     798,089     761,728     748,475
5. Security agreement with Grove North
   America is payable within 360 days
   of original invoice date. Interest
   is calculated by Grove North America
   when the invoice is issued based on
   360 day repayment terms. Interest is
   calculated at 8.25%, secured by
   inventory...........................          --     934,022   1,639,307
                                        ----------- ----------- -----------
                                         12,025,708  12,670,496  12,977,975
  Less: Current Portion................   3,620,426   5,398,776
                                                                  3,459,388
                                        ----------- ----------- -----------
                                        $ 8,405,282 $ 7,271,720 $ 9,518,587
                                        =========== =========== ===========

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)
  Long-Term Maturities at December 31, 1997 are as follows:

           1999.................................. $ 2,311,740
           2000..................................   2,282,507
           2001..................................   1,832,837
           2002..................................     308,428
           Thereafter............................     536,208
                                                  -----------
                                                  $ 7,271,720
                                                  ===========

NOTE F--PROFIT SHARING CONTRIBUTION PAYABLE

  The Company has a profit sharing plan that provides coverage for all eligible employees who have been employed by the Company for at least six months at the end of the year. Each participant receives a proportionate share of the contribution based on his or her compensation to total compensation. The amount of the employer contributions is determined by the board of directors during the course of the year. Profit sharing contributions for the years ended December 31, 1996 and 1997 was $30,000 and $35,000, respectively, and $13,416 and $15,133 for the period ended May 12, 1997 and 1998, respectively.

NOTE G--RELATED PARTY TRANSACTIONS

  Included in other assets as of December 31, 1996 and 1997 and May 12, 1998 is $455,068, $438,319 and $573,319 in loans to shareholders including $34,694, $17,946 and $18,710 of accrued interest respectively. The notes have no repayment terms and are accruing interest at 4%. Repayment of $34,694 was made on the loans in 1997.

NOTE H--OPERATING LEASES

  The Company, as lessee, leases certain equipment and plant facilities under operating lease agreements.

  The Company entered into a three year lease agreement in April, 1997 for its facilities located in Odenton, Maryland. This lease calls for monthly rental payments of $4,213 and $4,424 over the next two consecutive years of the lease.

  The Company also rents its facilities located in Newport News, Virginia. The two year lease agreement was entered into in August, 1996. Monthly payments for the next year lease is $3,800 per month.

  The Company has a lease agreement for their Ashland, Virginia facility which began in June, 1997. The monthly lease payments for the 1998-1999 lease year are $1,200 per month.

  Certain commercial lift equipment rented to customers under the company's leasing operations are leased under the following operating lease agreements:

  . Eighty-four month lease beginning in December, 1997--First two payments at $3,235 per month--Eighty-two payments at $9,185 per month
  . Seventy-two month lease beginning in December, 1997--First two payments at $18,858 per month--Seventy payments at $28,578 per month
  . Seventy-two month lease beginning in November, 1997--First two payments at $5,703 per month--Seventy payments at $18,598 per month

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)
  The company has a lease agreement for their telephone and computer system which began in December, 1997. The agreement is for sixty months at $4,667 per month.

  Rent expense associated with the above leases was approximately $438,548 for the year ending December 31, 1997.

  Future rental payments under these operating leases at December 31, 1997 is as follows:


           1998...................................  $1,094,000
           1999...................................   1,002,460
           2000...................................     857,531
           2001...................................     805,448
           2002...................................     795,580
           Thereafter.............................     751,182
                                                    ----------
                                                    $5,306,201
                                                    ==========

NOTE I--LITIGATION

  In 1996 the Company settled a claim with the State of New Jersey and was assessed $1,700 in sales tax, which it paid.

  During 1995 the Company had been in a personal injury claim based upon theories of negligence, product liability, and willful and wanton disregard. This claim was settled in 1996 at no cost to the Company.

NOTE J--SUBSEQUENT EVENT

  On May 12 , 1998, United Rentals, Inc. purchased all of Industrial Lift, Inc.'s issued and outstanding common stock.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Able Equipment Rental, Inc.

  We have audited the combined balance sheet of Able Equipment Rental, Inc. (See Note 1) (the "Companies") as of December 31, 1997 and the related combined statements of income, stockholders' equity and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Able Equipment Rental, Inc. at December 31, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 15, 1998

                          ABLE EQUIPMENT RENTAL, INC.

                            COMBINED BALANCE SHEETS

                                                        DECEMBER    FEBRUARY
                                                        31, 1997    28, 1998
                                                       ----------- -----------
                                                                   (UNAUDITED)
                        ASSETS
Cash.................................................. $   489,330  $  273,090
Accounts receivable, net of allowance for doubtful
 accounts of $166,000 and $181,000 in 1997 and 1998,
 respectively.........................................   2,725,794   2,670,554
Unbilled receivables..................................     359,000     395,000
Inventory.............................................     583,013     413,617
Rental equipment, net.................................   9,413,628   9,518,678
Property and equipment, net...........................     696,070   1,008,900
Prepaid expenses and other assets.....................     145,742     116,589
                                                       ----------- -----------
    Total assets...................................... $14,412,577 $14,396,428
                                                       =========== ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS'
                        CAPITAL
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities........................................ $   989,038 $   784,412
  Debt................................................   8,120,710   8,395,970
  Stockholder loan....................................     364,600     364,600
  Deferred rent.......................................      18,247      18,247
  Deferred tax liability..............................      86,348     113,735
                                                       ----------- -----------
    Total liabilities.................................   9,578,943   9,676,964
Commitments and contingencies
Stockholders' equity and partners' capital:
 Stockholders' equity:
  Common stock........................................      17,000      17,000
  Additional paid-in capital..........................     102,978     102,978
  Retained earnings...................................   4,278,962   4,151,355
                                                       ----------- -----------
                                                         4,398,940   4,271,333
 Partners' capital....................................     434,694     448,131
                                                       ----------- -----------
    Total stockholders' equity and partners' capital..   4,833,634   4,719,464
                                                       ----------- -----------
Total liabilities and stockholders' equity and
 partners' capital.................................... $14,412,577 $14,396,428
                                                       =========== ===========


                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                         COMBINED STATEMENTS OF INCOME


                                                         TWO MONTHS  TWO MONTHS
                                            YEAR ENDED     ENDED       ENDED
                                             DECEMBER   FEBRUARY 28,  FEBRUARY
                                             31, 1997       1997      28, 1998
                                            ----------- ------------ ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals........................ $17,081,826  $1,631,226  $2,633,136
  Sales of rental equipment................     365,670         --          --
  Sales of parts, supplies and new
   equipment...............................   1,847,708     503,961     757,212
                                            -----------  ----------  ----------
Total revenues.............................  19,295,204   2,135,187   3,390,348
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation...........   6,944,226   1,005,933   1,306,857
  Depreciation, equipment rentals..........   1,667,366     201,010     302,678
  Cost of rental equipment sales...........     293,238         --          --
  Cost of parts, supplies and new equipment
   sales...................................   1,518,807     239,576     272,657
                                            -----------  ----------  ----------
Total cost of revenues.....................  10,423,637   1,446,519   1,882,192
                                            -----------  ----------  ----------
Gross profit...............................   8,871,567     688,668   1,508,156
Selling, general and administrative
 expenses..................................   6,438,632     627,098   1,241,182
Non-rental depreciation....................     172,489      14,440      27,130
                                            -----------  ----------  ----------
Operating income...........................   2,260,446      47,130     239,844
Interest expense...........................     591,701      42,099     113,995
                                            -----------  ----------  ----------
Income before provision for income taxes...   1,668,745       5,031     125,849
Provision for income taxes.................      61,235      19,436      36,269
                                            -----------  ----------  ----------
Net income (loss).......................... $ 1,607,510  $  (14,405) $   89,580
                                            ===========  ==========  ==========


                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

                               COMMON STOCK  ADDITIONAL
                              --------------  PAID-IN    RETAINED   PARTNERS'
                              SHARES AMOUNT   CAPITAL    EARNINGS    CAPITAL
                              ------ ------- ---------- ----------  ---------
Balance at January 1, 1997... 1,700  $17,000  $102,978  $3,290,014  $ 483,975
  Capital contributions......                                  --       6,000
  Stockholders and capital
   distributions.............                             (322,246)  (351,597)
  Net income.................                            1,311,194    296,316
                              -----  -------  --------  ----------  ---------
Balance at December 31,
 1997........................ 1,700  $17,000  $102,978  $4,278,962  $ 434,694
  Stockholders distributions
   (unaudited)...............                             (203,750)       --
  Net income (unaudited).....                               76,143     13,437
                              -----  -------  --------  ----------  ---------
Balance at February 28, 1998
 (unaudited)................. 1,700  $17,000  $102,978  $4,151,355  $ 448,131
                              =====  =======  ========  ==========  =========




                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           TWO MONTHS ENDED
                                             YEAR ENDED      FEBRUARY 28,
                                            DECEMBER 31,  --------------------
                                                1997        1997       1998
                                            ------------  ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................  $ 1,607,510   $ (14,405) $  89,580
Adjustments to reconcile net income (loss)
 to net cash provided by operating
 activities:
  Depreciation............................    1,839,855     215,450    329,808
  Gain on sale of property and equipment..      (72,432)     (6,556)      (559)
  Deferred tax liability..................       26,340      19,436     27,387
  Changes in assets and liabilities:
    (Increase) Decrease in accounts
     receivable...........................     (956,085)     57,264     55,240
    Increase in unbilled receivables......     (142,000)    (23,000)   (36,000)
    Increase (Decrease) in inventory......     (346,085)    102,170    169,396
    Decrease (Increase) in prepaid
     expenses and other assets............        5,467     (62,149)    29,153
    Increase (Decrease) in accounts
     payable, accrued expenses and other
     liabilities..........................      724,666     (29,375)  (204,627)
    Increase in deferred rent.............       18,247         --         --
                                            -----------   ---------  ---------
      Cash provided by operating
       activities.........................    2,705,483     258,835    459,378
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment..............   (5,395,221)   (399,294)  (407,728)
Proceeds from sale of rental equipment....      365,670      22,249        613
Purchases of property and equipment.......     (468,927)    (54,417)  (340,014)
                                            -----------   ---------  ---------
      Cash used in investing activities...   (5,498,478)   (431,462)  (747,129)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions.....................        6,000         --         --
Stockholders and capital distributions....     (673,843)        --    (203,750)
Principal payments on debt................   (2,495,519)   (343,900)  (311,207)
Borrowings under credit facility..........    6,116,144     346,667    586,468
                                            -----------   ---------  ---------
      Cash provided by financing
       activities.........................    2,952,782       2,767     71,511
                                            -----------   ---------  ---------
Increase (Decrease) in cash...............      159,787    (169,860)  (216,240)
Cash balance at beginning of period.......      329,543     329,543    489,330
                                            -----------   ---------  ---------
      Cash balance at end of period.......  $   489,330   $ 159,683  $ 273,090
                                            ===========   =========  =========

                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
(THE INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE TWO MONTHS ENDED FEBRUARY
                        28, 1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Able Equipment Rental, Inc. include the accounts of the following entities: Rental Equipment, Inc.; Butler & Son, Inc.; Butler & Derbyshire, Inc.; Butler & O'Connor; Butler & Butler; Butler, Rollins & Butler; Butler, Schlerf & Butler; Butler, Westbrook & Butler; Butler, Binder & Butler; Butler, Cook & Butler; Butler, Henkle & Butler; Butler, McKenney & Butler; Butler, Breitenstein & Butler; Butler, Escalante & Butler; and Butler, Paeper & Butler (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 10.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies have six locations and their principal market area is Southern California. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  On March 29, 1997 Rental Equipment, Inc. acquired for $1,500,000 a substantial amount of rental equipment and fixed assets from Sam's-U-Rent, Inc. and assumed all operations. The Company utilized the funds available under its line of credit to finance the purchase. The acquisition has been accounted for as a purchase and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values.

 Interim Financial Statements

  The accompanying combined balance sheet at February 28, 1998 and the combined statements of income, stockholders' equity and partners' capital and cash flows for the two-month periods ended February 28, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventory consists primarily of general replacement parts, fuel and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated seven-year useful life with no salvage value.

                          ABLE EQUIPMENT RENTAL, INC.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of rental equipment and cost of sales of rental equipment, respectively, in the combined statement of income.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated useful life of seven years. Leasehold improvements are amortized using the straight-line method over the estimated lives of the leasehold improvement or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $144,000, $17,000 and $24,000 in the year ended December 31, 1997 and in the two months ended February 28, 1997 and 1998, respectively.

 Income Taxes

  Rental Equipment, Inc. and Butler & Son, Inc. have elected, by unanimous consent of their shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state purposes. Under those provisions, the Companies do not pay federal or state income taxes; instead, the shareholders are liable for individual income taxes on their profits.

  Butler & Derbyshire, Inc., a C Corporation for federal tax purposes, applied an asset and liability approach to accounting for income taxes. Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the combined financial statements. Deferred tax balances are determined by using tax rates to be in effect when the taxes will actually be paid or refunds received.

  All the other entities included in these combined financial statements are partnerships. No provision has been made in the accompanying financial statements for any federal, state, or local income taxes since they are the liability of the individual partners.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          ABLE EQUIPMENT RENTAL, INC.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
   Rental equipment................................... $16,709,153  $17,116,881
   Less accumulated depreciation......................   7,295,525    7,598,203
                                                       -----------  -----------
   Rental equipment, net.............................. $ 9,413,628  $ 9,518,678
                                                       ===========  ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
   Transportation equipment...........................  $  901,400   $1,228,870
   Furniture and fixtures.............................     321,638      330,289
   Leasehold improvements.............................     259,854      259,854
                                                        ----------   ----------
                                                         1,482,892    1,819,013
   Less accumulated depreciation......................     786,822      810,113
                                                        ----------   ----------
     Total............................................  $  696,070   $1,008,900
                                                        ==========   ==========

5. DEBT AND STOCKHOLDER LOAN

  Debt and stockholder loan consists of the following:

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1997         1998
                                                      ------------ ------------
                                                                   (UNAUDITED)
   Sanwa Bank--Various lines of credit with combined
    monthly payments of $122,452 and $163,958, in
    1997 and 1998 respectively including interest
    from 8.1% to 9.5%...............................   $8,120,710   $8,395,970
   Stockholder Loan--No set principal payments. Loan
    is due on December 13, 1999. The loan accrues
    interest at a rate of 10% per year. ............      364,600      364,600
                                                       ----------   ----------
                                                       $8,485,310   $8,760,570
                                                       ==========   ==========

  Substantially all rental equipment collateralized the above bank notes. All debt was paid off in connection with the acquisition discussed in Note 10.

                          ABLE EQUIPMENT RENTAL, INC.

6. INCOME TAXES

  The provision for income taxes consists of the following:

                                                                   TWO MONTHS
                                                                      ENDED
                                                     YEAR ENDED   FEBRUARY 28,
                                                    DECEMBER 31, ---------------
                                                        1997      1997    1998
                                                    ------------ ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.......................................   $20,009    $   --  $ 7,023
     State.........................................    14,886        --    1,859
                                                      -------    ------- -------
                                                       34,895        --    8,882
   Deferred:
     Federal.......................................       --         --
     State.........................................    26,340     19,436  27,387
                                                      -------    ------- -------
                                                       26,340     19,436  27,387
                                                      -------    ------- -------
                                                      $61,235    $19,436 $36,269
                                                      =======    ======= =======

  Significant components of the Companies deferred tax liability are as follows:

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1997         1998
                                                      ------------ ------------
                                                                   (UNAUDITED)
   Difference in basis of accounting.................   $34,375      $ 54,566
   Cumulative tax depreciation in excess of book.....    51,973        59,169
                                                        -------      --------
   Deferred tax liability............................   $86,348      $113,735
                                                        =======      ========

7. OPERATING LEASES

  The Companies lease six store locations on long-term leases. The Companies are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through May 2007 and include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases. The Companies recorded a liability for deferred rent to reflect the excess of rent expense over cash payments which is included in the accompanying combined balance sheet.

  Total rent expense for the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998 was approximately $846,000, $66,000 and $182,000, respectively.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year, are as follows:

        1998......................................................... $  918,000
        1999.........................................................    851,000
        2000.........................................................    810,000
        2001.........................................................    810,000
        2002.........................................................    810,000
        Thereafter...................................................  3,230,000
                                                                      ----------
          Total...................................................... $7,429,000
                                                                      ==========

                          ABLE EQUIPMENT RENTAL, INC.

8. COMMON STOCK

  The common stock of the Companies at December 31, 1997 and February 28, 1998 (unaudited) is summarized as follows:

                                                         SHARES
                                                 ----------------------
                                                            ISSUED AND
                                       PAR VALUE AUTHORIZED OUTSTANDING AMOUNT
                                       --------- ---------- ----------- -------
   Rental Equipment, Inc. ............     $10     7,500         500    $ 5,000
   Butler & Son, Inc. ................  no par     5,000         200      2,000
   Butler & Derbyshire, Inc...........  no par     5,000       1,000     10,000
                                                               -----    -------
                                                               1,700    $17,000
                                                               =====    =======

9. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998, total interest paid was $554,701, $48,666 and $114,822, respectively.

  For the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998, total income taxes paid was $9,000, $0 and $0, respectively

10. SUBSEQUENT EVENT

  On March 23, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of Rental Equipment Inc., Butler & Son, Inc. and Butler & Derbyshire, Inc. as well as the net assets of the partnerships included herein.

         INDEPENDENT AUDITORS' REPORT ON COMBINED FINANCIAL STATEMENTS

Board of Directors Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc.

  We have audited the accompanying combined balance sheet of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997 and the related combined statements of income and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997 and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/  Beene Garter LLP

July 23, 1998
Grand Rapids, Michigan

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                            COMBINED BALANCE SHEETS

                                                       DECEMBER 31,   MAY 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current Assets
  Cash................................................  $  440,146  $1,304,088
  Accounts receivable.................................     911,325   1,402,058
  Refundable income taxes.............................      63,287         --
  Inventories.........................................   1,296,093   2,231,832
                                                        ----------  ----------
TOTAL CURRENT ASSETS..................................   2,710,851   4,937,978
Rental Equipment, net.................................   4,724,733   3,438,583
Property, Plant and Equipment, net....................     238,388     237,995
                                                        ----------  ----------
                                                        $7,673,972  $8,614,556
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank overdraft......................................  $  311,917  $      --
  Notes payable.......................................   2,070,106   1,526,658
  Accounts payable....................................     289,310     275,169
  Accrued expenses
    Federal income tax................................         --      637,560
    Other.............................................     215,915     142,869
  Customer deposits...................................     154,472       6,769
  Deferred income taxes...............................     150,000     150,000
                                                        ----------  ----------
TOTAL CURRENT LIABILITIES.............................   3,191,720   2,739,025
Stockholders' Equity
  Common stock, no par value; authorized 50,000
   shares; issued and outstanding 6,000...............       6,000       6,000
  Common stock, $1 par value; authorized 50,000
   shares; issued and outstanding 21,750..............      21,750      21,750
  Retained earnings...................................   4,454,502   5,847,781
                                                        ----------  ----------
                                                         4,482,252   5,875,531
                                                        ----------  ----------
                                                        $7,673,972  $8,614,556
                                                        ==========  ==========

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                         FIVE MONTHS  FIVE MONTHS
                                            YEAR  ENDED     ENDED        ENDED
                                            DECEMBER 31,   MAY 31,      MAY 31,
                                                1997        1998         1997
                                            ------------ -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Revenues
  Equipment rentals.......................   $3,082,730  $1,255,473   $1,123,104
  Sales of new, used and rental equipment,
   parts and other........................   15,188,885   6,921,749    6,007,118
                                             ----------  ----------   ----------
                                             18,271,615   8,177,222    7,130,222
Cost of Sales
  Rental equipment depreciation...........    1,697,339     748,000      635,000
  Cost of sales...........................   11,509,080   4,393,854    4,783,983
                                             ----------  ----------   ----------
                                             13,206,419   5,141,854    5,418,983
                                             ----------  ----------   ----------
GROSS PROFIT..............................    5,065,196   3,035,368    1,711,239
Selling, General and Administrative
 Expenses.................................    3,420,352     902,584    1,139,258
Non-rental Depreciation and Amortization..      102,359      35,350       38,250
                                             ----------  ----------   ----------
Operating Income..........................    1,542,485   2,097,434      533,731
                                             ----------  ----------   ----------
Other Income (Expense)
  Interest income.........................       45,631      33,621        5,503
  Gain on sale of non-rental equipment....       38,471         --           --
  Other income............................       75,857      22,028       34,293
  Interest expense........................     (111,927)    (32,804)     (51,729)
                                             ----------  ----------   ----------
                                                 48,032      22,845      (11,933)
                                             ----------  ----------   ----------
INCOME BEFORE INCOME TAXES................    1,590,517   2,120,279      521,798
Provision for Income Taxes................      544,138     727,000      187,000
                                             ----------  ----------   ----------
NET INCOME................................    1,046,379   1,393,279      334,798
Beginning Retained Earnings...............    3,408,123   4,454,502    3,408,123
                                             ----------  ----------   ----------
ENDING RETAINED EARNINGS..................   $4,454,502  $5,847,781   $3,742,921
                                             ==========  ==========   ==========

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                        FIVE MONTHS  FIVE MONTHS
                                           YEAR ENDED      ENDED        ENDED
                                          DECEMBER 31,    MAY 31,      MAY 31,
                                              1997         1998         1997
                                          ------------  -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Cash Flows from Operating Activities
  Net income............................. $ 1,046,379   $1,393,279   $   334,798
  Adjustments to reconcile net income to
   net cash provided by operating
   activities............................
    Depreciation and amortization........   1,799,698      783,350       673,250
    Gain sale of non-rental equipment....     (38,741)         --            --
    Gain on sale of rental equipment.....    (604,752)    (912,841)     (209,378)
    Deferred income taxes................     185,000          --            --
    Changes in assets and liabilities
      Accounts receivable................    (187,919)    (427,446)     (540,038)
      Inventories........................     313,739     (935,739)     (315,768)
      Accounts payable, accrued expenses
       and other liabilities.............    (575,471)     402,670        22,895
                                          -----------   ----------   -----------
NET CASH PROVIDED (USED) BY OPERATING
 ACTIVITIES..............................   1,937,933      303,273       (34,241)
Cash Flows from Investing Activities
  Purchase of rental equipment...........  (9,056,754)    (902,990)   (1,948,032)
  Purchase of non-rental equipment.......     (73,591)     (34,958)      (56,649)
  Proceeds from sale of rental
   equipment.............................   7,205,622    2,353,982     2,239,869
  Proceeds from sale of non-rental
   equipment.............................      81,873          --            --
                                          -----------   ----------   -----------
NET CASH (USED) PROVIDED BY INVESTING
 ACTIVITIES..............................  (1,842,850)   1,416,034       235,188
Cash Flows from Financing Activities
  Bank overdraft.........................    (156,626)    (311,917)     (468,543)
  Change in notes payable................     285,939     (543,448)      142,528
                                          -----------   ----------   -----------
NET CASH PROVIDED (USED) BY FINANCING
 ACTIVITIES..............................     129,313     (855,365)     (326,015)
                                          -----------   ----------   -----------
INCREASE (DECREASE) IN CASH..............     224,396      863,942      (125,068)
Cash Balance at Beginning of Period......     215,750      440,146       215,750
                                          -----------   ----------   -----------
CASH BALANCE AT END OF PERIOD............ $   440,146   $1,304,088   $    90,682
                                          ===========   ==========   ===========
Supplemental Cash Flow Information
  Cash paid for interest................. $   111,927   $   32,804   $    51,729
  Cash paid for income taxes............. $   415,280   $   26,153   $   103,820

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
         (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE THREE MONTHS
                   ENDED MAY 31, 1998 AND 1997 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business and Basis of Presentation

  The combined financial statements include the accounts of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. (collectively the "Company"). Grand Valley Equipment Co., Inc. ("GVE") and Kubota of Grand Rapids, Inc. ("KGR") are combined due to common ownership and operations which are complimentary. The financial statements of GVE as of October 31, 1997 (GVE's fiscal year end) are combined with the financial statements of KGR as of December 31, 1997. The financial statements of GVE as of March 31, 1998 and 1997 are combined with the financial statements of KGR as of May 31, 1998 and 1997.

  The Company rents and sells heavy and light machinery and equipment primarily in the Western Michigan area. All significant intercompany accounts and transactions have been eliminated on combination.

 Interim Financial Statements

  The accompanying combined balance sheets at May 31, 1998, and the combined statements of income, and retained earnings and cash flows for the five month periods ended May 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Inventories

  Inventories, which consist of heavy and light machinery and equipment, are valued at the lower of cost or net realizable value.

 Revenue Recognition

  Revenue related to the sale of heavy and light machinery and equipment is recognized at the point of sale. Revenue related to the rental of heavy and light machinery is recognized at the time of return for rentals of one month or less, and ratably over the contract term for rentals in excess of one month.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using an accelerated method over an estimated five-year useful life with no salvage value.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation of property and equipment is provided on accelerated methods over the estimated useful lives of the respective assets.

  The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations. Ordinary maintenance and repair costs are charged to operations as incurred.

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities would be determined based on the difference between the financial statement and tax basis of assets and liabilities, primarily due to differences in the carrying value of rental equipment, using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with quality financial institutions and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

NOTE 3--RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                      DECEMBER 31,    MAY 31,
                                                          1997         1998
                                                      ------------  -----------
                                                                    (UNAUDITED)
   Rental equipment.................................. $ 7,694,776   $ 7,156,627
   Less: Accumulated depreciation....................  (2,970,043)   (3,718,044)
                                                      -----------   -----------
   Rental Equipment, net............................. $ 4,724,733   $ 3,438,583
                                                      ===========   ===========

NOTE 4--PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,   MAY 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Land................................................  $   5,000    $   5,000
   Buildings...........................................     60,957       60,957
   Machinery and equipment.............................    270,759      270,759
   Office furniture and equipment......................     17,066       10,434
   Vehicles............................................    368,476      410,065
                                                         ---------    ---------
                                                           722,258      757,215
   Less: Accumulated depreciation......................   (483,870)    (519,220)
                                                         ---------    ---------
                                                         $ 238,388    $ 237,995
                                                         =========    =========

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

NOTE 5--NOTES PAYABLE

  Notes payable consist of the following:

                                                       DECEMBER 31,   MAY 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   $2,500,000 line-of-credit, providing for interest
    at prime rate (8.5% at December 31, 1997), due in
    March, 1999, secured by the assets of the
    Company..........................................   $1,605,000  $  480,000
   Amounts due under manufacturer floor plan
    arrangement represent amounts on which principle
    and interest are not yet due.....................      465,106   1,046,658
                                                        ----------  ----------
                                                        $2,070,106  $1,526,658
                                                        ==========  ==========

NOTE 6--LEASES

  The Company leases operating facilities under operating leases from entities under similar ownership. Rent expense under these leases totaled $184,000 for the year ended December 31, 1997 and $30,000 and $77,000 for five months ended May 31, 1998 and 1997, respectively. Under the lease agreements, aggregate rent is payable in monthly installments of $6,000. The agreements provide for an increase in annual rent based on the Consumer Price Index of the previous five years. Future minimum rent commitments are $72,000 each for years ended December 31, 1998 to December 31, 2004, to be adjusted based on the increase in the Consumer Price Index. There is no formal lease agreement for the GVE lease, they are leasing on a month to month basis.

NOTE 7--INCOME TAXES

  The provision for income taxes consists of the following:

                                                                 MAY 31,
                                            DECEMBER 31, -----------------------
                                                1997        1997        1998
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
   Currently payable.......................   $359,138    $187,000    $727,000
   Deferred................................    185,000         --          --
                                              --------    --------    --------
   Federal income tax......................   $544,138    $187,000    $727,000
                                              ========    ========    ========

  The effective rate for income tax expense differs from the statutory rate of 34% when applied to income from continuing operations before income taxes due to certain nondeductible expenses of the Company.

NOTE 8--RETIREMENT PLAN

  The Company has adopted a profit-sharing plan and a 401(k) plan that covers substantially all employees and provides for discretionary employer and voluntary employee contributions.

  KGR has established a defined contribution 401(k) retirement plan which covers substantially all full-time employees. The employees may contribute up to $9,500 annually. Company contributions are discretionary. Company contributions to the plan were $20,102, $6,114 and $6,057 for the year ended December 31, 1997 and for the five month periods ended May 31, 1998 and 1997, respectively.

  GVE has established a Profit-Sharing Plan under section 401 and 501 of the Internal Revenue Code. Substantially all full-time employees are eligible for the plan. Yearly employer contributions are discretionary.

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

Employees may also elect to contribute to the plan. Company contributions to the plan were $151,152 for the year ended December 31, 1997. Company contributions to the plan were $63,000 and $62,500 for the five month periods ended May 31, 1998 and 1997, respectively.

NOTE 9--CONTINGENCIES

  The Company may occasionally be subject to certain liability claims resulting from the normal course of business.

NOTE 10--SUBSEQUENT EVENT

  On June 9, 1998, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of both GVE and KGR.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
McClinch Equipment Services, Inc:

  We have audited the accompanying balance sheet of McClinch Equipment Services, Inc. as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McClinch Equipment Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut
March 6, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                                               October 28, 1998

To the Stockholders of
McClinch Equipment Services, Inc.:

  In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of McClinch Equipment Services, Inc. at August 31, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

                       MCCLINCH EQUIPMENT SERVICES, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31, AUGUST 31,
                                                           1997        1998
                                                       ------------ -----------
                       ASSETS:
Cash and cash equivalents............................  $   314,000  $ 1,160,000
Accounts receivable, less allowance for doubtful
 accounts of $75,000.................................    3,611,000    3,388,000
State income taxes receivable........................        1,000       11,000
Inventories..........................................      354,000      499,000
Net investment in sales-type leases (Note 2).........       49,000      114,000
Fixed assets, net (Note 3)...........................   18,631,000   24,031,000
Other assets.........................................       29,000       24,000
Due from related parties.............................      151,000          --
                                                       -----------  -----------
  Total assets.......................................  $23,140,000  $29,227,000
                                                       ===========  ===========
                    LIABILITIES:
Notes payable (Note 4)...............................  $16,200,000  $20,600,000
Accounts payable and accrued expenses................    1,237,000      940,000
Due to related parties...............................          --       248,000
Deferred state income taxes (Note 6).................      500,000      389,000
                                                       -----------  -----------
  Total liabilities..................................   17,937,000   22,177,000
                                                       -----------  -----------
Commitments (Note 8)
                STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, 6,000 shares;
 issued and outstanding, 100 shares..................          --           --
Additional paid-in capital...........................       10,000       10,000
Retained earnings....................................    5,193,000    7,040,000
                                                       -----------  -----------
  Total stockholders' equity.........................    5,203,000    7,050,000
                                                       -----------  -----------
  Total liabilities and stockholders' equity.........  $23,140,000  $29,227,000
                                                       ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                          EIGHT MONTHS ENDED
                                            YEAR ENDED        AUGUST 31,
                                           DECEMBER 31,  ----------------------
                                               1997         1998        1997
                                           ------------  ----------  ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals and service........... $12,141,000    9,341,000  $7,205,000
  Sales...................................   4,759,000    2,958,000   2,936,000
                                           -----------   ----------  ----------
                                            16,900,000   12,299,000  10,141,000
                                           -----------   ----------  ----------
Cost of equipment rentals and service
 (Note 5).................................   6,520,000    5,080,000   3,954,000
Cost of sales.............................   3,642,000    2,267,000   2,280,000
                                           -----------   ----------  ----------
    Gross profit..........................   6,738,000    4,952,000   3,907,000
Selling expenses (Note 5).................   1,540,000    1,006,000     921,000
General and administrative expenses (Note
 5).......................................   2,445,000    1,359,000     909,000
                                           -----------   ----------  ----------
                                             2,753,000    2,587,000   2,077,000
Other income (expense):
  Other income............................     410,000       52,000     300,000
  Interest income.........................      56,000       16,000      32,000
  Interest expense........................  (1,167,000)    (913,000)   (722,000)
                                           -----------   ----------  ----------
    Income before provision for state in-
     come taxes...........................   2,052,000    1,742,000   1,687,000
Provision (benefit) for state income
 taxes:
  Current.................................       7,000        6,000       5,000
  Deferred................................     100,000     (111,000)     95,000
                                           -----------   ----------  ----------
    Net income............................   1,945,000    1,847,000   1,587,000
Retained earnings, beginning of period....   3,248,000    5,193,000   3,248,000
                                           -----------   ----------  ----------
    Retained earnings, end of period...... $ 5,193,000   $7,040,000  $4,835,000
                                           ===========   ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                         EIGHT MONTHS ENDED
                                          YEAR ENDED         AUGUST 31,
                                         DECEMBER 31,  ------------------------
                                             1997         1998         1997
                                         ------------  -----------  -----------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income............................ $ 1,945,000   $ 1,847,000  $ 1,587,000
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................   3,215,000     2,772,000    2,033,000
    Gain on sale of equipment...........    (180,000)     (143,000)     (91,000)
    Deferred state income taxes.........     100,000      (111,000)      95,000
                                         -----------   -----------  -----------
                                           5,080,000     4,365,000    3,624,000
  Changes in assets and liabilities:
    Accounts receivable.................  (1,460,000)      223,000     (352,000)
    State income taxes receivable.......       1,000       (10,000)      (1,000)
    Inventories.........................      (2,000)     (145,000)      69,000
    Other assets........................      (9,000)        5,000          --
    Accounts payable and accrued
     expenses...........................     449,000      (297,000)      99,000
    Due to or from related parties......    (243,000)      399,000      162,000
                                         -----------   -----------  -----------
      Net cash provided by operating
       activities.......................   3,816,000     4,540,000    3,601,000
                                         -----------   -----------  -----------
Cash flows from investing activities:
  Acquisition of property and rental
   equipment............................  (8,814,000)   (8,394,000)  (7,934,000)
  Net investment in sales-type leases...      26,000       (65,000)      46,000
  Proceeds from the sale of equipment...     495,000       365,000      220,000
                                         -----------   -----------  -----------
      Net cash used in investing
       activities.......................  (8,293,000)   (8,094,000)  (7,668,000)
                                         -----------   -----------  -----------
Cash flows from financing activities:
  Borrowings under line of credit.......   8,750,000     7,700,000    7,550,000
  Repayments under line of credit.......  (4,050,000)   (3,300,000)   2,650,000
                                         -----------   -----------  -----------
      Net cash provided by financing
       activities.......................   4,700,000     4,400,000    4,900,000
                                         -----------   -----------  -----------
      Net increase in cash and cash
       equivalents......................     223,000       846,000      833,000
Cash and cash equivalents, beginning of
 period.................................      91,000       314,000       91,000
                                         -----------   -----------  -----------
      Cash and cash equivalents, end of
       period........................... $   314,000   $ 1,160,000  $   924,000
                                         ===========   ===========  ===========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for:
   Interest............................. $ 1,131,000   $   892,000  $   704,000
   State income taxes...................       6,000         9,000        6,000

    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
    (ALL INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Company's Business:

  McClinch Equipment Services, Inc. (the "Company") is an exclusive dealer for JLG Industries in New Jersey, Delaware, Maryland, Washington D.C., and Northern Virginia. The Company also has distribution agreements with other manufacturers in New Jersey, Delaware, Maryland, Pennsylvania, Washington, D.C. and Virginia. Revenues are derived principally from the rental of aerialift equipment and material handling equipment and the sale of new and used aerialift equipment to a diversified customer base including contractors and other users.

 Basis of Presentation:

  The balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as an equipment rental company.

 Interim Financial Statements:

  The accompanying statements of income and retained earnings and cash flows for the eight month periods ended August 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  a. Operating Leases. Rental revenue is recognized over the lease term (generally less than one year) as earned.

  b. Sales-Type Leases: Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments with original maturities of less than 90 days. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Fixed Assets:

  Fixed assets, consisting principally of the Company's fleet of aerialift equipment, primarily held for rental under operating leases, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: rental equipment, shop equipment, furniture and fixtures and computer equipment, 7 years; vehicles, 5 years; and leasehold improvements, over the remaining term of the lease.

                       MCCLINCH EQUIPMENT SERVICES, INC.

    (ALL INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company has elected to be taxed as a Small Business Corporation under the Internal Revenue Code. Under this regulation the Company's income is reported for federal income tax purposes by the stockholders on their individual tax returns. Accordingly, the financial statements reflect no provision or liability for federal income taxes.

  The small business corporation election can be made in some of the states in which the Company does business and accordingly, the financial statements only reflect state income tax provisions for the states in which the election can not be made.

  The Company recognizes deferred tax assets and liabilities for the expected future state tax consequences of events that have been recognized in the Company's financial statements or state tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that deferred tax assets will not be realized.

 Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts to more properly reflect the nature of the item.

2. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                         DECEMBER 31, AUGUST 31,
                                                             1997        1998
                                                         ------------ ----------
   Minimum lease payments receivable....................   $53,000     $125,000
     Less, Unearned interest income.....................    (4,000)     (11,000)
                                                           -------     --------
   Net investment in sales-type leases..................   $49,000     $114,000
                                                           =======     ========

  All future minimum lease payments are receivable during 1998 and 1999.

                       MCCLINCH EQUIPMENT SERVICES, INC.

    (ALL INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


3. FIXED ASSETS

  Fixed assets consist of the following:

                                                        DECEMBER
                                                           31,      AUGUST 31,
                                                          1997         1998
                                                       -----------  -----------
   Land and building.................................. $       --   $   242,000
   Rental equipment...................................  24,854,000   32,175,000
   Vehicles...........................................   1,043,000    1,290,000
   Shop equipment.....................................      35,000       79,000
   Office equipment...................................      28,000       31,000
   Leasehold improvements.............................         --        32,000
                                                       -----------  -----------
                                                        25,960,000   33,849,000
     Less, Accumulated depreciation...................  (7,329,000)  (9,818,800)
                                                       -----------  -----------
                                                       $18,631,000  $24,031,000
                                                       ===========  ===========

4. NOTES PAYABLE

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $28,000,000 or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The unused portion of the line of credit was $11,800,000 and $7,400,000 at December 31, 1997 and August 31, 1998, respectively.

  At December 31, 1997, the outstanding balance bears interest at fluctuating 30-day LIBOR rate plus 2 1/4% (8.2% at December 31, 1997). Effective in January 1998, the outstanding balance bears interest at the fluctuating 30-day LIBOR rate plus 1 3/4% (7.4% at August 31, 1998) and the Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit. The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4% for 90, 180 or 360 days.

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in 48 monthly installments.

  Although there are no fixed payments on the principal, the Company expects the aggregate maturities of debt outstanding at December 31, 1997 to approximate the following:

      1998........................................................... $4,050,000
      1999...........................................................  4,050,000
      2000...........................................................  4,050,000
      2001...........................................................  4,050,000

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement. In addition, an affiliate of the Company has guaranteed this debt.

  The lenders require, among other terms, that the Company and its affiliate on a combined basis meet certain financial ratios and obtain approval prior to issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

  On September 1, 1998, the note payable was paid in full (see Note 9).

                       MCCLINCH EQUIPMENT SERVICES, INC.

    (ALL INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


5. RELATED PARTY TRANSACTIONS

  An affiliate (through common ownership) provides services to the Company in connection with its operations. The primary expenses, which are incurred and paid by the affiliate and allocated to the Company, include salaries ($1,750,000 for the year ended December 31, 1997 and $750,000 and $520,000 for the eight months ended August 31, 1998 and 1997, respectively, included in general and administrative expenses) and spare parts inventory, trucking services and insurance expenses ($850,000, for the year ended December 31, 1997, and $590,000 and $489,000 for the eight months ended August 31, 1998 and 1997, respectively, included in cost of equipment rentals and service).

  The Company rents equipment to the affiliate under an informal equipment sharing agreement for ultimate rental to the affiliate's customers in New York and Connecticut. In addition, the Company rents equipment from the affiliate for ultimate rental to customers in its operating areas. The net revenue earned (included in equipment rentals and service revenues) by the Company under these arrangements for the year ended December 31, 1997 was $178,000 and $352,000 and $127,000 for the eight months ended August 31, 1998 and 1997, respectively.

  The Company purchased used rental equipment from an affiliate for ultimate sale to unrelated third parties amounting to $964,000 for the year ended December 31, 1997 and $657,000 and $795,000 for the eight months ended June 30, 1998 and 1997, respectively. Additionally, the Company sold used rental equipment to the affiliate for ultimate sale to unrelated third parties. The selling price of such equipment amounted to $239,000 for the year ended December 31, 1997 and $75,000 and $153,000 for the eight months ended August 31, 1998 and 1997, respectively.

  These transactions are settled in the normal course of business.

6. INCOME TAXES

  Deferred state income taxes are recorded to reflect primarily the tax consequences on future years of temporary differences between the tax bases of assets and liabilities, principally fixed assets and accounts receivable, and their financial reporting amounts at each year-end and for tax operating loss carryforwards.

  The components of deferred state tax assets and liabilities are as follows:

                                                        DECEMBER 31, AUGUST 31,
                                                            1997        1998
                                                        ------------ ----------
   Deferred tax assets:
     Net operating loss carryforward...................  $  22,000   $  10,000
     Accounts receivable...............................      5,000       4,000
   Deferred tax liabilities:
     Fixed assets......................................   (377,000)   (303,000)
     Other.............................................   (150,000)   (100,000)
                                                         ---------   ---------
                                                         $(500,000)  $(389,000)
                                                         =========   =========

  No valuation allowance has been recognized for deferred tax assets. The Company has various state net operating loss carryforwards at December 31, 1997 of approximately $357,000 which expire from 2002 through 2012.

                       MCCLINCH EQUIPMENT SERVICES, INC.

    (ALL INFORMATION FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 AND 1997 IS
                                  UNAUDITED)


7. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan by the Company were $75,000 for the year ended December 31, 1997. There were no discretionary contributions under the plan by the Company for the eight months ended August 31, 1998 and 1997.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute an amount equal to 25% of employees' contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $12,000 for the year ended December 31, 1997 and $14,000 and $10,000 for the eight months ended August 31, 1998 and 1997, respectively.

8. COMMITMENTS

  The Company leases buildings in Delaware, Virginia, Maryland and New Jersey from unrelated parties in the form of operating leases which expire in 1998 and 1999. Total future minimum lease payments of $190,000 are as follows:
1998, $163,000; and 1999, $27,000. In addition, the Company leases buildings in New Jersey and Virginia on a month-to-month basis. Total rent expense of $243,000 was incurred for the year ended December 31, 1997 and $178,000 and $152,000 for the eight months ended August 31, 1998 and 1997, respectively.

9. SUBSEQUENT EVENT

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Valley Rentals, Inc.

  We have audited the combined balance sheet of Valley Rentals, Inc. (see Note
1) (the "Companies") as of December 31, 1997 and the related combined statements of income, stockholders' equity and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Valley Rentals, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 20, 1998, except for Note 10,
as to which the date is April 22,
1998

                              VALLEY RENTALS, INC.

                            COMBINED BALANCE SHEETS

                                                      DECEMBER 31,   MARCH 31,
                                                          1997         1998
                                                      ------------  -----------
                                                                    (UNAUDITED)
                       ASSETS
Cash................................................. $   663,540   $    86,842
Accounts receivable, net of allowance for doubtful
 accounts of $117,275................................   2,116,829     1,955,545
Inventory............................................     169,514       171,114
Rental equipment, net................................   9,696,900     9,846,963
Property and equipment, net..........................   1,791,348     1,763,087
Prepaid expenses and other assets....................      94,146        50,945
                                                      -----------   -----------
    Total assets..................................... $14,532,277   $13,874,496
                                                      ===========   ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities....................................... $ 1,684,216   $ 1,436,169
  Stockholder loan...................................     137,385       103,675
  Debt...............................................   1,109,707     1,432,271
                                                      -----------   -----------
    Total liabilities................................   2,931,308     2,972,115
Commitments and contingencies
Stockholders' equity and partners' capital:
 Stockholders' equity:
  Common stock, Valley Rentals, Inc., no par value,
   10,000 shares authorized, 3,633 shares issued and
   outstanding.......................................      58,650        58,650
  Additional paid-in capital.........................   1,854,431     1,854,431
  Retained earnings..................................   9,691,223     8,992,635
 Partners' capital (deficit)--Valley Equipment
  Leasing, LLC ......................................      (3,335)       (3,335)
                                                      -----------   -----------
    Total stockholders' equity and partners'
     capital.........................................  11,600,969    10,902,381
                                                      -----------   -----------
    Total liabilities and stockholders' equity and
     partners' capital............................... $14,532,277   $13,874,496
                                                      ===========   ===========


                            See accompanying notes.

                              VALLEY RENTALS, INC.

                         COMBINED STATEMENTS OF INCOME

                                                          THREE MONTHS ENDED
                                            YEAR ENDED         MARCH 31,
                                           DECEMBER 31,  ----------------------
                                               1997         1997        1998
                                           ------------  ----------  ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals....................... $12,998,863   $2,984,396  $2,835,547
  Sales of rental equipment...............     663,776      201,797     351,103
  Sales of parts, supplies and new
   equipment..............................   1,965,431      203,804     226,372
                                           -----------   ----------  ----------
    Total revenues........................  15,628,070    3,389,997   3,413,022
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation..........   3,809,895      834,400   1,051,236
  Depreciation, equipment rentals.........   3,475,710      758,568     783,393
  Cost of rental equipment sales..........     336,664      186,153     170,128
  Cost of parts, supplies and new
   equipment sales........................   1,001,695      138,994     159,831
                                           -----------   ----------  ----------
    Total cost of revenues................   8,623,964    1,918,115   2,164,588
                                           -----------   ----------  ----------
    Gross profit..........................   7,004,106    1,471,882   1,248,434
Selling, general and administrative
 expenses.................................   4,725,084    1,159,283   1,226,219
Non-rental depreciation...................     304,895       69,072      91,525
                                           -----------   ----------  ----------
    Operating income (loss)...............   1,974,127      243,527     (69,310)
Interest expense..........................     159,488       23,739      12,321
Interest (income).........................     (61,651)     (15,784)    (19,445)
Other (income), net.......................     (37,427)       7,053       9,785
                                           -----------   ----------  ----------
    Net income (loss)..................... $ 1,913,717   $  228,519  $  (71,971)
                                           ===========   ==========  ==========


                            See accompanying notes.

                              VALLEY RENTALS, INC.

       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

                                 COMMON STOCK  ADDITIONAL              PARTNERS'
                                --------------  PAID-IN    RETAINED     CAPITAL
                                SHARES AMOUNT   CAPITAL    EARNINGS    (DEFICIT)
                                ------ ------- ---------- -----------  ---------
Balance at January 1, 1997....  3,633  $58,650 $1,854,431 $ 8,819,142  $(10,877)
  Net income..................                              1,906,175     7,542
  Stockholder distributions...                             (1,034,094)
                                -----  ------- ---------- -----------  --------
Balance at December 31, 1997..  3,633   58,650  1,854,431   9,691,223    (3,335)
  Net loss (Unaudited)........                                (71,971)
  Stockholder distributions
   (Unaudited)................                               (626,617)
                                -----  ------- ---------- -----------  --------
Balance at March 31, 1998
 (Unaudited)..................  3,633  $58,650 $1,854,431 $ 8,992,635  $ (3,335)
                                =====  ======= ========== ===========  ========




                            See accompanying notes.

                              VALLEY RENTALS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS


                                                         THREE MONTHS ENDED
                                          YEAR ENDED         MARCH 31,
                                         DECEMBER 31,  -----------------------
                                             1997         1997        1998
                                         ------------  ----------  -----------
                                                            (UNAUDITED)
Cash flows from operating activities
Net income (loss)......................  $ 1,913,717   $  228,519  $   (71,971)
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation.........................    3,780,605      827,640      874,918
  Gain on rental equipment sales.......     (327,112)     (15,644)    (180,975)
  Changes in assets and liabilities:
   (Increase) decrease in accounts
    receivable.........................     (245,964)     (72,829)     161,284
   Decrease (increase) in inventory....        1,557       (2,500)      (1,600)
   (Increase) decrease in prepaid
    expenses and other assets..........      (27,197)      34,521       43,201
   Decrease in accounts payable,
    accrued expenses and other
    liabilities........................      (26,197)    (358,397)    (248,047)
                                         -----------   ----------  -----------
Cash provided by operating activities..    5,069,409      641,310      576,810
Cash flows from investing activities
Purchase of rental equipment...........   (3,479,228)    (287,751)  (1,006,687)
Proceeds from sale of rental
 equipment.............................      663,776      201,797      351,103
Purchases of property and equipment....     (364,461)    (127,632)     (63,264)
                                         -----------   ----------  -----------
Cash used in investing activities......   (3,179,913)    (213,586)    (718,848)
Cash flows from financing activities
Stockholder distribution...............   (1,034,094)  (1,471,458)    (626,617)
Principal payments on debt.............   (2,706,431)    (178,032)    (253,043)
Borrowings under credit facilities.....    2,193,000    1,000,000      445,000
                                         -----------   ----------  -----------
Cash used in financing activities......   (1,547,525)    (649,490)    (434,660)
                                         -----------   ----------  -----------
Increase (decrease) in cash............      341,971     (221,766)    (576,698)
Cash balance at beginning of period....      321,569      321,569      663,540
                                         -----------   ----------  -----------
Cash balance at end of period..........  $   663,540   $   99,803  $    86,842
                                         ===========   ==========  ===========


                            See accompanying notes.

                             VALLEY RENTALS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1997
(THE INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED MARCH 31,
                          1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The combined financial statements of Valley Rentals, Inc. include the accounts of Valley Rentals, Inc. ("Valley") and Valley Equipment Leasing, LLC ("Valley Equipment") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 10.

BUSINESS ACTIVITIES

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies have three locations (Longview, Vancouver and Turnwater) and the principal market area is Washington State. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

INTERIM FINANCIAL STATEMENTS

  The accompanying combined balance sheet at March 31, 1998 and the combined statements of income, stockholders' equity and partners' capital and cash flows for the three-month periods ended March 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

INVENTORY

  Inventories consists primarily of equipment, general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Rental equipment costing less than $1,500 is immediately expensed at the date of purchase. Depreciation for rental equipment is computed using the straight-line method over an estimated five to seven-year useful life with no salvage value. Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of rental equipment and cost of sales of rental equipment, respectively, in the combined statement of income.

                             VALLEY RENTALS, INC.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. The Company capitalizes all property and equipment purchases greater than $1,500. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years with no salvage value. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to $250,984, $49,386 and $51,026 in the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

INCOME TAXES

  Valley has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, Valley does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on Valley's profits. Valley Equipment, an LLC, is not a taxable entity and, therefore, incurs no income tax liability. Any profits and losses of Valley Equipment flow through to the individual members.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   Rental equipment................................... $22,504,852  $22,858,436
   Less accumulated depreciation......................  12,807,952   13,011,473
                                                       -----------  -----------
   Rental equipment, net.............................. $ 9,696,900  $ 9,846,963
                                                       ===========  ===========

                             VALLEY RENTALS, INC.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Land................................................  $  463,000  $  463,000
   Building and building improvements..................     431,313     431,313
   Transportation equipment............................   1,360,766   1,424,030
   Furniture, fixtures and equipment...................     487,153     487,153
   Leasehold improvements..............................     557,781     557,781
                                                         ----------  ----------
                                                          3,300,013   3,363,277
   Less accumulated depreciation.......................   1,508,665   1,600,190
                                                         ----------  ----------
   Total...............................................  $1,791,348  $1,763,087
                                                         ==========  ==========

5. DEBT

  Debt consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Columbia State Bank--Various notes with combined
    monthly payments of $21,148 including interest of
    9%................................................   $  779,050  $  739,337
   Columbia State Bank--Revolving line of credit loan
    of $1,500,000 expiring on June 1, 1998 and bearing
    interest at 0.5% over prime.......................            0     445,000
   John Deere Credit--Various notes with combined
    monthly payments of $31,093 including interest
    from 5.5% to 5.9%.................................      262,918     206,202
   Ingersoll Rand--Various non-interest bearing notes
    with combined monthly payments of $14,253.........       67,739      41,732
                                                         ----------  ----------
                                                         $1,109,707  $1,432,271
                                                         ==========  ==========

  Substantially all assets collateralize the above notes.

  All debt was paid off in connection with the acquisition discussed in Note
10.

6. OPERATING LEASES

  The Companies lease two store locations on long term leases. The Companies are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through December 2001.

  Total rent expense for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 was approximately $136,100, $33,900 and $33,900, respectively.

                             VALLEY RENTALS, INC.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year, are as follows:

   1998................................................................ $225,452
   1999................................................................  218,252
   2000................................................................  204,300
   2001................................................................   58,710
   2002................................................................        0
                                                                        --------
   Total............................................................... $706,714
                                                                        ========

7. RELATED PARTY TRANSACTIONS

  The Companies lease two of its three operating facilities from the president and a majority stockholder of the Companies on a five year lease basis expiring October 31, 2000 and December 31, 2001. The Companies are responsible for all operating expenses of the facilities including property taxes, assessment, insurance, repairs and maintenance. Total rent expense for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 was approximately $124,800, $31,200 and $31,200, respectively.

  In connection with the acquisition discussed in Note 10, the lease terms have been renegotiated.

  The Companies paid $50,000, $0 and $0 during the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to the members of the board of directors, who are also shareholders.

  The Companies also have a note payable to its majority stockholder totaling $137,385 and $103,675 at December 31, 1997 and March 31, 1998, respectively, bearing interest at 8.75%. No repayment schedule has been established.

  In January and April 1998, the Companies made payments of $627,542 on behalf of its Stockholders to the Internal Revenue Service.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 total interest paid was $159,517, $25,499 and $14,050, respectively.

  During 1997 the Companies purchased $508,830 of equipment which was financed and $72,993 of equipment which was traded in like-kind exchanges. During the three months ended March 31, 1997 and 1998 the Companies purchased $187,737 and $96,897 of equipment, respectively, which was financed.

9. PENSION AND PROFIT-SHARING PLANS

  The Companies have a defined contribution 401(k) pension plan which covers substantially all employees. The Companies match 10% up to the first six percent of the employees contribution. Companies contributions to the plan were $9,773, $2,762 and $3,577 for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

  In addition, Valley maintains a profit-sharing plan which covers substantially all employees. Valley's contributions are discretionary and amounted to $140,000, $30,000 and $34,500 for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

  On April 22, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Companies.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders of Lift Systems, Inc.

  We have audited the balance sheet of Lift Systems, Inc. as of December 31, 1997 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lift Systems, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Altschuler, Melvoin and Glasser
                                           LLP

Chicago, Illinois
March 12, 1998, except for Note 8 as
to which the date is July 28, 1998

                               LIFT SYSTEMS, INC.

                                 BALANCE SHEETS

                                                         DECEMBER    JULY 28,
                                                         31, 1997      1998
                                                        ----------- -----------
                        ASSETS                                      (UNAUDITED)
Rental Equipment:
  Cost................................................. $20,050,950 $22,132,912
  Less accumulated depreciation........................   8,931,693   9,912,355
                                                        ----------- -----------
                                                         11,119,257  12,220,557
                                                        ----------- -----------
Cash and Cash Equivalents..............................     176,993      48,043
Accounts Receivable, Net of Allowances of $135,000
 (1997) and $135,000 (1998)............................   3,359,585   3,129,623
Equipment Held for Resale..............................     233,152     188,830
Other Assets...........................................     619,874     603,766
                                                        ----------- -----------
                                                          4,389,604   3,970,262
                                                        ----------- -----------
Other Depreciable Equipment, At Cost:
  Vehicles.............................................   1,624,753   1,660,927
  Mobile radio equipment...............................      19,134      19,134
  Shop tools and equipment.............................     158,615     167,260
  Maintenance equipment................................     160,783     157,927
  Office furniture and equipment.......................     162,785     162,864
  Computer systems.....................................     390,873     390,502
                                                        ----------- -----------
                                                          2,516,943   2,558,614
  Less accumulated depreciation........................   1,293,400   1,449,459
                                                        ----------- -----------
                                                          1,223,543   1,109,155
                                                        ----------- -----------
Land, Building and Improvements:
  Cost.................................................   1,532,442   1,545,120
  Less accumulated depreciation........................     111,194     136,355
                                                        ----------- -----------
                                                          1,421,248   1,408,765
                                                        ----------- -----------
                                                        $18,153,652 $18,708,739
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term Debt Secured by Rental Equipment............. $ 9,267,350 $ 8,965,510
Bank Line of Credit Note Payable.......................                       0
Trade Accounts Payable.................................     198,935     857,523
Other Accrued Liabilities..............................     543,229     378,427
Deferred State Income Taxes............................      93,475      35,025
Other Long-term Debt...................................   1,366,636   1,337,888
                                                        ----------- -----------
                                                         11,469,625  11,574,373
                                                        ----------- -----------
Stockholders' Equity:
  Common stock:
    $1.00 par value; 100,000 shares authorized; 800
     shares issued and outstanding.....................         800         800
  Additional paid-in capital...........................      79,200     114,225
  Retained earnings....................................   6,604,027   7,019,341
                                                        ----------- -----------
                                                          6,684,027   7,134,366
                                                        ----------- -----------
                                                        $18,153,652 $18,708,739
                                                        =========== ===========

         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                              STATEMENT OF INCOME

                                         YEAR ENDED      209 DAY PERIODS
                                        DECEMBER 31,     ENDED JULY 28,
                                            1997        1998         1997
                                        ------------ -----------  -----------
                                                     (UNAUDITED)  (UNAUDITED)
Operating Revenue:
  Equipment sales......................  $2,812,545  $2,077,354   $ 1,655,935
  Rentals..............................  10,020,489   5,994,508     5,479,955
  Transport............................   1,030,373     647,914       555,513
  Service and parts sales..............     651,546     476,161       421,372
  Other................................      23,998      42,674         4,568
                                         ----------  ----------   -----------
                                         14,538,951   9,238,611     8,117,344
  Less cost of equipment sold..........   1,734,679   1,200,550       981,070
                                         ----------  ----------   -----------
Gross Operating Profit.................  12,804,272   8,038,061     7,136,274
                                         ----------  ----------   -----------
Operating Expenses:
  Direct cost of rental revenue (except
   depreciation).......................   1,817,749     964,109     1,049,802
  External costs of transport revenue..      29,767      31,982           605
  Costs of service revenue and parts
   sales...............................     427,230     261,500       269,604
  Personnel costs, not charged to di-
   rect costs above....................   3,093,421   2,259,844     1,683,850
  General and administrative expenses..     940,036     727,807       525,820
  Insurance based on revenue...........     113,627      80,424        78,176
  Occupancy expenses...................     123,877      76,307        60,998
  Provision for bad debts..............      73,076      89,713        34,672
                                         ----------  ----------   -----------
                                          6,618,783   4,491,686     3,703,527
                                         ----------  ----------   -----------
Income from Operations.................   6,185,489   3,546,375     3,432,747
Other Income (Expense):
  Interest expense.....................    (857,800)   (512,066)     (476,376)
  Interest income......................      28,897      17,737        15,705
  Discretionary compensation...........    (435,900)   (113,301)     (162,000)
  Profit-sharing contribution..........    (212,622)     (1,098)      (86,274)
  Gain (Loss) on sale of property and
   equipment...........................       9,335       6,665        13,498
  Other................................       6,926      23,372         3,695
                                         ----------  ----------   -----------
Income before Depreciation,
 Amortization and Income Taxes.........   4,724,325   2,967,684     2,740,994
Depreciation and Amortization..........  (3,824,466) (2,499,153)    2,128,033
Provision for Deferred State Income
 Taxes.................................     (15,000)     46,783       (10,000)
                                         ----------  ----------   -----------
Net Income.............................  $  884,859  $  515,314   $   602,961
                                         ==========  ==========   ===========

         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                             ADDITIONAL
                                      COMMON  PAID-IN    RETAINED
                                      STOCK   CAPITAL    EARNINGS     TOTAL
                                      ------ ---------- ----------  ----------
Balance, January 1, 1997............   $800   $ 79,200  $5,823,929  $5,903,929
Net Income for 1997.................                       884,859     884,859
Redemption of Common Stock..........                        (4,761)     (4,761)
Dividends...........................                      (100,000)   (100,000)
                                       ----   --------  ----------  ----------
Balance, December 31, 1997..........    800     79,200   6,604,027   6,684,027
Net Income for the 209 day Period
 Ended July 28, 1998 (unaudited)....                       515,314     515,314
Additional paid-in capital pledged..            35,025
Dividends...........................                      (100,000)   (100,000)
                                       ----   --------  ----------  ----------
Balance, July 28, 1998 (unaudited)..   $800   $114,225  $7,019,341  $7,134,366
                                       ====   ========  ==========  ==========



         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS

                                                            209 DAY PERIOD
                                           YEAR ENDED       ENDED JULY 28,
                                          DECEMBER 31,
                                              1997         1998         1997
                                          ------------  -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Cash Flows from Operating Activities:
  Collections from customers............  $12,312,047   $ 8,315,773  $ 6,630,049
  Interest income collected.............       28,897        16,365       15,704
  Commissions collected.................       23,997        42,674        4,568
  Other income collected................        6,926        23,372        3,695
  Cash paid to suppliers................   (5,357,199)   (3,313,052)  (1,863,642)
  Cash paid to employees................   (3,534,083)   (2,146,085)  (1,861,019)
  Interest paid.........................     (857,800)     (517,375)    (511,443)
  State income taxes paid...............       (6,000)      (11,667)      (6,000)
                                          -----------   -----------  -----------
  Net cash provided by operating
   activities...........................    2,616,785     2,410,005    2,411,912
                                          -----------   -----------  -----------
Cash Flows from Investing Activities:
  Proceeds from sales of rental
   equipment............................    1,453,297     1,203,051    1,200,245
  Proceeds from sale of nonrental
   property.............................       45,391        29,736       43,891
  Purchases of rental equipment.........   (5,274,037)   (3,191,723)  (3,640,472)
  Purchases of other depreciable
   property.............................     (309,438)     (136,753)    (231,137)
  Payments for land and building
   improvements.........................            0       (12,678)           0
                                          -----------   -----------  -----------
  Net cash used in investing
   activities...........................   (4,084,787)   (2,108,367)  (2,627,473)
                                          -----------   -----------  -----------
Cash Flows from Financing Activities:
  Proceeds from bank loans for rental
   equipment............................    4,149,000     1,406,000    1,221,000
  Proceeds from line of credit..........    1,699,000       883,000      650,000
  Payments on rental equipment loans....   (2,989,158)   (1,707,840)  (1,806,365)
  Payments on line of credit............   (2,199,000)     (883,000)    (800,000)
  Payments on other long-term debt......      (20,183)       (6,416)     (16,580)
  Payments on real estate mortgage
   loan.................................      (13,987)       (8,332)      (8,016)
  Payments on noncompete agreement......      (14,000)      (14,000)           0
  Payments on stock purchase............       (4,761)            0            0
  Payments of dividends.................     (100,000)     (100,000)    (100,000)
                                          -----------   -----------  -----------
  Net cash provided by (used in)
   financing activities.................      506,911      (430,588)    (859,961)
                                          -----------   -----------  -----------
Net (Decrease) Increase in Cash and Cash
 Equivalents............................     (961,091)     (128,950)  (1,075,522)
Cash and Cash Equivalents, Beginning of
 Period.................................    1,138,084       176,993    1,138,084
                                          -----------   -----------  -----------
Cash and Cash Equivalents, End of
 Period.................................  $   176,993   $    48,043  $    62,562
                                          ===========   ===========  ===========


         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                                                         209 DAY PERIODS
                                                         ENDED JULY 28,
                                        YEAR-ENDED
                                       DECEMBER 31,
                                           1997         1998         1997
                                       ------------  -----------  -----------
                                                     (UNAUDITED)  (UNAUDITED)
Reconciliation of Net Income to Net
 Cash Provided by Operating
 Activities:
  Net income.......................... $   884,859   $  515,314   $  602,961
                                       -----------   ----------   ----------
    Adjustments to reconcile net
     income to net cash provided by
     operating activities:
      Depreciation and amortization...   3,824,466    2,499,153    2,128,034
      Provision for bad debts.........      73,076     (123,733)    (126,920)
      Provision for profit-sharing
       contribution...................     212,622        1,098       86,273
      Loss (Gain) on sale of other
       depreciable property...........      (9,335)      (6,665)     (13,498)
      Purchases of equipment for
       resale ........................    (233,152)    (475,212)         --
      Proceeds from sales of rental
       equipment......................  (1,453,297)  (1,203,051)  (1,200,245)
      Original cost of rental
       equipment sold.................   2,037,886    1,779,810    1,573,096
      Accumulated depreciation of
       rental equipment sold..........  (1,366,834)  (1,206,748)    (988,856)
      Decrease (Increase) in accounts
       receivable.....................  (1,139,008)     140,249     (418,222)
      Decrease (Increase) in other
       assets.........................     (57,006)    (157,894)     192,684
      Increase (Decrease) in accounts
       payable........................      (6,875)     658,588      509,626
      Increase (Decrease) in deferred
       state income taxes.............       9,000      (58,450)       4,000
      Decrease in other accrued
       liabilities....................    (159,617)      47,546       62,979
                                       -----------   ----------   ----------
        Total adjustments.............   1,731,926    1,894,691    1,808,951
                                       -----------   ----------   ----------
Net Cash Provided by Operating
 Activities........................... $ 2,616,785   $2,410,005   $2,411,912
                                       ===========   ==========   ==========
  Supplemental Schedule of Noncash
   Financing Activities:
    During 1997, the Company did like-
    kind exchanges of rental equipment
    - one with a customer and nine
    with a manufacturer/supplier. The
    gross acquired cost and
    accumulated depreciation of the
    equipment given up in these
    exchanges were $121,965 and
    $38,326, respectively, yielding a
    capitalized cost of $83,639 for
    the items of equipment acquired.
    During 1997, the Company entered
    into financing leases totaling
    $214,255 (see Note 5).

         The accompanying notes are an integral part of this statement.

                              LIFT SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

      DECEMBER 31, 1997 (THE INFORMATION AS OF JULY 28, 1998 AND FOR THE
          209-DAY PERIODS ENDED JULY 28, 1998 AND 1997 IS UNAUDITED)


  Lift Systems, Inc. sells, services, rents and transports aerial lift equipment. Its primary customers are specialty construction contractors and industrial maintenance departments in Northeast Illinois, Southeast Wisconsin and Northwest Indiana. In management's opinion, the Company has no current risk of significant vulnerability due to dependence on individual suppliers or concentrations of revenue streams or receivables in a single or a limited number of customers.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 8.

 Interim Financial Statements

  The accompanying balance sheet at July 28, 1998 and the statements of income, stockholders' equity and cash flows for the 209-day periods ended July 28, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Rental Revenue

  Rental revenue is recognized on a daily basis under operating leases covering rental equipment. Such leases typically range from one day to several months.

 Depreciation and Amortization

  Amounts capitalized to components of the headquarters facility, other than land, are being depreciated on a straight-line basis with lives ranging from 5 to 39 years for both financial and tax reporting purposes. For financial reporting purposes, all other depreciation is provided on a straight-line basis over seven years for shop tools and equipment and office furniture and equipment, and over five years for rental equipment and most other depreciable assets. Total depreciation expense reflected in these financial statements for 1997 and for the 209-day periods ended July 28, 1998 and 1997 is $3,789,843, $2,478,956 and $2,107,836, respectively. For tax purposes, equipment depreciation is computed over the same lives but using the maximum rates allowed by the Internal Revenue Code.

  The cost of the noncompete agreement (see Note 3) is being amortized monthly on a straight-line basis over five years, the term of the agreement. The amount of such amortization reflected in these financial statements for 1997 and for the 209-day periods ended July 28, 1998 and 1997 is $34,000, $19,833 and $19,833, respectively.

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JULY 28, 1998 AND FOR THE
          209-DAY PERIODS ENDED JULY 28, 1998 AND 1997 IS UNAUDITED)


  Total mortgage acquisition costs of $15,594 (see Note 5) are being amortized over 25 years on a straight line basis.

 Income Taxes

  Lift Systems, Inc. has elected to be taxed as a Subchapter S corporation whereby corporate taxable income is allocated to the stockholders and reported on their individual income tax returns. Accordingly, no provision for federal income taxes is required in the accompanying financial statements. However, the Company is subject to Illinois, Wisconsin and Indiana state income taxes.

  For income tax purposes, the Company reports income on a modified cash basis and uses accelerated methods of depreciation as described above. Accordingly, deferred state income taxes have been provided on the temporary differences in reporting income for financial statement and tax reporting purposes.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of unrestricted funds in checking accounts and an interest bearing money market account.

NOTE 2--LAND AND BUILDING

  On September 13, 1994, the Company purchased eight acres of land and a masonry building of 22,500 square feet to serve as the Company's headquarters and primary operating facility for the foreseeable future. The primary financing for this property was provided by a purchase money mortgage secured by a promissory note as more fully described in Note 5 below. The closing purchase price of this property was $1.2 million. Operations recommenced from the new location on Monday, January 30, 1995. At December 31, 1997 the capitalized costs consisted of the following:

                                                         ACCUMULATED   NET BOOK
                                                 COST    DEPRECIATION   VALUE
                                              ---------- ------------ ----------
      Land................................... $  407,512        --    $  407,512
      Building............................... $  804,524   $ 59,137   $  745,387
      Land Improvements...................... $  320,406   $ 52,057   $  268,349
                                              ----------   --------   ----------
                                              $1,532,442   $111,194   $1,421,248
                                              ==========   ========   ==========

NOTE 3--NONCOMPETE AGREEMENT

  Included in Other Assets is the cost of a noncompete agreement, net of accumulated amortization, which amortization method is described above. The gross cost of this agreement was $170,000 consisting of an immediate payment of $100,000 and annual installments of $14,000 to be paid on or about July 1 of each year for five years with the first installment due on July 1, 1994, provided that the former shareholder is in compliance with the terms of the agreement. The noncompete agreement arose concurrently with, as an integral part of, and in partial consideration for, a Stock Redemption Agreement as more fully described in Note 6 below. The liability related to the noncompete agreement was $14,000 at December 31,1997 and zero at July 28, 1998. This liability is included in Other Long-Term Debt.

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JULY 28, 1998 AND FOR THE
          209-DAY PERIODS ENDED JULY 28, 1998 AND 1997 IS UNAUDITED)


NOTE 4--SHORT-TERM LINES OF CREDIT

  The Company has in place an overall credit facility as further described in
Note 5 below, under which the Company has available a $500,000 revolving line of credit for working capital purposes. Amounts borrowed under this credit agreement bear interest at a floating rate of .25% over the bank's prime rate. There were no amounts outstanding under this line of credit at December 31, 1997 or at July 28, 1998.

  Under the same bank credit facility, the Company may borrow up to $400,000 under a revolving equipment loan agreement. The purpose of this facility is to provide short-term rental equipment financing until the total borrowed under this facility reaches at least $350,000 or amounts have been outstanding under this facility for six months. At such times, the total outstanding under this revolving equipment loan will be converted to a five or seven year term note bearing a fixed interest rate as further described below. Amounts outstanding under this revolving agreement bear interest computed daily at a floating rate of .25% over the bank's prime rate. There were no amounts outstanding under this line of credit at December 31, 1997 or at July 28, 1998.

  These credit facilities were renewed on April 30, 1998 for 90 days at the same terms.

NOTE 5--LONG TERM DEBT AND LINES OF CREDIT

  As of December 31, 1997, Lift Systems, Inc. had established an overall credit facility of $12,000,000. This consists of a $500,000 revolving loan commitment as described under Note 4 above and an $12,000,000 equipment loan commitment. The $12,000,000 commitment amount is the maximum amount of principal that may be outstanding under the short-term revolving equipment loan arrangement and any long-term equipment loans owed to the bank. Long-term equipment loans, other than "Large Equipment Term Loans", are repayable in sixty equal monthly installments of principal and interest fixed at a rate of 2.5% or 2.25% over the five year Treasury rate at the time the loan is established. Large Equipment Term Loans are defined as term loans up to the aggregate maximum principal amount of $750,000, the proceeds of which are used to finance or refinance the purchase price of booms and scissors-lifts that are 50 feet and over in height and have a net cost exceeding $60,000. Such Large Equipment Term Loans will be repayable over five years based on a seven year amortization in equal monthly installments of principal and interest fixed at a rate of 2.5% over the five year Treasury rate at the time the loan is established.

  The proceeds of all amounts borrowed under the equipment loan commitment must be used to finance or refinance the purchase price of new rental equipment inventory at not more than 80% of the net cost of such equipment. Any term loan may be voluntarily prepaid in whole or in part, at any time, provided that any voluntary prepayment in full prior to maturity must be accompanied by a voluntary prepayment penalty of 3% if paid within one year of original funding, 2.5% if between one and two years, 2% between two and three years and 1% between three and four years. Mandatory prepayments, with no penalty, must be made when any item of equipment listed as specific collateral on a term loan is sold.

  Among other covenants, the Company must maintain its principal accounts at the lending bank, furnish the bank with audited annual financial statements and unaudited quarterly financial statements and at all times maintain; a tangible net worth of at least $4,500,000; a ratio of Unsubordinated Liabilities to Tangible Net Worth of not more than 3 to 1; and a Debt Service Coverage Ratio of at least 1.25 to 1.0.

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JULY 28, 1998 AND FOR THE
          209-DAY PERIODS ENDED JULY 28, 1998 AND 1997 IS UNAUDITED)


  In addition to the equipment term loans being specifically collateralized by various items of rental equipment any amounts borrowed under the overall credit facility are secured by a blanket security interest in substantially all the assets of the Company and the personal guarantee of the majority stockholder of Lift Systems, Inc.

  On September 13, 1994, the Company purchased property as more fully described in Note 2 above. The funds to close this purchase were obtained through a purchase money mortgage secured by a promissory note with a variable rate. Installment payments of principal and interest are payable on the first day of each calendar month beginning November 1, 1994, and all principal and interest must be paid on or before 25 years from the date of the Note, September 13, 1994. The variable interest rate is determined as 2% over the prime rate as published in the Wall Street Journal. The first business day of each calendar quarter constitutes an interest rate change date. The initial interest rate from September 13 through October 2, 1994, was 9.25% per annum. On December 31, 1997 and June 30, 1998, the interest rate in effect was 10.5% per annum. Under Section 7(a) of the Small Business Act, the U.S. Small Business Administration has guaranteed 62.5% of this loan to the lender. This loan is also secured by the personal guarantee of each of the three officer/employee/stockholders of Lift Systems, Inc. The remaining principal balance of $1,162,394 and $1,154,083 at December 31, 1997 and July 28, 1998,
respectively, is also included under Other Long-term Debt.

  During 1997, Lift Systems, Inc. entered into a Term Lease Master Agreement with IBM Credit Corporation to provide financing for many of the out-of-pocket costs incurred in acquiring and converting to the Company's new central computer system. The first funding under this arrangement was a principal amount of $186,040 on June 26, 1997 to be repaid at a monthly total amount of $3,720 over 60 months (through June 2002) which includes interest at an effective annual rate of 7.67%. The second funding occurred on October 21, 1997 for a principal amount of $28,215 to be repaid at a monthly total amount of $601 over 59 months (through September 2002) which includes interest at an effective annual rate of 9.97%. Inasmuch as these leases provide for $1 purchase options on the hardware items, these transactions have been recorded as financing leases in these financial statements with the assets acquired capitalized under Computer Systems and the net principal balance owing included under Other Long-Term Debt on the balance sheet.

  Principal amounts of all long-term debt outstanding at December 31, 1997, are due as follows:

        1998........................................................ $ 2,705,148
        1999........................................................   2,460,496
        2000........................................................   2,112,185
        2001........................................................   1,524,455
        2002........................................................     760,020
        2003 through 2007...........................................     153,000
        2008 through 2012...........................................     258,048
        2013 through 2017...........................................     435,224
        2018 through 2022...........................................     225,410
                                                                     -----------
                                                                     $10,633,986
                                                                     ===========

NOTE 6--COMMITMENTS

 Lease Commitments

  Rental expenses on all facilities leased by Lift Systems, Inc. during 1997 and through July 28, 1998 were immaterial. On February 13, 1998 Lift Systems, Inc. entered into a lease for a branch facility

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JULY 28, 1998 AND FOR THE
          209-DAY PERIODS ENDED JULY 28, 1998 AND 1997 IS UNAUDITED)

in Rockford, Illinois commencing April 1, 1998 for a fixed term of three years. Annual basic rents are $48,000 for the first year payable $4,000 on the first day of each month, $51,600 for the second year payable $4,300 on the first day of each month, and $55,200 for the third year payable $4,600 on the first day of each month. There is one option to extend the lease for two years at the same rental amount as the third year stated above. The Company is responsible for all real estate taxes, utility expenses, and all routine maintenance and operating costs during the lease term and any extensions thereof. The lessor is responsible for certain structural and mechanical systems repair and maintenance costs. The Company has the option to purchase the leased property during the first three years of the lease for $430,000 with a binding contract for purchase and sale to be completed six months prior to the expiration of the initial lease term. The Company has an additional option to purchase the property on these same conditions during the option period at a purchase price $445,000.

 Redemption Agreement

  On July 1, 1993, Lift Systems, Inc. acquired and retired all 200 shares of stock owned by a then 20% stockholder. Concurrently with and as conditions of the Stock Redemption Agreement, the selling stockholder entered into a Noncompete Agreement with Lift Systems, Inc. and the Company executed a Contingent Promissory Note for the purchase price of the stock. The potential maximum consideration for the stock is $330,000 (all of which has been paid or accrued as of December 31, 1997), payable in accordance with the terms and provisions and subject to the conditions, restrictions and contingencies provided for in the Contingent Promissory Note. The Contingent Promissory Note provides, in general, for an annual anniversary payment to be made on or after July 1, of each year until the total payments equal $330,000 or until July 1, 2001, at which time any amount not computed to be payable up to the Maximum Aggregate Amount of $330,000 would be extinguished as an obligation of Lift Systems, Inc. The amount to be paid each year is defined as the lesser of 50% of modified net income or the Annual Amount (as defined).

  For each of the years ended December 31, 1993 through 1997, the Annual Amount was due under this agreement on or after July 1 of the following year. At December 31, 1997, the $4,761 present value of the final payment has been recorded in Other Accrued Liabilities and as a cost of the stock redemption.

NOTE 7--PROFIT SHARING PLAN

  The Company established a qualified profit-sharing plan effective January 1, 1993, primarily to provide retirement benefits for substantially all full time employees with a minimum of one year of service. Contributions to the plan are made in discretionary amounts as determined by the Company's Board of Directors, limited to the maximum amount deductible for federal income tax purposes.

NOTE 8--SUBSEQUENT EVENTS

  The Company is defendant in certain litigation matters arising in the normal course of business. In the opinion of management, the ultimate resolution of such matters will not have a material effect on the financial position or results of operations of the Company.

  The stockholders of Lift Systems, Inc. sold all of the outstanding stock in the Company to United Rentals, Inc. on July 28, 1998.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Perco Group Ltd.

  We have audited the consolidated balance sheet of Perco Group Ltd. as at December 31, 1997 and the consolidated statements of earnings, retained earnings and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Perco Group Ltd. as at December 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

  Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the year ended December 31, 1997 and stockholders' equity as at December 31, 1997 to the extent summarized in note 12 to the consolidated financial statements.

KPMG

Montreal, Canada

February 2, 1998, except as to note 14 which is as of May 22, 1998

                                PERCO GROUP LTD.

                           CONSOLIDATED BALANCE SHEET
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                      DECEMBER 31,   MAY 19,
                                                          1997        1998
                                                      ------------ -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash............................................... $   373,650  $   530,617
  Accounts receivable (note 2).......................   4,373,577    3,256,006
  Income taxes receivable............................     183,914      693,930
  Inventories........................................   1,588,724    1,792,572
  Prepaid expenses...................................      75,770       34,217
                                                      -----------  -----------
                                                        6,595,635    6,307,342
Fixed assets (note 3)................................  12,915,691   14,791,687
Deferred financing costs, at cost less accumulated
 amortization........................................      85,807       74,307
                                                      -----------  -----------
                                                      $19,597,133  $21,173,336
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 4)......................... $   771,465  $ 2,013,896
  Accounts payable...................................     993,820      861,171
  Accrued liabilities................................     582,365      602,670
  Current portion of long-term debt (note 5).........   2,295,000    2,453,000
  Current portion of obligation under capital leases
   (note 6)..........................................     229,678      197,678
                                                      -----------  -----------
                                                        4,872,328    6,128,415
Long-term debt (note 5)..............................   6,742,512    7,430,691
Obligation under capital leases (note 6).............     171,042      150,579
Deferred income taxes................................   1,753,145    1,823,983
Non-controlling interest.............................   1,004,523      916,084
Redeemable shares (note 7)...........................   1,062,500    1,062,500
Shareholders' equity:
  Capital stock (note 8).............................     312,500      862,500
  Retained earnings..................................   3,678,583    2,798,584
                                                      -----------  -----------
                                                        3,991,083    3,661,084
Commitments (note 9).................................
Subsequent event (note 14)...........................
                                                      -----------  -----------
                                                      $19,597,133  $21,173,336
                                                      ===========  ===========

          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

                       CONSOLIDATED STATEMENT OF EARNINGS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                      PERIOD FROM  PERIOD FROM
                                                      JANUARY 1,   JANUARY 1,
                                                         1998         1997
                                          YEAR ENDED    THROUGH      THROUGH
                                         DECEMBER 31,   MAY 19,      MAY 19,
                                             1997        1998         1997
                                         ------------ -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Revenues:
  Rental income......................... $14,509,900  $3,806,126   $4,190,553
  Sales.................................   4,334,959   1,950,448    1,584,392
  Gain on disposal of fixed assets......     647,352     231,616      324,940
                                         -----------  ----------   ----------
                                          19,492,211   5,988,190    6,099,885
Direct rental expenses, excluding
 equipment rental depreciation..........   5,659,124   1,664,660    1,931,926
Depreciation on rental equipment........   1,776,368     747,819      660,160
Cost of goods sold......................   3,344,842   1,484,590    1,263,506
                                         -----------  ----------   ----------
                                          10,780,334   3,897,069    3,855,592
                                         -----------  ----------   ----------
Earnings before undernoted items........   8,711,877   2,091,121    2,244,293
Operating expenses:
  Selling and administrative expenses...   5,516,606   2,305,247    2,097,712
  Non-rental depreciation...............     411,626     134,082      152,915
  Interest on long-term debt and
   obligation under capital leases......     837,963     348,449      279,915
  Other financial expenses..............      37,907      13,683       43,915
                                         -----------  ----------   ----------
                                           6,804,102   2,801,461    2,574,457
                                         -----------  ----------   ----------
Earnings (loss) before income taxes and
 non-controlling interest...............   1,907,775    (710,340)    (330,164)
Income taxes:
  Current (notes 10 and 11).............     767,053    (362,740)    (126,927)
  Deferred..............................     103,371      70,838        5,000
                                         -----------  ----------   ----------
                                             870,424    (291,902)    (121,927)
                                         -----------  ----------   ----------
Earnings (loss) before non-controlling
 interest...............................   1,037,351    (418,438)    (208,237)
Non-controlling interest................     131,507     (88,439)     (52,524)
                                         -----------  ----------   ----------
Net earnings (loss)..................... $   905,844  $ (329,999)  $ (155,713)
                                         ===========  ==========   ==========

          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                                                        1998
                                                         YEAR ENDED    THROUGH
                                                        DECEMBER 31,   MAY 19,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Retained earnings, beginning of period................   $2,772,739  $3,678,583
Net earnings (loss)...................................      905,844    (329,999)
Transfer to paid-up capital of the outstanding Class B
 shares
 (note 8).............................................          --     (550,000)
                                                         ----------  ----------
Retained earnings, end of period......................   $3,678,583  $2,798,584
                                                         ==========  ==========



          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                      PERIOD FROM  PERIOD FROM
                                                      JANUARY 1,   JANUARY 1,
                                         YEAR ENDED      1998         1997
                                          DECEMBER    THROUGH MAY  THROUGH MAY
                                          31, 1997     19, 1998     19, 1997
                                         -----------  -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Cash provided by (used in):
Operations:
  Net earnings (loss)................... $   905,844  $  (329,999) $  (155,713)
  Items not involving cash:
   Gain on disposal of fixed assets.....    (647,352)    (231,616)    (324,940)
   Depreciation of fixed assets.........   2,187,994      881,901      813,074
   Amortization of deferred charges.....      27,600       11,500        9,200
   Deferred income taxes................     103,371       70,838        5,000
   Non-controlling interest.............     131,507      (88,439)     (52,524)
  Net change in non-cash operating
   working capital:
   Accounts receivable..................    (296,315)   1,117,571      702,850
   Income taxes receivable..............    (183,914)    (510,016)    (288,650)
   Inventories..........................    (168,676)    (203,848)    (308,566)
   Prepaid expenses.....................     (27,975)      41,553      (97,906)
   Accounts payable.....................      14,272     (132,649)     309,283
   Accrued liabilities..................      56,010       20,305       82,393
   Income taxes payable.................    (165,307)         --      (165,307)
                                         -----------  -----------  -----------
                                           1,937,059      647,101      528,194
Financing:
  Increase in long-term debt............   2,199,387    1,593,853    1,539,000
  Decrease in long-term debt............  (2,008,686)    (747,674)    (498,098)
  Decrease in obligation under capital
   leases...............................    (163,372)     (52,463)     (56,896)
                                         -----------  -----------  -----------
                                              27,329      793,716      984,006
Investing:
  Acquisition of fixed assets...........  (3,561,771)  (2,982,984)  (2,297,799)
  Proceeds of disposal of fixed assets..     895,007      456,703      420,142
                                         -----------  -----------  -----------
                                          (2,666,764)  (2,526,281)  (1,877,657)
                                         -----------  -----------  -----------
Decrease in cash........................    (702,376)  (1,085,464)    (365,457)
Cash (bank indebtedness net of cash),
 beginning of
 period.................................     304,561     (397,815)     304,561
                                         -----------  -----------  -----------
Bank indebtedness net of cash, end of
 period................................. $  (397,815) $(1,483,279) $   (60,896)
                                         ===========  ===========  ===========

          See accompanying notes to consolidated financial statements.

                               PERCO GROUP LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (EXPRESSED IN CANADIAN DOLLARS)

                         YEAR ENDED DECEMBER 31, 1997
  (THE INFORMATION AT MAY 19, 1998 AND FOR THE PERIOD FROM JANUARY 1, THROUGH
                     MAY 19, 1998 AND 1997 IS UNAUDITED.)

  The Company, incorporated under Part 1A of the Quebec Companies Act, is involved primarily in the rental of industrial and building equipment in Canada.

1. SIGNIFICANT ACCOUNTING POLICIES:

 (a) Basis of presentation:

  The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in Canada (Canadian
GAAP).

  As described in note 14, the Company was acquired by United Rentals of Canada (Quebec), Inc. These financial statements are prepared on the basis of their predecessor historical costs and do not include any adjustments that may result from the acquisition of the Company by United Rentals of Canada (Quebec), Inc.

 (b) Basis of consolidation:

  The consolidated financial statements include the accounts of Perco Group Ltd. and its subsidiary, 2633-4680 Quebec Inc.

 (c) Interim financial statements:

  The accompanying balance sheet at May 19, 1998 and the statements of earnings, retained earnings and changes in financial position for the period from January 1, through May 19, 1998 and 1997 are unaudited and have been prepared on a basis that is consistent with the audited consolidated financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operation for such interim periods are not necessarily indication of results for a full year.

 (d) Inventories:

  Goods and equipment for resale and supplies are valued at the lower of cost and net realizable value. Spare parts and supplies are valued at the lower of cost and replacement cost less an allowance for obsolescence. Cost is determined using the first in, first out method.

 (e) Fixed assets:

  Fixed assets are stated at cost. Depreciation and amortization are provided using the following methods and annual rates:

   ASSET                                            METHOD        RATE/PERIOD
   -----                                       ----------------- -------------
   Buildings.................................. Declining balance             4%
   Rental equipment...........................     Straight-line 6 2/3% to 100%
   Cars and trucks............................ Declining balance            30%
   Furniture and fixtures..................... Declining balance            20%
   Leasehold improvements.....................     Straight-line         5 years
   Computer hardware and software............. Declining balance            30%
   Cars and trucks under capital leases....... Declining balance            30%

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

 (f) Deferred financing costs:

  The costs of obtaining bank and other debt financing are deferred and amortized on a straight-line basis over the effective life of the debt to which they relate.

 (g) Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACCOUNTS RECEIVABLE:

  Accounts receivable are net of allowance for doubtful accounts of $380,837 at December 31, 1997 and $443,318 at May 19, 1998.

3. FIXED ASSETS:

                                                       DECEMBER 31,   MAY 19,
                                                           1997        1998
                                                       ------------ -----------
   Land............................................... $   901,503  $   901,503
   Buildings..........................................   2,439,276    2,446,545
   Rental equipment...................................  23,225,446   25,282,753
   Cars and trucks....................................   1,376,234    2,109,987
   Furniture and fixtures.............................     466,277      476,007
   Leasehold improvements.............................     752,424      809,584
   Computer hardware and software.....................     382,148      402,221
   Cars and trucks under capital leases...............   1,134,888      460,015
                                                       -----------  -----------
                                                        30,678,196   32,888,615
   Less accumulated depreciation and amortization.....  17,762,505   18,096,928
                                                       -----------  -----------
                                                       $12,915,691  $14,791,687
                                                       ===========  ===========

4. BANK INDEBTEDNESS GUARANTEES:

  The bank indebtedness and the long-term debt of the Company described in note 5 are secured by hypothecs on inventories and accounts receivable, a movable hypothec of $10,700,000 on all corporeal and incorporeal movable property, including a hypothec of $10,700,000 on the all-risks insurance coverage relating to the assets pledged as security to the bank.

                                PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


5. LONG-TERM DEBT:

                                                        DECEMBER 31,  MAY 19,
                                                            1997        1998
                                                        ------------ ----------
Revolving term loan maturing in 2000, bearing interest
 at the bank's Canadian base rate plus 1.5%, payable
 in 24 monthly instalments of principal of $84,524,
 with a final payment covering the principal balance..   $2,178,437  $2,393,086
Term loan maturing in 2000, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 35
 equal monthly instalments of $20,286, (principal
 only) with a final payment of $507,159...............    1,217,174   1,136,032
Loan from the Federal Business Development Bank
 maturing in 1999, bearing interest at the bank's base
 rate plus 2.5% and additional interest equal to 0.25%
 of the Company's total annual revenue, payable in
 monthly instalments of $16,700 (principal only)......      388,200     321,400
Term loan maturing in 2001, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 47
 equal monthly instalments of $18,335, (principal
 only) with a final payment of $458,325...............    1,320,070   1,246,730
Term loan maturing in 2002, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 59
 monthly instalments of $25,000 (principal only), with
 a final payment of $625,000 covering the principal
 balance..............................................    2,100,000   2,000,000
Credit facility for acquisition of fixed assets
 convertible in December 1998 into a term loan
 maturing in 2003, bearing interest at the bank's
 Canadian base rate plus 1%, payable in equal monthly
 instalments (principal only), with a final payment to
 be determined covering the principal balance.........          --      729,000
First mortgage loan in the amount of $1,000,000 and
 second mortgage in the amount of $450,000 secured by
 land and buildings with a net book value of
 $1,222,596 as at December 31, 1997, 8.75%, payable in
 monthly instalments of $15,137 (principal and
 interest combined), renegotiable in December 1999,
 maturing in April 2004...............................      871,903     835,826
First mortgage loan in the amount of $1,200,000
 secured by land and a building with a net book value
 of $1,113,832 as at December 31, 1997, 7.3%, payable
 in monthly instalments of $10,770 (principal and
 interest combined), renegotiable in December 1999,
 maturing in December 2005............................      784,480     753,905
Term loan maturing in 2003, bearing interest at the
 bank's Canadian base rate plus 1% in 60 monthly
 instalments of $2,893 (principal only), with a final
 payment of $69,420 covering the principal balance....          --      237,214
Conditional sale contracts maturing in 2001 and 2002,
 bearing interest at various rates from 7% to 8.70%,
 payable in monthly instalments of $4,274, including
 interest. These debts are secured by trucks and
 equipment............................................      177,248     230,498
                                                         ----------  ----------
                                                          9,037,512   9,883,691
Less current portion of long-term debt................    2,295,000   2,453,000
                                                         ----------  ----------
                                                         $6,742,512  $7,430,691
                                                         ==========  ==========

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


  The term loans and the Federal Business Development Bank loan are secured by various assets, as described in note 4. Under the term loan agreements, the Company is committed to maintain certain financial ratios.

5. LONG-TERM DEBT (CONTINUED):

  Repayments of the long-term debt for each of the next five years are as follows:

                                                          DECEMBER 31,  MAY 19,
                                                              1997       1998
                                                          ------------ ---------
   1998..................................................  $2,295,000  $     --
   1999..................................................   2,210,000  2,453,000
   2000..................................................   1,573,000  2,530,000
   2001..................................................   1,240,000  1,608,000
   2002..................................................   1,165,000  1,338,000
   2003..................................................         --   1,431,000


6. OBLIGATION UNDER CAPITAL LEASES:

  Total future minimum payments under capital leases are as follows as at:

                                                         DECEMBER 31, MAY 19,
                                                             1997       1998
                                                         ------------ --------
   1998.................................................   $263,371   $    --
   1999.................................................    100,242    228,410
   2000.................................................     62,846     98,401
   2001.................................................     26,066     51,171
   2002.................................................        --       5,641
                                                           --------   --------
   Total minimum lease payments.........................    452,525    383,623
   Less amount representing interest at rates varying
    from 9% to 12.2%....................................     51,805     35,366
                                                           --------   --------
   Balance of obligation................................    400,720    348,257
   Less current portion.................................    229,678    197,678
                                                           --------   --------
   Obligation under capital leases......................   $171,042   $150,579
                                                           ========   ========

7. REDEEMABLE SHARES:

  An unlimited number of authorized:

    Class C shares, voting, without par value, mandatorily redeemable by the Company at death of holder

    Class D shares, non-voting, without par value, conveying one monthly preferred, non-cumulative 1% dividend on the redemption value, redeemable at the option of the holder and issuer at the paid-up capital and in the case of Class A shares being converted into Class D shares equal to the difference between the paid-up capital and the fair market value at the time of exchange

    Class E shares, non-voting, without par value, conveying one monthly preferred, non-cumulative 1% dividend on the redemption value, redeemable at the option of the holder and issuer at the fair market value of the consideration received at issuance

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

7. REDEEMABLE SHARES (CONTINUED):

    Class F shares, non-voting, without par value, conveying one yearly, preferred, non-cumulative dividend of $1 per share, redeemable at the option of the holder and issuer at the paid-up capital

    Class G shares, non-voting, without par value, conveying one yearly, preferred, non-cumulative dividend of $1 per share, redeemable at the option of the issuer at the paid-up capital

  Issued and fully paid:

                                                        DECEMBER 31,  MAY 19,
                                                            1997        1998
                                                        ------------ ----------
   62,500 Class D shares, redeemable at $62,500........  $   62,500  $   62,500
   100,000 Class G shares, redeemable at $1,000,000....   1,000,000   1,000,000
                                                         ----------  ----------
                                                         $1,062,500  $1,062,500
                                                         ==========  ==========

8. CAPITAL STOCK:

  An unlimited number of authorized:

    Class A shares, voting, participating, without par value, convertible into Class D shares only with the joint approval of the Board and positive vote of Class A and D holders

    Class B shares, voting, participating, without par value

  Issued and fully paid:

                                                        DECEMBER 31, MAY 19,
                                                            1997       1998
                                                        ------------ --------
   312,500 Class A shares (250,000 shares on May 19,
    1998)..............................................   $312,500   $250,000
   62,500 Class B shares ..............................        --     612,500
                                                          --------   --------
                                                          $312,500   $862,500
                                                          ========   ========

  During the period ended May 19, 1998, 62,500 Class A shares were converted into 62,500 Class B shares and the paid-up capital of these shares was increased by $550,000.

9. COMMITMENTS:

  The Company is committed under lease contracts for premises expiring at various dates from January 1, 1998 to January 31, 2001. The minimum lease payments for each of the next four years are as follows:

                                                           DECEMBER 31, MAY 19,
                                                               1997       1998
                                                           ------------ --------
   1998...................................................   $163,000   $    --
   1999...................................................    153,000    176,000
   2000...................................................     61,000    139,000
   2001...................................................      4,000     58,000
                                                             --------   --------
                                                             $381,000   $373,000
                                                             ========   ========

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


10. INCOME TAXES:

  The effective income tax rate differs from the statutory rate that would be obtained by applying the combined basic federal and provincial tax rate to earnings before income taxes. These differences result from the following items:

                                                   DECEMBER 31, MAY 19, MAY 19,
                                                       1997      1998    1997
                                                   ------------ ------- -------
Combined basic federal and provincial tax rate....     38.7%     38.7%   38.7%
Increase (decrease) in income tax rate resulting
 from:
  Permanent differences as a result of purchase
   accounting and non-deductible expenses.........     (4.8)      2.4     3.4
  Previous years' reassessment....................     11.7       --      --
  Manufacturing and processing profits deduction..      --        --     (5.2)
                                                       ----      ----    ----
Effective income tax rate.........................     45.6%     41.1%   36.9%
                                                       ====      ====    ====

11. INCOME TAXES REASSESSMENT:

  The Company has been reassessed for the tax credits (manufacturing and processing profits deduction) it claimed in 1996 and in respect of the years 1994 to 1996 inclusive. The reassessment amounts to $224,000 and is included in the December 31, 1997 current income taxes.

12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

  The company follows Canadian generally accepted accounting principles (Canadian GAAP) which are different in some respects from those applicable in the United States (U.S. GAAP).

  (a) The following table presents a reconciliation of stockholder's equity from Canadian GAAP to U.S. GAAP:

                                                                       PERIOD
                                                                        FROM
                                                                     JANUARY 1,
                                                                        1998
                                                         YEAR ENDED   THROUGH
                                                        DECEMBER 31,  MAY 19,
                                                            1997        1998
                                                        ------------ ----------
   Stockholders' equity:
     Per Canadian GAAP.................................  $3,991,083  $3,661,084
     Decrease in fixed assets net (i)..................    (820,253)   (721,123)
     Decrease in deferred income taxes (ii)............     784,933     743,298
                                                         ----------  ----------
   Per U.S. GAAP.......................................  $3,955,763  $3,683,259
                                                         ==========  ==========

    (i) Under Canadian GAAP, as a result of negative goodwill from a business combination accounted for as a purchase, the Company reduced the value of fixed assets. Under U.S. GAAP, assets acquired in a purchase business combination are recorded at their gross fair values, with separate deferred tax assets and liabilities recognized for the tax effect of the differences between such fair values and the tax bases.

    (ii) The income tax provision in Canada is based on the deferral method and adjustments are generally not made for changes in income tax rates. Under U.S. GAAP, deferred tax liabilities are measured using the enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset on liability is expected to be settled. A U.S. GAAP difference arises for the Company due to timing differences resulting from the application of the purchase accounting adjustments described above.

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

  (b) The following table presents a reconciliation of net earnings from Canadian GAAP to U.S. GAAP:

                                                  PERIOD FROM     PERIOD FROM
                                                JANUARY 1, 1998 JANUARY 1, 1997
                                    YEAR ENDED      THROUGH         THROUGH
                                   DECEMBER 31,     MAY 19,         MAY 19,
                                       1997          1998            1997
                                   ------------ --------------- ---------------
   Net (loss) earnings under
    Canadian GAAP................   $  905,844     $(329,999)      $(155,713)
   Income tax adjustment under
    the asset and liability
    method.......................     (154,252)      (41,635)        (36,540)
   Lower depreciation on fixed
    assets.......................      258,546        99,130          99,389
                                    ----------     ---------       ---------
   Net earnings (loss) under U.S.
    GAAP.........................   $1,010,138     $(272,504)      $ (92,864)
                                    ==========     =========       =========

  (c) Statement of change in financial position:

  Under U.S. GAAP, a statement of cash flow is required while a statement of changes in financial position is required under Canadian GAAP. There are no differences in the amounts presented in the accompanying statement of changes in financial position from a cash flow statement prepared under U.S. GAAP, except for the presentation of bank indebtedness. Under Canadian GAAP, cash in the statement of changes in financial position is shown net of bank indebtedness. Under U.S. GAAP, the net change in bank indebtedness, with original maturities of 90 days or less, is presented as a financing activity.

                                                 PERIOD FROM     PERIOD FROM
                                               JANUARY 1, 1998 JANUARY 1, 1997
                                   YEAR ENDED      THROUGH         THROUGH
                                  DECEMBER 31,     MAY 19,         MAY 19,
                                      1997          1998            1997
                                  ------------ --------------- ---------------
   Financing activity under
    Canadian GAAP...............    $ 27,329     $  793,716      $  984,006
   Bank indebtedness increase...     724,833      1,242,431         353,368
                                    --------     ----------      ----------
   Financing activity under U.S.
    GAAP........................    $752,162     $2,036,147      $1,337,374
                                    ========     ==========      ==========
   The reclassification results
    in:
     Cash at end of year under
      U.S. GAAP.................    $373,650     $  530,617      $  339,104
                                    ========     ==========      ==========

13. FINANCIAL INSTRUMENTS:

 (a) Fair value:

  The carrying value of the Company's accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximates their fair values due to their demand nature or relatively short periods to maturity.

  The fair value of the Company's long-term debt and obligation under capital leases has been determined to be equal to their carrying values, as the current financing arrangements represent the borrowing rate presently available to the Company for loans with similar terms and maturities.

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


13. FINANCIAL INSTRUMENTS: (CONTINUED)

 (b) Credit risk:

  Financial instruments that potentially subject the Company to significant concentration risk consist principally of trade accounts receivable. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the provision for doubtful accounts. However, actual results could differ from those estimates.

14. SUBSEQUENT EVENT:

  On May 21, 1998, all of the outstanding Class G shares were redeemed for a cash consideration of $1,000,000.

  On May 19, 1998 the Company entered into a stock purchase agreement with United Rentals, Inc. Under the terms of the stock purchase agreement, the transaction closed on May 22, 1998 and all of the remaining outstanding capital stock described in notes 7 and 8 and all the shares held in 2633-4680 Quebec Inc. by the non-controlling interest were acquired by United Rentals of Canada (Quebec), Inc. after Perco Group Ltd. amalgamated with its subsidiary, 2633-4680 Quebec Inc., and all outstanding shares were converted into shares of the amalgamated company.

                               AUDITORS' REPORT


To the Directors of
Reitzel Rentals Ltd.

  We have audited the balance sheet of Reitzel Rentals Ltd. as at February 28, 1998 and the statements of operations, shareholders' equity and cash flow for the year then ended. These audited financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 1998 and the results of its operations and cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.

PricewaterhouseCoopers
Chartered Accountants
Kitchener, Canada

July 27, 1998

                              REITZEL RENTALS LTD.

                                 BALANCE SHEETS
                             (IN CANADIAN DOLLARS)

                                                         FEBRUARY
                                                            28,       MAY 31,
                                                           1998        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
ASSETS
Cash................................................... $    46,301 $       --
Accounts receivable--trade, net of allowance for
 doubtful accounts
 of $84,980 ($93,292 as of May 31, 1998)...............   2,033,118   2,204,300
Inventory..............................................   1,175,302   1,833,371
Rental equipment, net (Note 3).........................  11,003,382  11,906,195
Property and equipment, net (Note 4)...................   2,264,061   1,552,663
Other assets...........................................   1,088,343   1,322,032
                                                        ----------- -----------
                                                        $17,610,507 $18,818,561
                                                        =========== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Bank operating line (Note 5)........................... $       --  $   891,005
Accounts payable--trade................................     860,221   1,969,854
Accrued management and staff bonuses...................   2,014,079     503,070
Other liabilities......................................     348,468   1,415,692
Long-term debt (Note 6)................................   5,423,076   5,008,469
Due to shareholders and related party (Note 7).........     707,278     280,058
Deferred income taxes (Note 9).........................   2,778,000   2,931,000
                                                        ----------- -----------
                                                         12,130,122  12,999,148
Mandatorily redeemable shares (Note 8).................     947,990     947,990
Commitments (Note 10)
Share capital (Note 8).................................      56,050      56,050
Retained earnings......................................   4,475,345   4,815,373
                                                        ----------- -----------
                                                          4,531,395   4,871,423
                                                        ----------- -----------
                                                        $17,610,507 $18,818,561
                                                        =========== ===========


                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                            STATEMENTS OF OPERATIONS
                             (IN CANADIAN DOLLARS)

                                          YEAR ENDED  THREE MONTHS THREE MONTHS
                                           FEBRUARY      ENDED        ENDED
                                             28,        MAY 31,      MAY 31,
                                             1998         1997         1998
                                          ----------  ------------ ------------
                                                             (UNAUDITED)
Revenues:
 Equipment rentals....................... $9,695,641   $1,832,811   $2,278,718
 Sales of rental equipment...............  1,544,982      517,409      303,742
 Sales of new equipment, merchandise and
  other revenues.........................  5,977,848    1,712,996    1,469,432
                                          ----------   ----------   ----------
   Total revenues........................ 17,218,471    4,063,216    4,051,892
Cost of revenues:
 Cost of equipment rentals, excluding
  depreciation...........................  3,639,956      688,077      855,481
 Depreciation of rental equipment........    857,104      214,276      214,276
 Cost of rental equipment sales..........    668,717      223,951      131,469
 Cost of new equipment and merchandise
  sales and other operating costs........  4,232,725    1,212,918    1,040,458
                                          ----------   ----------   ----------
   Total cost of revenues................  9,398,502    2,339,222    2,241,684
                                          ----------   ----------   ----------
Gross profit.............................  7,819,969    1,723,994    1,810,208
Selling, general and administrative
 expenses................................  3,154,852    1,031,807      732,798
Non-rental depreciation and
 amortization............................    376,240       76,585       76,400
                                          ----------   ----------   ----------
Operating income.........................  4,288,877      615,802    1,001,010
Interest expense.........................    515,705      115,218      197,154
Management and staff bonuses.............  2,014,445           --           --
(Gain) loss on sale of property and
 equipment...............................   (363,928)    (362,784)      31,847
                                          ----------   ----------   ----------
Income before provision for income
 taxes...................................  2,123,015      863,368      772,009
Provision for income taxes...............    918,470      385,000      344,000
                                          ----------   ----------   ----------
Net income............................... $1,204,545   $  478,368   $  428,009
                                          ==========   ==========   ==========


                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                             (IN CANADIAN DOLLARS)

                                                 COMMON   RETAINED
                                                 SHARES   EARNINGS     TOTAL
                                                 ------- ----------  ----------
Balance, March 1, 1997.......................... $56,050 $3,270,800  $3,326,850
Net income......................................     --   1,204,545   1,204,545
                                                 ------- ----------  ----------
Balance, February 28, 1998......................  56,050  4,475,345   4,531,395
Cash dividends..................................     --     (87,981)    (87,981)
Net income (unaudited)..........................     --     428,009     428,009
                                                 ------- ----------  ----------
Balance, May 31, 1998 (unaudited)............... $56,050 $4,815,373  $4,871,423
                                                 ======= ==========  ==========



                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                            STATEMENTS OF CASH FLOWS
                             (IN CANADIAN DOLLARS)

                                         YEAR ENDED   THREE MONTHS THREE MONTHS
                                          FEBRUARY       ENDED        ENDED
                                             28,        MAY 31,      MAY 31,
                                            1998          1997         1998
                                         -----------  ------------ ------------
                                                             (UNAUDITED)
Cash flows from operating activities:
 Net income............................. $ 1,204,545   $ 478,368   $   428,009
 Items not requiring cash
  Amortization..........................   1,233,344     290,661       290,676
  Gain on sale of rental equipment......    (876,265)   (293,458)     (172,273)
  (Gain) loss on disposal of property
   and equipment........................    (363,928)   (362,784)       31,847
  Deferred income taxes.................     842,000     211,000       153,000
 Changes in non-cash operating items
  Accounts receivable--trade............    (175,759)    114,617      (171,182)
  Inventory.............................    (122,884)   (668,672)     (658,069)
  Accounts payable--trade and other
   liabilities..........................     554,478    (130,275)    1,095,828
                                         -----------   ---------   -----------
                                           2,295,531    (360,543)      997,836
Cash flows from investing activities
 Purchase of property and equipment.....    (161,975)    (20,188)      (90,017)
 Proceeds of disposal of property and
  equipment.............................     309,604     299,604       189,793
 Proceeds on sale of rental equipment...   1,544,982     517,409       303,742
 Purchase of rental equipment...........  (1,863,221)   (689,756)     (502,709)
 (Increase) decrease in other assets....      20,956      40,634      (160,314)
                                         -----------   ---------   -----------
                                            (149,654)    147,703      (259,505)
Cash flows from financing activities
 Increase in bank operating line........         --      877,892       891,005
 Repayment of long-term debt............  (2,222,275)   (593,973)   (1,160,436)
 Increase (decrease) in shareholder
  loans.................................     122,699     (71,079)     (427,220)
 Cash dividend..........................         --          --        (87,981)
                                         -----------   ---------   -----------
                                          (2,099,576)    212,840      (784,632)
                                         -----------   ---------   -----------
Net cash increase (decrease) during the
 period.................................      46,301         --        (46,301)
Cash beginning of period................          --         --         46,301
                                         -----------   ---------   -----------
Cash end of period...................... $    46,301   $     --    $       --
                                         ===========   =========   ===========

                See accompanying notes to financial statements.

                             REITZEL RENTALS LTD.

                         NOTES TO FINANCIAL STATEMENTS
      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

1.ORGANIZATION AND BASIS OF PRESENTATION

  Reitzel Rentals Ltd. (the "Company") was incorporated in January 1987 under the laws of Ontario, Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others in Ontario. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

  Comparative financial statements have not been presented as these financial statements have been prepared solely for inclusion in the offering memorandum issued by United Rentals Holdings, Inc. and management of United Rental Holdings, Inc. have advised that comparative information is not required.

  The financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles. All amounts are in Canadian dollars.

2.SIGNIFICANT ACCOUNTING POLICIES

 Inventory

  Inventory consists of equipment, tools, parts, fuel and related supply items. Inventory is stated at the lower of average weighted cost or market.

 Rental equipment

  Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Maintenance and repair costs are charged to operations as incurred.

 Revenue recognition

  Revenue related to the sale of equipment is recognized at the time of sale which coincides with delivery. Revenue related to rental equipment is recognized over the contract term on a straight-line basis.

 Property and equipment

  Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is two to ten years. Maintenance and repair costs are charged to operations as incurred.

 Fair value of financial instruments

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of long-term debt and amounts due to shareholders and related party are determined using current interest rates for similar instruments as of period ended.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

 Income taxes

  The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company's customer base. The Company controls credit risk through credit approvals, credit lines, and monitoring procedures.

  Twelve customers represent ten percent of revenues in the year ended February 28, 1998 (nine customers as of May 31, 1998 and one as of May 31,
1997) and twelve customers represented ten percent of accounts receivable-- trade as of February 28, 1998 (twelve customers as of May 31, 1998 and eleven as of May 31, 1997).

 Impact of recently issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1999. The Company is currently evaluating the reporting formats recommended under both these Statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer Disclosure about Pensions and other Post Retirement Benefits" and SFAS No. 133, "Accounting for Derivatives and Other Hedging Activities." The Company is currently evaluating the effects of these Statements.

 Interim financial statements

  The accompanying balance sheet and statement of shareholders' equity at May 31, 1998 and the statement of operations, shareholders' equity and cash flows for the three months ended May 31, 1997 and 1998 are unaudited and have been prepared on a basis that is consistent with the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


3.RENTAL EQUIPMENT

                                                                      MAY 31,
                                                  FEBRUARY 28, 1998    1998
                                                  ----------------- -----------
                                                                    (UNAUDITED)
   Rental equipment..............................    $13,186,212    $13,769,978
   Amortization..................................     (2,182,830)    (1,863,783)
                                                     -----------    -----------
     Net.........................................    $11,003,382    $11,906,195
                                                     ===========    ===========

4.PROPERTY AND EQUIPMENT

                                                     FEBRUARY 28, 1998
                                             ----------------------------------
                                                        ACCUMULATED   NET BOOK
                                                COST    AMORTIZATION   VALUE
                                             ---------- ------------ ----------
   Land..................................... $  370,717  $      --   $  370,717
   Buildings................................  2,268,773   1,328,578     940,195
   Vehicles.................................  1,277,240     933,579     343,661
   Furniture and equipment..................  1,055,267     784,614     270,653
   Radio equipment..........................    156,124     136,902      19,222
   Pavement.................................    122,914      47,687      75,227
   Leasehold improvements...................    476,480     240,887     235,593
   Electric signs...........................     36,647      27,854       8,793
                                             ----------  ----------  ----------
                                             $5,764,162  $3,500,101  $2,264,061
                                             ==========  ==========  ==========

                                                        MAY 31, 1998
                                             ----------------------------------
                                                        ACCUMULATED   NET BOOK
                                                COST    AMORTIZATION   VALUE
                                             ---------- ------------ ----------
                                                        (UNAUDITED)
   Land..................................... $   90,892  $      --   $   90,892
   Buildings................................  1,632,137   1,048,338     583,799
   Vehicles.................................  1,208,838     905,959     302,879
   Furniture and equipment..................    988,582     734,813     253,769
   Radio equipment..........................    156,124     138,103      18,021
   Pavement.................................    115,414      46,153      69,261
   Leasehold improvements...................    477,910     251,813     226,097
   Electric signs...........................     31,558      23,613       7,945
                                             ----------  ----------  ----------
                                             $4,701,455  $3,148,792  $1,552,663
                                             ==========  ==========  ==========

5.AVAILABLE LINE OF CREDIT

  The Company has available a $1,500,000 line of credit that bears interest of prime rate plus 3/4% per annum which was 5.65% as of February 28, 1998 and is secured, together with Bank Loans (Note 6) by a general assignment of accounts receivable--trade, a general security agreement and a fixed charge debenture of $4,000,000 over all property and equipment subordinated to the First Mortgages in the amount of $299,000. No amount was outstanding under the line of credit at February 28, 1998 and no standby fees apply.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


6.LONG-TERM DEBT

                                                           FEBRUARY    MAY 31,
                                                           28, 1998     1998
                                                          ---------- -----------
                                                                     (UNAUDITED)
   Equipment Loans, secured by the equipment financed,
    repayable in monthly instalments of principal and
    interest at floating and fixed annual rates ranging
    from 4.0% to 10.35%, maturing in 1998 to 2002.......  $2,296,720 $2,149,606
   Bank Loans, secured by a fixed charge over the
    Company's land and buildings, including a general
    assignment of accounts receivable and acknowledged
    assignment of fire insurance coverage, repayable in
    monthly instalments of principal and interest at
    floating and fixed annual rates ranging from 7.45%
    demand in certain circumstances.....................   1,850,245  2,105,152
   First Mortgages, secured by certain of the Company's
    real estate, repayable in monthly instalments of
    principal and interest at annual rates ranging from
    8.25% to 11.875%, maturing 1998 to 1999.............     835,300    378,103
   Note Payable, repayable in monthly instalments of
    principal and interest of $8,155 per month at annual
    interest rate of 7.2%, maturing July 2002...........     375,185    375,608
   Promissory Note, repayable in monthly principal
    payments of $4,375 plus interest, calculated monthly
    at prime plus 1%, maturing in May 1999..............      65,626        --
                                                          ---------- ----------
                                                          $5,423,076 $5,008,469
                                                          ========== ==========

  Cash interest paid on long-term debt during the period amounted to $447,326 ($159,950 in the three months ended May 31, 1998 and $115,218 in the three months ended May 31, 1997).

  Approximate principal payments as of February 28, 1998 due with the next five years are as follows:

   1999.............................................................. $1,806,860
   2000..............................................................  1,599,398
   2001..............................................................  1,090,079
   2002..............................................................    293,154
   2003..............................................................    110,325

7.DUE TO SHAREHOLDERS AND RELATED PARTY

                                                       FEBRUARY 28,   MAY 31,
                                                           1998        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   Notes payable to shareholders, no specified
    repayment terms, with interest calculated monthly
    at the Company's average annual cost of borrowing
    and paid annually within six months of the year-
    end...............................................   $699,278    $280,058
   Note payable to affiliated company, interest-free
    with no specified repayment terms.................      8,000         --
                                                         --------    --------
                                                         $707,278    $280,058
                                                         ========    ========

  In the period ended May 31, 1998, obligations to certain shareholders were satisfied by the transfer of the other assets and certain equipment at fair market value as determined by independent appraisal.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


8.SHARE CAPITAL

  The Company is authorized to issue 251 non-voting, Class A shares and no Class A shares were outstanding (none outstanding as of May 31, 1998). The Class A shares rank in priority over Class B and common shares. Dividends are cumulative on the Class A shares and are payable at a rate that will provide the holder, assuming the holder is in the highest Ontario personal income tax bracket, with the same after-tax rate of return on the Class A share dividend as if the holder had received interest from a Canadian Chartered Bank at the average of that Bank's prime lending rate each month for the twelve months in the Company's fiscal year minus 20% of that average rate. The dividends paid on Class A shares in any year may not exceed net earnings of the Company or ten percent of the retained earnings of the Company as of the preceding fiscal year-end.

  The Class A shares are redeemable and retractable at the price of $470 per Class A share (the "Redemption Price") subject to certain restrictions. The number of Class A shares to be redeemed is limited (the "Redemption Limit") in any one year to one-eighteen of $117,970 or the lesser of one-third of the After-Tax Net Profits of the Company for the fiscal year previous to the redemption notice and the After-Tax Net Profits of the Company for the fiscal year previous to the redemption notice less dividends paid on Class A shares in that previous fiscal year or an amount that will not contravene any banking covenants the Company entered into at that particular time. Where the redemption request exceeds the Redemption Limit, the Company will only redeem Class A shares such that the total of Class A shares redeemed and the dividends paid on Class A shares in the year of request falls below the Redemption Limit. Notwithstanding the foregoing, all Class A shares must be redeemed before December 31, 2007. Class A shareholders are entitled to the same redemption amount as Class B shareholders in any one year without regard to the Redemption Limit. Class A shares are redeemable only at the end of the fiscal year.

  The Company is authorized to issue 2,017 non-voting Class B shares of which 2,017 were outstanding at February 28, 1998 (2,017 outstanding as of May 31,
1998). The Class B shares are subordinate to Class A shares but rank in priority to common shares. Class B shares are entitled to non-cumulative dividends at a rate of 10% of the Redemption Amount, being $470 per Class B share. The Aggregate Redemption Amount of Class A shares is $947,990. The number of Class B shares redeemable in any one year is limited to an amount that will not contravene any banking covenants the Company entered into at that particular time. Class B shares are redeemable only at the end of the fiscal year.

  The Class B shares have been disclosed as a liability of the Company at their redemption amount of $947,990 as Mandatorily Redeemable Shares with a corresponding charge at their date of issue.

  The Company is authorized to issue 37,000 common shares at no par value of which 3,250 were outstanding at February 28, 1998 (3,250 were outstanding as of May 31, 1998).

9.INCOME TAXES

                                                 FEBRUARY 28, MAY 31, MAY 31,
                                                     1998      1997    1998
                                                 ------------ ------- -------
                                                                (UNAUDITED)
   Combined federal and provincial income tax
    rate........................................     44.6%     44.6%   44.6%
   Reduction by the small business deduction....     (2.0)      --      --
   Other differences............................      0.6       --      --
                                                     ----      ----    ----
   Effective income tax rate....................     43.3%     44.6%   44.6%
                                                     ====      ====    ====

  The Company is taxable in one jurisdiction.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

  The provision for income taxes consists of current tax expense of $76,470 ($191,000 as of May 31, 1998 and $174,000 as of May 31, 1997) and deferred tax expense of $842,000 ($153,000 as of May 31, 1998 and $211,000 as of May 31,
1997).

  The deferred tax credit balance of $2,778,000 ($2,931,000 as of May 31, 1998 and $2,147,000 as of May 31, 1997) represents amounts deducted for tax depreciation in excess of accounting depreciation of $6,229,000 ($6,572,000 as of May 31, 1998 and $4,814,000 as of May 31, 1997). There are no other differences in accounting and tax basis.

10.LEASE COMMITMENTS

  Minimum rental commitments under operating leases are as follows:

   1999................................................................ $442,000
   2000................................................................  420,000
   2001................................................................  374,000
   2002................................................................  300,000
   2003................................................................  264,000

  Operating lease expense for the year ended February 28, 1998 was $356,000 ($110,000 as of May 31, 1998 and $89,000 as of May 31, 1997).

11.SUPPLEMENTAL CASH DISCLOSURES

                                                      FEBRUARY 28,    MAY 31,
                                                          1998         1998
                                                      ------------  -----------
                                                                    (UNAUDITED)
   Supplemental schedule of non-cash activities:
    Accounts payable--trade and other liabilities.... $       --     $(430,000)
    Proceeds on disposal of property and equipment...     330,000      521,000
    Purchase of rental equipment.....................  (2,427,400)    (745,829)
    Increase in other assets.........................    (330,000)     (91,000)
    Proceeds of long-term debt.......................   2,427,400      745,829

12.SUBSEQUENT EVENT

  As of May 31, 1998, all the outstanding shares of the Company were purchased by United Rentals Inc.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Channel Equipment Holding, Inc.

  We have audited the accompanying combined balance sheet of Channel Equipment Holding Inc. (see Note 1) (the "Companies") as of December 31, 1997 and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Channel Equipment Holding Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 21, 1998

                        CHANNEL EQUIPMENT HOLDING, INC.

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash ............................................................. $    63,589
Accounts receivable, net of allowance for doubtful accounts of
 $244,787.........................................................   1,274,432
Inventory.........................................................     617,793
Rental equipment, net.............................................   8,233,933
Property and equipment, net.......................................     546,798
Prepaid expenses and other assets.................................      27,567
                                                                   -----------
    Total assets.................................................. $10,764,112
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
  Accounts payable, accrued expenses and other liabilities........ $   997,055
  Due to stockholders.............................................     745,650
  Debt............................................................   9,241,162
  Deferred gain...................................................     121,980
                                                                   -----------
    Total liabilities.............................................  11,105,847
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock, Channel Equipment, $1.00 par value, 1,000,000 shares authorized, 1,000 issued and outstanding; River City,
   $1.00 par value, 100,000 shares authorized, 1,000 issued and outstanding; and Contractors, $1.00 par value, 1,000,000 shares
   authorized, 1,250 issued and outstanding.......................       3,250
  Additional paid-in capital......................................     238,836
  Retained earnings (deficit).....................................    (538,821)
                                                                   -----------
                                                                      (296,735)
  Treasury stock..................................................     (45,000)
                                                                   -----------
    Total stockholders' equity (deficit)..........................    (341,735)
                                                                   -----------
    Total liabilities and stockholders' equity (deficit).......... $10,764,112
                                                                   ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

Revenue:
  Equipment rentals............................................... $ 4,680,867
  Rental equipment sales..........................................   2,265,294
  Sales of parts, supplies and new equipment......................   3,836,954
                                                                   -----------
    Total revenues................................................  10,783,115
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental
   depreciation...................................................   1,459,268
  Depreciation, equipment rentals.................................   2,092,035
  Cost of rental equipment sales..................................   2,016,654
  Cost of parts, supplies and new equipment sales.................   3,138,237
                                                                   -----------
    Total cost of revenues........................................   8,706,194
                                                                   -----------
    Gross profits.................................................   2,076,921
Selling, general and administrative expenses......................   2,085,283
Non-rental depreciation...........................................      40,067
                                                                   -----------
Operating loss....................................................     (48,429)
Interest expense..................................................     714,705
                                                                   -----------
Loss before provisions for income taxes...........................    (763,134)
Provision for income taxes........................................       3,040
                                                                   -----------
Net loss.......................................................... $  (766,174)
                                                                   ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

              COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                  COMMON STOCK  ADDITIONAL RETAINED
                                 --------------  PAID IN   EARNINGS   TREASURY
                                 SHARES AMOUNTS  CAPITAL   (DEFICIT)   STOCK
                                 ------ ------- ---------- ---------  --------
Balance at January 1, 1997...... 3,250  $3,250   $238,836  $ 227,353  $(45,000)
  Net loss......................                            (766,174)
                                 -----  ------   --------  ---------  --------
Balance at December 31, 1997.... 3,250  $3,250   $238,836  $(538,821) $(45,000)
                                 =====  ======   ========  =========  ========



                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss......................................................... $  (766,174)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
  Depreciation...................................................   2,132,102
  Gain on rental equipment sales.................................    (248,640)
  Changes in assets and liabilities:
   Increase in accounts receivable...............................    (254,454)
   Increase in inventory.........................................    (176,462)
   Decrease in prepaid expenses and other assets.................      39,219
   Increase in accounts payable, accrued expenses and other
    liabilities..................................................     420,460
   Increase in deferred gain.....................................     121,980
                                                                  -----------
Cash provided by operating activities............................   1,268,031
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment.....................................    (846,817)
Proceeds from sale of rental equipment...........................   1,936,072
Purchases of property and equipment..............................     (40,712)
                                                                  -----------
Cash provided by investing activities............................   1,048,543
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt.......................................  (4,525,576)
Proceeds from stockholders loans.................................     411,600
Borrowings under credit facilities...............................   1,803,455
                                                                  -----------
Cash used in financing activities................................  (2,310,521)
                                                                  -----------
Increase in cash.................................................       6,053
Cash balance at beginning of year................................      57,536
                                                                  -----------
Cash balance at end of year...................................... $    63,589
                                                                  ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Channel Equipment Holding, Inc. include the accounts of Channel Equipment Holding, Inc. ("Channel"), River City Machinery Co., Inc. ("River City") and Contractors Sales & Rentals, Inc. ("Contractors") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 9.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies are located in three different cities (Houston, Austin and Georgetown) and their principal market area is the state of Texas. The nature of the Companies business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

 Inventory

  Inventories consist primarily of general replacement parts, hydraulic tubing and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the combined statement of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

                        CHANNEL EQUIPMENT HOLDING, INC.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $56,300 in the year ended December 31, 1997.

 Income Taxes

  Both Channel and River City have elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code, for federal purposes. Under those provisions both Channel and River City do not have to pay federal income taxes; instead, the stockholders are liable for individual income taxes on both Channel and River City's profits. Therefore, no provision for federal income taxes is included in the accompanying combined financial statements for Channel or River City.

  Contractors, a C Corporation for federal tax purposes uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment................................................ $12,095,388
    Less accumulated depreciation..................................  (3,861,455)
                                                                    -----------
    Rental equipment, net.......................................... $ 8,233,933
                                                                    ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Land............................................................... $218,428
   Building...........................................................  213,736
   Transportation equipment...........................................  134,443
   Leasehold improvements.............................................    9,250
   Furniture and fixtures.............................................   28,953
                                                                       --------
                                                                        604,810
   Less accumulated depreciation......................................  (58,012)
                                                                       --------
   Total.............................................................. $546,798
                                                                       ========

                        CHANNEL EQUIPMENT HOLDING, INC.

5. DEBT

  Debt consists of the following at December 31, 1997:

   AEL Leasing Co., Inc.--Various notes dated from February 1997 to
    June 1997 with annual interest rates ranging from 8% to 10.2%
    due in monthly installments ranging from $933 to $4,616........  $  213,149
   The Associates--Two notes dated October 1997 with an annual
    interest rate due in full in June 1998.........................     768,589
   CIT Group--Various notes dated from April 1995 to August 1997 with annual interest rates ranging from 7.5% to 10.0% due in
    monthly installments ranging from $533 to $6,007...............   1,626,743
   CAT Financial--Various notes dated from April 1995 to July 1997 with annual interest rates ranging from 5.1% to 8.1% due in
    monthly installments ranging from $912 to $6,180...............     619,776
   Deutsche Financial--Various notes dated from April 1996 to April
    1997 with annual interest rates ranging from 9.6% to 9.9% due
    in monthly installments ranging from $930 to $2,893............     564,160
   NICE International Corporation--Various notes dated November
    1997 with annual interest rates ranging from 9.4% to 10.9% due
    in monthly installments ranging from $634 to $5,199............     665,255
   Chicago Pneumatic--Various notes dated from March 1997 to July
    1997 with annual interest rates ranging from 7.5% to 9.5% due
    in monthly installments ranging from $427 to $1,827............      39,095
   debis Financial Services, Inc.--Non-interest bearing line-of-
    credit.........................................................      89,481
   Newcourt Financial USA, Inc.--Various notes dated from June 1997 to September 1997 with an annual interest rate of 9.3% due in
    monthly installments ranging from $1,751 to $20,107............     549,994
   First Prosperity--Various notes dated from April 1995 to
    September 1997 with annual interest rates ranging from 7.8% to
    10.0% due in monthly installments ranging from $415 to $1,178..     144,631
   Financial Federal--Various notes dated from January 1996 to
    November 1997 with an annual interest rate of 11% due in
    monthly installments ranging from $430 to $21,465..............   2,984,398
   Norwest Bank--Various notes dated November 1996 with an annual interest rate of 9% due in monthly installments ranging from
    $277 to $380...................................................      20,998
   Case Credit--Various notes dated from August 1995 to November
    1996 with annual interest rates ranging from 7.9% to 9.0% due
    in monthly installments ranging from $481 to $6,935............     207,007
   KDC Financial--Various notes dated from March 1995 to May 1997 with annual interest rates ranging from 7.5% to 10.0% due in
    monthly installments ranging from $722 to $4,576...............     571,885
   JCB Financial--Various notes dated from June 1995 to October
    1997 with annual interest rates ranging from 7.0% to 9.5% due
    in monthly installments ranging from $782 to $1,554............     134,272
   PACCAR--Note dated June 1997 with an annual interest rate of
    8.0% due in monthly installments of $1,540.....................      41,729
                                                                     ----------
                                                                     $9,241,162
                                                                     ==========

  Substantially all rental equipment and fixed assets collateralize the above notes.

  All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 9.

                        CHANNEL EQUIPMENT HOLDING, INC.

6. RELATED PARTY TRANSACTIONS

  River City leases its Georgetown operating facility and Channel leases its operating facilities from its stockholders on a month to month basis. Both Channel and River City are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. Total rent expense for 1997 was approximately $160,100.

  In connection with the acquisition discussed in Note 9, the lease terms have been renegotiated.

  The Companies also had a non-interest bearing note payable from its stockholders totaling $745,650 at December 31, 1997. No repayment schedule has been established.

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest and income taxes paid were $705,700 and $3,040, respectively.

  During 1997 the Companies purchased $4,240,540 of equipment which was financed.

8. EMPLOYEE BENEFIT PLAN

  The Companies have a defined contribution 401(k) pension plan which covers substantially all employees. The Companies match 100% up to the first six percent of the employees contribution. The Companies contributions to the plan were $8,850 for the year ended December 31, 1997.

9. SUBSEQUENT EVENT

  On January 23, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Channel and River City. On January 23, 1998, under the terms of the asset purchase agreement, United purchased certain assets of Contractors.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Paul E. Carlson, Inc.
 (d/b/a Carlson Equipment Company)
Roseville, Minnesota

  We have audited the accompanying balance sheet of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company) as of February 28, 1998, and the related statements of operations, stockholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company) as of February 28, 1998, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

St. Paul, Minnesota
April 21, 1998

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                                 BALANCE SHEETS

                      FEBRUARY 28, 1998 AND JUNE 30, 1998

                                                          FEBRUARY   JUNE 30,
                                                          28, 1998     1998
                                                         ---------- -----------
                                                                    (UNAUDITED)
                 ASSETS (NOTES 3 AND 4)
Current Assets
  Cash.................................................. $  168,100 $  492,186
  Receivables:
   Trade accounts, less allowance for doubtful accounts
    of $125,000 and $176,000 at February 28 and June 30,
    1998, respectively..................................    848,365  1,326,603
   Due from stockholder.................................     43,000     43,000
  Inventories (Note 2)..................................  1,615,701  2,263,715
  Prepaid expenses......................................     34,330     37,148
  Deferred income taxes (Note 6)........................    146,000    146,000
                                                         ---------- ----------
      Total current assets..............................  2,855,496  4,308,652
                                                         ---------- ----------
Rental Equipment, at cost (Note 5)......................  7,137,174  7,556,112
  Less accumulated depreciation.........................  2,922,730  3,050,438
                                                         ---------- ----------
                                                          4,214,444  4,505,674
                                                         ---------- ----------
Property and Equipment, at cost (Note 5)
  Computer equipment....................................    153,373    153,373
  Transportation equipment..............................    378,472    380,472
  Furniture and equipment...............................    217,838    227,475
  Leasehold improvements................................    115,484    115,484
                                                         ---------- ----------
                                                            865,167    876,804
  Less accumulated depreciation.........................    426,798    468,798
                                                         ---------- ----------
                                                            438,369    408,006
                                                         ---------- ----------
                                                         $7,508,309 $9,222,332
                                                         ========== ==========

                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                           BALANCE SHEETS (CONTINUED)

                      FEBRUARY 28, 1998 AND JUNE 30, 1998

                                                        FEBRUARY 28,  JUNE 30,
                                                            1998        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank line of credit (Notes 3 and 10)................   $      --   $4,500,000
  Current maturities of long-term debt................      273,914     468,708
  Accounts payable....................................      257,289     612,160
  Accrued expenses:
    Compensation, vacation, and related taxes.........      160,940      64,969
    Profit sharing (Note 7)...........................      150,000         --
    Real estate taxes.................................       45,660      41,586
    Interest..........................................       32,067      33,542
    Other.............................................       30,894         --
  Income taxes payable................................      155,861     148,861
                                                         ----------  ----------
      Total current liabilities.......................    1,106,625   5,869,826
                                                         ----------  ----------
Deferred Income Taxes (Note 6)........................      380,000     380,000
                                                         ----------  ----------
Long-Term Debt, less current maturities (Notes 3, 4, 5
 and 10)
  Bank line of credit.................................    3,700,000         --
  Finance companies and capital lease obligations.....      338,925     715,103
  Subordinated note to former stockholder.............      735,448     726,249
                                                         ----------  ----------
                                                          4,774,373   1,441,352
                                                         ----------  ----------
Commitments (Notes 5, 7 and 8)
Stockholders' Equity (Notes 8 and 10)
  Common stock, par value $1 per share; authorized
   100,000 shares; issued and outstanding 2,550
   shares.............................................        2,550       2,550
  Retained earnings...................................    1,244,761   1,528,604
                                                         ----------  ----------
                                                          1,247,311   1,531,154
                                                         ----------  ----------
                                                         $7,508,309  $9,222,332
                                                         ==========  ==========

                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                            STATEMENTS OF OPERATIONS

                   YEAR ENDED FEBRUARY 28, 1998 AND THE FOUR
                      MONTHS ENDED JUNE 30, 1997 AND 1998

                                                      FOUR MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                        FEBRUARY 28,  ------------------------
                                            1998         1997         1998
                                        ------------  -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Sales and rental income................ $10,695,366   $4,173,049   $4,023,720
Cost of sales..........................   6,085,129    2,477,742    2,400,219
                                        -----------   ----------   ----------
    Gross profit.......................   4,610,237    1,695,307    1,623,501
Operating expenses.....................   3,550,240    1,119,606      970,324
                                        -----------   ----------   ----------
    Operating income...................   1,059,997      575,701      653,177
                                        -----------   ----------   ----------
Nonoperating:
  Interest expense.....................    (528,266)    (176,025)    (176,334)
  Gain on sale of other equipment......      19,270          --           --
                                        -----------   ----------   ----------
                                           (508,996)    (176,025)    (176,334)
                                        -----------   ----------   ----------
    Income before income taxes.........     551,001      399,676      476,843
Federal and state income taxes (Note
 6)....................................     244,000      162,000      193,000
                                        -----------   ----------   ----------
    Net income                          $   307,001   $  237,676   $  283,843
                                        ===========   ==========   ==========


                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                   YEAR ENDED FEBRUARY 28, 1998 AND THE FOUR
                           MONTHS ENDED JUNE 30, 1998

                                            COMMON STOCK
                                            -------------  RETAINED
                                            SHARES AMOUNT  EARNINGS    TOTAL
                                            ------ ------ ---------- ----------
Balance, February 28, 1997................. 2,550  $2,550 $  937,760 $  940,310
  Net income...............................   --      --     307,001    307,001
                                            -----  ------ ---------- ----------
Balance, February 28, 1998................. 2,550   2,550  1,244,761  1,247,311
  Net income (unaudited)...................   --      --     283,843    283,843
                                            -----  ------ ---------- ----------
Balance, June 30, 1998 (unaudited)......... 2,550  $2,550 $1,528,604 $1,531,154
                                            =====  ====== ========== ==========



                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                            STATEMENTS OF CASH FLOW

 YEAR ENDED FEBRUARY 28, 1998 AND THE FOUR MONTHS ENDED JUNE 30, 1997 AND 1998

                                       YEAR ENDED  FOUR MONTHS ENDED JUNE 30,
                                      FEBRUARY 28, -----------------------------
                                          1998         1997            1998
                                      ------------ -------------   -------------
                                                    (UNAUDITED)     (UNAUDITED)
Cash Flows From Operating Activities
  Net Income........................   $  307,001  $     237,676   $     283,843
  Adjustments to reconcile net in-
   come to net cash provided by
   (used in) operating activities:
    Depreciation....................    1,482,371        455,303         515,329
    Gross margin contribution from
     rental equipment sales.........     (592,674)      (225,377)       (291,460)
    Gain on sale of other equip-
     ment...........................      (19,270)           --              --
    Net increase in deferred income
     taxes..........................       82,000            --              --
    Changes in current assets and
     liabilities:
      Trade accounts receivable.....      (26,690)      (743,676)       (478,238)
      Inventories...................     (133,318)      (342,995)       (648,014)
      Prepaid expenses..............      (8,579)        (14,634)         (2,818)
      Accounts payable..............      182,051        662,178         354,871
      Accrued expenses..............      194,834        (23,145)       (279,464)
      Income taxes payable..........       89,926         94,789          (7,000)
                                       ----------  -------------   -------------
       Net cash provided by (used
        in) operating
        activities..................    1,557,652        100,119        (552,951)
                                       ----------  -------------   -------------
Cash Flows From Investing Activities
  Proceeds from sales of rental
   equipment........................    1,578,609        618,710         748,027
  Purchases of rental equipment.....   (2,473,274)    (1,013,823)     (1,221,126)
  Purchases of property and equip-
   ment.............................     (144,253)       (26,678)        (11,637)
  Proceeds from sales of other
   equipment........................       21,778            --              --
  Increase in receivable from stock-
   holder...........................      (43,000)       (12,000)            --
                                       ----------  -------------   -------------
        Net cash used in investing
         activities.................   (1,060,140)      (433,791)       (484,736)
                                       ----------  -------------   -------------
Cash Flows From Financing Activities
  Proceeds from long-term borrow-
   ing..............................          --             --          659,707
  Payments of long-term debt........   (1,576,236)      (398,975)        (97,934)
  Net increase in bank line of
   credit debt......................    1,100,000        900,000         800,000
                                       ----------  -------------   -------------
        Net cash provided by (used
         in) financing activities...     (476,236)       501,025       1,361,773
                                       ----------  -------------   -------------
        Net increase in cash........       21,276        167,353         324,086
Cash
  Beginning.........................      146,824        146,824         168,100
                                       ----------  -------------   -------------
  Ending............................   $  168,100  $     314,177   $     492,186
                                       ==========  =============   =============

See Notes to Financial Statements (Additional Cash Flow Information -- Note 9).

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: Carlson Equipment Co. is engaged in the short-term rental and sales of construction equipment to contractor, industrial, and municipal clients in the St. Paul/Minneapolis metropolitan area, primarily on credit terms established on an individual customer basis.

  Revenue recognition: The Company recognizes revenue upon delivery of the rental equipment to customers. The Company recognizes revenue from the rental agreements as earned and related expenses as incurred.

  Cash: The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

  Fair value of financial instruments: The financial statements include the following financial instruments and the methods and assumptions used in estimating their fair value: for cash and cash equivalents, the carrying amount is fair value; for trade accounts receivable and accounts payable, the carrying amounts approximate their fair values due to the short term nature of these instruments, and for the notes payable and long-term debt, fair value has been estimated based on discounted cash flows using interest rates being offered for similar borrowings. No separate comparison of fair values versus carrying values is presented for the aforementioned financial instruments since their fair values are not significantly different than their balance sheet carrying amounts. In addition, the aggregate fair values of the financial instruments would not represent the underlying value of the Company.

  Inventories: Inventories consisting of parts, supplies, and new machinery and equipment are stated at the lower of cost or market. The cost of serialized machinery and equipment is determined on a specific-identification basis. All other inventory is valued using an average-cost method which approximates the first-in, first-out method.

  Accounting for long-lived assets: Management has and will continue, on a periodic basis, to closely evaluate its equipment to determine potential impairment by comparing its carrying value with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows or appraisal of assets) of the long-lived assets. To date, management has determined that no impairment of long-lived assets exists.

  Property and equipment depreciation methods: Depreciation is provided using the straight-line method over the following estimated useful lives:

                                                           YEARS
                                                           -----
         Computer equipment...............................    5
         Transportation equipment.........................    5
         Furniture and equipment.......................... 5-10
         Leasehold improvements........................... 5-31

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

  Rental equipment and related depreciation methods: Rental units are created by the transfer of new equipment, valued at acquisition cost, from inventories to rental equipment. Rental equipment depreciation begins at the point of transfer. Depreciation is provided using the straight-line method over five years, the estimated useful life of the equipment. Sales of rental equipment are accounted for by including the proceeds in sales and by transferring the net book value of the equipment sold to cost of sales.

  Reclassification of rental equipment depreciation expense: In prior years and in previous February 28, 1998, financial statements, the Company included rental equipment depreciation expense in operating expenses. Rental equipment depreciation expense of $1,359,467 has been reclassified to cost of goods sold for the year ended February 28, 1998.

  The proceeds and related net book value of rental equipment sold during the year ended February 28, 1998, and for the four months ended June 30, 1997 and 1998, were as follows:

                                                             FOUR MONTHS
                                           YEAR ENDED      ENDED JUNE 30,
                                          FEBRUARY 28, -----------------------
                                              1998        1997        1998
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
      Proceeds of rental equipment
       sales.............................  $1,578,609   $618,710    $ 748,027
      Net book value.....................     985,935    393,333      456,567
                                           ----------   --------    ---------
      Gross margin from rental equipment
       sales.............................  $  592,674   $225,377    $ 291,460
                                           ==========   ========    =========

  Income taxes: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  New accounting pronouncements: In June 1997, SFAS No. 130, Reporting Comprehensive income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, were issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS No. 131 redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Company's operating segments. SFAS Nos. 130 and 131 are effective for fiscal years beginning after December 15, 1997. The Company believes that adoption of SFAS Nos. 130 and 131 will not have any significant effect on its financial statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

  Interim financial information (unaudited): The financial statements and notes related thereto as of June 30, 1998, and for the four months ended June 30, 1997 and 1998, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods.

NOTE 2. INVENTORIES

  The composition of inventories at February 28, 1998, and June 30, 1998 is as follows:

                                                        FEBRUARY 28,  JUNE 30,
                                                            1998        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Equipment........................................  $  937,879  $1,508,695
      Supplies.........................................     516,552     613,421
      Parts............................................     161,270     141,599
                                                         ----------  ----------
                                                         $1,615,701  $2,263,715
                                                         ==========  ==========

NOTE 3. REVOLVING LINE OF CREDIT AGREEMENT

  The Company had a revolving credit agreement with a bank which provided a $4,500,000 line of credit. The availability of credit was determined by a borrowing base formula consisting of eligible receivables, inventories, and rental equipment. Advances under the line of credit accrued interest at 0.25 percent above the prime interest rate (8.5 percent as of February 28, 1998). The line was due on March 31, 1999, and was secured by substantially all of the Company's assets and the personal guarantees of the Company's stockholders. Since the Company did not intend to reduce the $3,700,000 outstanding balance under this line of credit prior to February 28, 1999, nor did it anticipate a reduction in the borrowing base during this same period, the revolving credit agreement was reflected as long-term debt as of February 28, 1998. At June 30, 1998, the outstanding balance has been reflected as a current liability since it was due within the subsequent 12 months. On July 9, 1998, the revolving credit agreement was paid in full and terminated (see Note
10).

  The agreement contained certain restrictive financial covenants relative to maintaining a minimum amount of net worth and maintaining a certain debt to net worth ratio.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)


NOTE 4. LONG-TERM DEBT

  Capital lease obligations and long-term debt with finance companies and a former stockholder at February 28, 1998 and June 30, 1998, consisted of the following:

                                                      FEBRUARY 28,  JUNE 30,
                                                          1998        1998
                                                      ------------ -----------
                                                                   (UNAUDITED)
Capitalized lease obligations, due in monthly
 installments varying from $521 to $9,704, including
 interest at 9.2% to 12.3%, through May 2001, secured
 by related equipment, personally guaranteed by the
 Company's stockholders (Note 5).....................   $416,739    $ 376,637
Notes payable, due in monthly installments varying
 from $5,259 to $10,016, plus interest at 8.75% to
 10.75%, through March 2003, secured by related
 equipment...........................................    170,265      780,468
                                                        --------    ---------
                                                         587,004    1,157,105
Less current maturities..............................    248,079      442,002
                                                        --------    ---------
                                                        $338,925    $ 715,103
                                                        ========    =========
Note payable to former stockholder, due in monthly
 installments of $8,400 to March 2000, when monthly
 payments become $13,662 to February 2005, when the
 remaining principal balance is due, plus interest at
 1.0% over prime, secured by accounts receivable,
 inventories, equipment, and stock, personally
 guaranteed by the Company's stockholders,
 subordinated to bank line of credit (1).............   $761,283    $ 752,955
Less current maturities..............................     25,835       26,706
                                                        --------    ---------
                                                        $735,448    $ 726,249
                                                        ========    =========

--------
(1) On July 9, 1998, the remaining debt balance was paid in full (see Note 10).

  The approximate aggregate annual future maturities of all long-term debt as of February 28, 1998, including the line of credit and capital leases, were as follows:

            Years ending February:
              1999............................ $  274,000
              2000............................  3,907,000
              2001............................    229,000
              2002............................    137,000
              2003............................    119,000
              Thereafter......................    382,000
                                               ----------
                                               $5,048,000
                                               ==========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)


NOTE 5. LEASE COMMITMENTS

  Capitalized leases: The Company leases certain rental and other equipment under capitalized leases as follows:

                                                                  FEBRUARY 28,
                                                                      1998
                                                                  ------------
      Rental and other equipment.................................   $641,448
      Less accumulated amortization..............................    221,066
                                                                    --------
                                                                    $420,382
                                                                    ========

  The following is a schedule by year of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of February 28, 1998:

      Years ending February:
        1999.....................................................   $171,094
        2000.....................................................    139,677
        2001.....................................................    140,473
        2002.....................................................     29,113
                                                                    --------
      Total minimum payments.....................................    480,357
      Less amount representing interest..........................     63,618
                                                                    --------
      Present value of net minimum payments, included in long-
       term debt.................................................   $416,739
                                                                    ========

  Operating leases: The Company leases its operating facilities under arrangements which are classified as operating leases. The New Hope facility is leased pursuant to an agreement which expires November 1999 and requires monthly lease payments of $6,096. The Roseville facility, which is leased on a month-to-month basis from the Company's former majority stockholder, requires monthly lease payments of $9,624 (see Note 10 relative to a new lease on the Roseville facility). The Bloomington facility is leased under an agreement which expires December 1999 and requires monthly lease payments of $4,463.

  Future aggregate minimum payments as of February 28, 1998 under operating leases are as follows:

      Years ending February:
        1999.....................................................   $133,000
        2000.....................................................    102,000
                                                                    --------
                                                                    $235,000
                                                                    ========

  Total rent expense for fiscal year 1998 was approximately $233,000. During fiscal year 1998, approximately $115,000 of total rent expense was paid to the Company's former majority stockholder, whose shares were redeemed in 1995.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)


NOTE 6. INCOME TAX MATTERS

  Net deferred tax liabilities consist of the following components as of February 28, 1998:

      Deferred tax assets:
        Inventory reserve.......................................... $   51,000
        Receivable allowance.......................................     51,000
        Accrued compensation.......................................     44,000
        AMT credit carryforward....................................     18,000
                                                                    ----------
                                                                       164,000
      Deferred tax liabilities:
        Property and equipment.....................................   (398,000)
                                                                    ----------
      Net deferred tax liabilities................................. $ (234,000)
                                                                    ==========

  Alternative minimum tax credits may be carried forward indefinitely to reduce future tax liabilities.

  The deferred tax amounts mentioned above have been classified on the accompanying balance sheet as of February 28, 1998, as follows:

      Current assets............................................... $  146,000
      Noncurrent liabilities.......................................   (380,000)
                                                                    ----------
                                                                    $ (234,000)
                                                                    ==========

  The provision for income taxes for the year ended February 28, 1998, is comprised of the following:

      Currently payable............................................ $  162,000
      Deferred.....................................................     82,000
                                                                    ----------
      Federal and state income taxes............................... $  244,000
                                                                    ==========

  The Company's income tax expense for the year ended February 28, 1998, differed from the statutory federal rate as follows:

      Statutory rate applied to income before income taxes......... $  187,000
      State income tax expense net of federal tax effect...........     34,000
      Nondeductible expense........................................     11,000
      Other........................................................     12,000
                                                                    ----------
                                                                    $  244,000
                                                                    ==========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)


NOTE 7. PROFIT SHARING AND 401(K) PLAN

  The Company had a profit sharing and 401(k) plan for all employees who met the eligibility requirements set forth in the plan. The plan incorporated the provisions of Internal Revenue Code Section 401(k) under which the employees could contribute up to 20 percent of their salary to the plan. The Company matched up to 50 percent of the participant's voluntary contribution up to 5 percent of the participant's salary. In addition, the plan allowed for additional discretionary contributions. The Company communicated its intention and historically distributed 20 percent of pretax, preprofit sharing income as an annual discretionary profit sharing contribution (see Note 10 relative to the subsequent termination of the profit sharing and 401(k) plan).

  Company contributions for the year ended February 28, 1998, and for the four months ended June 30, 1997 and 1998, were as follows:

                                                             FOUR MONTHS
                                           YEAR ENDED      ENDED JUNE 30,
                                          FEBRUARY 28, -----------------------
                                              1998        1997        1998
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
      Discretionary......................   $150,000    $109,000    $    --
      Matching...........................     37,400      10,953       8,438
                                            --------    --------    --------
                                            $187,400    $119,953    $  8,438
                                            ========    ========    ========

NOTE 8. STOCK REDEMPTION AGREEMENT

  In the event of the death or disability of a stockholder prior to July 9, 1998, the Company was obligated to purchase the outstanding stock of the affected stockholder, should the other stockholder not exercise the right of first purchase. The purchase price of the stock was based on the value of the Company, as defined per the shareholder agreement. The purchase price was to be paid in 120 equal monthly installments (see Note 10 relative to the subsequent termination of the stock redemption agreement).

NOTE 9. ADDITIONAL CASH FLOW INFORMATION

                                                             FOUR MONTHS
                                           YEAR ENDED      ENDED JUNE 30,
                                          FEBRUARY 28, -----------------------
                                              1998        1997        1998
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
      Supplemental disclosures of cash
       flow information:
        Cash payments for interest.......   $519,265    $173,072    $174,859
        Cash payments for income taxes...     72,074      72,000     200,000
                                            ========    ========    ========
      Supplemental schedule of noncash
       investing and financing
       activities:
        Capital lease obligations
         incurred for use of equipment...   $ 81,124    $    --     $    --
                                            ========    ========    ========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION APPLICABLE TO THE FOUR MONTH PERIODS
                  ENDED JUNE 30, 1997 AND 1998, IS UNAUDITED)


NOTE 10. EVENTS SUBSEQUENT TO JUNE 30, 1998 (UNAUDITED)

  On July 9, 1998, the Company's stockholders entered into an agreement, effective July 1, 1998, whereby United Rentals Inc. purchased all of the Company's outstanding common stock.

  In conjunction with the aforementioned agreement, the note payable to former stockholder and the outstan~ding balance on the revolving line of cre~dit were paid in full on July 9, 1998. In addition, the revolving credit agreement was terminated at that time. The stock redemption agreement (Note 8) a~nd the profit sharing and 401(k) p~lan (Note 7) were also terminated effective June 30,1998.

  On July 9, 1998, the Company entered into a ten-year lease for its Roseville facility with a former stockholder. The lease requires monthly lease payments of $9,624 and has a five-year option to renew.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
West Main Rentals and Sales, Incorporated

  We have audited the accompanying balance sheet of West Main Rentals and Sales, Incorporated (an S corporation) as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Main Rentals and Sales, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Moss Adams LLP

Eugene, Oregon
April 22, 1998

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                                 BALANCE SHEET

                                     ASSETS

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
CURRENT ASSETS
  Cash.................................................  $  134,924  $  155,238
  Accounts receivable..................................   1,014,677     936,423
  Inventory for resale.................................     634,249     630,729
  Rental fleet expected to be sold.....................     402,000     402,000
  Prepaid expenses.....................................      57,920      15,271
  Current portion of notes receivable..................       2,432       6,753
                                                         ----------  ----------
    Total current assets...............................   2,246,202   2,146,414
                                                         ----------  ----------
NOTES RECEIVABLE, less current portion.................      55,954      69,160
                                                         ----------  ----------
PROPERTY AND EQUIPMENT
  Rental fleet.........................................   6,121,168   6,246,646
  Leasehold improvements...............................     513,278     528,353
  Equipment............................................   1,246,218   1,344,013
  Equipment held under capital leases..................   1,067,217   1,067,217
                                                         ----------  ----------
                                                          8,947,881   9,186,229
  Less accumulated depreciation and amortization.......   3,554,875   3,739,962
                                                         ----------  ----------
                                                          5,393,006   5,446,267
                                                         ----------  ----------
                                                         $7,695,162  $7,661,841
                                                         ==========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable....................................... $  137,446 $  414,808
  Accrued liabilities....................................    198,517    198,162
  Notes payable..........................................    478,616    428,198
  Current portion:
    Long-term debt.......................................  1,145,640  1,210,636
    Obligations under capital leases.....................    206,000    214,000
                                                          ---------- ----------
      Total current liabilities..........................  2,166,219  2,465,804
                                                          ---------- ----------
LONG-TERM DEBT, less current portion.....................  3,184,201  3,539,421
                                                          ---------- ----------
OBLIGATIONS UNDER CAPITAL LEASES, less current portion...    648,146    619,353
                                                          ---------- ----------
COMMITMENTS
STOCKHOLDERS' EQUITY
  Common stock, no par value; 1,000 shares authorized,
   100 shares issued and outstanding.....................    130,841    130,841
  Retained earnings......................................  1,565,755    906,422
                                                          ---------- ----------
                                                           1,696,596  1,037,263
                                                          ---------- ----------
                                                          $7,695,162 $7,661,841
                                                          ========== ==========

                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                              STATEMENT OF INCOME


                                                        THREE MONTHS ENDED
                                           YEAR ENDED        MARCH 31,
                                          DECEMBER 31, ----------------------
                                              1997        1998        1997
                                          ------------ ----------  ----------
                                                            (UNAUDITED)
REVENUES
  Rental.................................  $7,167,252  $1,067,808  $1,208,955
  Retail sales...........................   1,286,872     366,341     303,444
  Other sales............................   1,061,874     202,658     180,800
  Gain on sale of rental equipment.......     238,793      47,209      82,399
                                           ----------  ----------  ----------
                                            9,754,791   1,684,016   1,775,598
                                           ----------  ----------  ----------
COST OF OPERATIONS
  Rental.................................   5,064,324   1,267,400     848,479
  Retail cost of sales...................     916,670     279,002     212,656
  Other cost of sales....................     252,472      45,276      46,242
                                           ----------  ----------  ----------
                                            6,233,466   1,591,678   1,107,377
                                           ----------  ----------  ----------
GROSS PROFIT.............................   3,521,325      92,338     668,221
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES................................   2,515,654     564,480     589,522
                                           ----------  ----------  ----------
INCOME (LOSS) FROM OPERATIONS............   1,005,671    (472,142)     78,699
                                           ----------  ----------  ----------
OTHER INCOME (EXPENSE)
  Interest income........................       6,094       1,576       1,952
  Gain on sale of equipment..............       9,067         --        1,117
  Interest expense.......................    (540,064)   (141,267)   (114,070)
                                           ----------  ----------  ----------
                                             (524,903)   (139,691)   (111,001)
                                           ----------  ----------  ----------
NET INCOME (LOSS)........................  $  480,768  $ (611,833) $  (32,302)
                                           ==========  ==========  ==========


                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                 COMMON   RETAINED
                                                 STOCK    EARNINGS     TOTAL
                                                -------- ----------  ----------
BALANCE, December 31, 1996..................... $130,841 $1,404,987  $1,535,828
Net income.....................................      --     480,768     480,768
Dividends......................................      --    (320,000)   (320,000)
                                                -------- ----------  ----------
BALANCE, December 31, 1997.....................  130,841  1,565,755   1,696,596
Net loss (unaudited)...........................      --    (611,833)   (611,833)
Dividends (unaudited)..........................      --     (47,500)    (47,500)
                                                -------- ----------  ----------
BALANCE, March 31, 1998 (unaudited)............ $130,841 $  906,422  $1,037,263
                                                ======== ==========  ==========




                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                            STATEMENT OF CASH FLOWS

                                              YEAR ENDED   THREE MONTHS ENDED
                                               DECEMBER        MARCH 31,
                                                  31,      -------------------
                                                 1997        1998       1997
                                              -----------  ---------  --------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).......................... $   480,768  $(611,833) $(32,302)
  Adjustments to reconcile net income (loss)
   to net cash from operating activities:
    Depreciation and amortization............   1,129,015    307,895   244,383
    Net gain from sale of property...........    (247,860)   (47,209)  (83,516)
    Changes in:
      Accounts receivable....................    (329,061)    78,254     5,396
      Inventory for resale...................      32,228      3,520  (144,037)
      Prepaid expenses.......................     (17,756)    42,649   (12,866)
      Accounts payable.......................    (286,115)   277,362  (160,215)
      Accrued liabilities....................      27,723       (355)    7,708
                                              -----------  ---------  --------
  Net cash from operating activities.........     788,942     50,283  (175,449)
                                              -----------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.........  (2,261,854)  (492,384) (608,559)
  Proceeds from sale of equipment............     625,362    178,437   620,775
  Net principal repayments (advances) on
   notes receivable..........................         480    (17,527)      325
                                              -----------  ---------  --------
  Net cash from investing activities.........  (1,636,012)  (331,474)   12,541
                                              -----------  ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on notes
   payable...................................     478,616    (50,418)  190,000
  Proceeds from long-term borrowings and
   capital lease obligations.................   1,818,217    670,403   142,412
  Principal payments on long-term debt and
   capital lease obligations.................  (1,078,345)  (270,980)  (96,132)
  Dividends paid.............................    (320,000)   (47,500)      --
                                              -----------  ---------  --------
  Net cash from financing activities.........     898,488    301,505   236,280
                                              -----------  ---------  --------
NET INCREASE IN CASH.........................      51,418     20,314    73,372
CASH, beginning of period....................      83,506    134,924    83,506
                                              -----------  ---------  --------
CASH, end of period.......................... $   134,924  $ 155,238  $156,878
                                              ===========  =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Cash paid during the period for interest... $   532,245  $ 135,866  $110,846
                                              ===========  =========  ========

                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES

  DESCRIPTION OF OPERATIONS--The Company primarily rents heavy equipment to contractors. The Company provides wholesale and retail rental services and sales from four Oregon locations and two in California. The second California location was opened in May 1997. The Company extends credit to all customer types once a credit contract has been completed by the customer. This credit contract includes trade references, which are consulted, and personal guarantees, when deemed necessary. All charges are due in full 30 days from the transaction date. Past due items are assessed a carrying charge. Cash transactions require a deposit for a portion of the rental charge. A minimum of one day's rent is required.

  RESTATEMENT OF FINANCIAL INFORMATION--The Company has restated its 1997 financial statements primarily to capitalize certain equipment leases entered into during 1996 and 1997. In the opinion of management, all material adjustments necessary to correct the financial statements have been recorded. The impact of these adjustments did not have a material effect on beginning retained earnings.

  INTERIM FINANCIAL STATEMENTS--The accompanying financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

  REVENUE RECOGNITION--Revenues from the daily and monthly rental of equipment are accounted for as operating leases. Credit risk associated with accounts receivable is periodically reviewed by management and an allowance for doubtful accounts, if required, is established. The allowance was $20,000 at December 31, 1997 and March 31, 1998 (unaudited).

  INVENTORY FOR RESALE--The inventory for resale consists of equipment parts and supplies and is stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

  RENTAL FLEET EXPECTED TO BE SOLD--An estimate of rental fleet equipment expected to be sold in the next year is presented as a current asset.

  PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

       Rental fleet............................................... 5 to 10 years
       Leasehold improvements..................................... 5 to 31 years
       Equipment.................................................. 3 to 10 years
       Equipment held under capital leases........................  3 to 5 years

  ADVERTISING AND PROMOTION--All costs associated with advertising and promotion are expensed as incurred. Advertising and promotion expense totaled $141,200 in 1997, and was $59,100 (unaudited) and $32,400 (unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

  INCOME TAXES--The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, whereby income of the Company is taxable directly to the individual stockholders. Accordingly, no provision for income taxes is included in these financial statements.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 1--DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of financial instruments, consisting of cash, receivables, accounts payable, and debt instruments, is based on interest rates available to the Company and discounted cash flow analysis. The fair value of these financial instruments approximates carrying value.

  USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results will differ from those estimates.

  RECENTLY ISSUED ACCOUNTING STANDARDS--In 1997, the Company implemented Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information about Capital Structure," that continues the existing requirements to disclose pertinent rights and privileges of all securities other than common stock, but expands the number of companies subject to portions of its requirements. The Company's current capital structure does not require any additional disclosures as a result of this pronouncement.

  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130 "Reporting Comprehensive Income" which the Company is required to adopt for years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. This statement will require that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Other issued but not yet required FASB statements are not currently applicable to the Company's operations.

NOTE 2--NOTES RECEIVABLE

  The Company has two unsecured notes receivable from stockholders. These notes require interest only payments with the balance due in 2000. The interest rate is fixed at 8%, requiring monthly payments of $361.

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Stockholder notes receivable...........................   $54,255      $54,255
Other notes receivable.................................     4,131       21,658
                                                          -------      -------
                                                           58,386       75,913
Less current portion...................................     2,432        6,753
                                                          -------      -------
Long-term portion......................................   $55,954      $69,160
                                                          =======      =======

NOTE 3--NOTES PAYABLE

  The Company has a revolving credit line available totaling $600,000 at prime plus 1% (9.5% at December 31, 1997 and March 31, 1998). Outstanding borrowings under the line of credit are subject to the same collateral and restrictive covenant provisions as the term notes described in Note 4, and totaled $430,000 at December 31, 1997 and $390,000 (unaudited) at March 31, 1998.

  The Company also has a short term note payable to a finance company. The outstanding balance on this note was $48,616 at December 31, 1997 and $38,198 (unaudited) at March 31, 1998.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 4--LONG-TERM DEBT

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
Note payable to bank, payable in monthly (excepting
 January and February) installments of $33,334 plus
 interest at prime plus 1.25% (9.75% at December 31,
 1997 and March 31, 1998), due December 1999.........   $  666,640  $  633,306
Note payable to bank, payable in monthly installments
 of $20,934 including interest at 9.36%, due March
 2001................................................      704,108     657,444
Note payable to bank, payable in monthly (excepting
 January and February) installments of $7,000 plus
 interest at prime plus 1.25% (9.75% at December 31,
 1997 and March 31, 1998), due December 1999.........      126,000     105,000
Unsecured notes payable to stockholders, payable in
 monthly interest only installments at 12%, due
 October 2000. Subordinated to the bank debt.........      591,162     591,162
Note payable to bank, payable in monthly installments
 of $5,334 plus interest at 10.7%, due November
 1999................................................      122,642     106,640
Unsecured notes payable to stockholders, all with
 interest at 10% payable annually, due October 2000.
 Subordinated to the bank debt.......................      114,545     114,545
Note payable to bank, payable in monthly installments
 of $16,667 beginning November 1997 plus interest at
 prime plus 1.25% (9.75% at December 31, 1997 and
 March 31, 1998), due October 2002...................      966,667     916,667
Note payable to bank, payable in monthly payments of
 $10,348 plus interest at 8.87%, due April 2002......      427,566     396,523
Note payable to bank, payable in monthly interest
 only payments through March 1998, then in monthly
 installments of $11,231 including interest at prime
 plus 2.00% (10.50% at March 31, 1998), due March
 2006................................................          --      600,000
Other notes payable, due in varying installments
 including interest at various rates, collateral
 provided by equipment and vehicles..................      610,511     628,770
                                                        ----------  ----------
                                                         4,329,841   4,750,057
Less current portion.................................    1,145,640   1,210,636
                                                        ----------  ----------
                                                        $3,184,201  $3,539,421
                                                        ==========  ==========

  Substantially all cash, accounts receivable, inventories, property and equipment, and general intangibles are pledged as collateral for the Company's short and long-term borrowing arrangements. The stockholders have also personally guaranteed outstanding bank borrowings. In addition, the Company's bank loan agreements contain provisions which, among other things, require maintenance of certain financial ratios, restrict dividend payments and property and equipment purchases, and provide for prepayment penalties.

  Annual payments of long-term debt for the years subsequent to December 31, 1997 are due as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $1,145,640
     1999............................................................  1,097,900
     2000............................................................  1,326,200
     2001............................................................    552,500
     2002............................................................    202,600
     2003 and thereafter.............................................      5,001
                                                                      ----------
                                                                      $4,329,841
                                                                      ==========

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 4--LONG-TERM DEBT (CONTINUED)

  Interest expense to stockholders on notes payable and long-term debt totaled approximately $81,920 during 1997 and $20,600 (unaudited) and $20,500 (unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

NOTE 5--OBLIGATIONS UNDER CAPITAL LEASES

  The Company leases equipment under long-term leases and has the option to purchase the equipment at the termination of the lease. Included in property and equipment are the following assets held under capital leases:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Equipment held under capital leases....................  $1,067,217  $1,067,217
Less accumulated amortization..........................     222,011     282,320
                                                         ----------  ----------
                                                         $  845,206  $  784,897
                                                         ==========  ==========

  Future minimum lease payments for assets under capital leases at December 31, 1997 are as follows:

   DECEMBER 31,
   ------------
     1998........................................................... $  283,500
     1999...........................................................    256,900
     2000...........................................................    205,000
     2001...........................................................    197,600
     2002...........................................................    103,016
                                                                     ----------
   Total minimum lease payments.....................................  1,046,016
   Less amount representing interest................................    191,870
                                                                     ----------
   Present value of net minimum lease payments......................    854,146
   Less current maturities..........................................    206,000
                                                                     ----------
                                                                     $  648,146
                                                                     ==========

NOTE 6--COMMITMENTS

  RELATED PARTY LEASES--The Company leases facilities under five separate agreements from a partnership owned by the Company stockholders. These agreements expire between 1999 and 2011. The lease agreements provide for payment of a minimum amount plus taxes, insurance and other costs. The monthly rental payments can be adjusted annually. Total rents paid for the year ended December 31, 1997 were $220,350, and were $87,600 (unaudited) and $48,450
(unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

  GRANTS PASS, OREGON LEASE--The Company leased facilities in Grants Pass, Oregon under an agreement which expired in 1997. Rental expense on this lease was $34,930 in 1997, and was $8,700 (unaudited) for the three month period ended March 31, 1997.

  EUREKA, CALIFORNIA LEASE--During 1997, the Company began leasing facilities in Eureka, California under a month-to-month agreement. Monthly rent is $3,850. A long-term agreement at the current location is expected in 1998.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 6--COMMITMENTS (CONTINUED)

  Aggregate future minimum lease commitments for real property, substantially all of which are with related parties, are as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $  350,400
     1999............................................................    283,100
     2000............................................................    174,000
     2001............................................................     54,000
     2002............................................................     54,000
   Thereafter........................................................    459,000
                                                                      ----------
                                                                      $1,374,500
                                                                      ==========

  EQUIPMENT LEASES--The Company leases equipment under several operating lease arrangements. Monthly payments on these leases total approximately $130,300, with maturities extending to 2002. Rental expense totaled $982,500 for the year ended December 31, 1997, and was $177,000 (unaudited) and $95,200 (unaudited) for the three months ended March 31, 1998 and 1997, respectively. A significant portion of the leased equipment is returnable to the vendor with thirty days notice without penalty from the lessor. Additionally, the shareholders have guaranteed these lease commitments.

  Aggregate future minimum lease commitments for equipment are as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $1,303,000
     1999............................................................  1,274,100
     2000............................................................  1,256,400
     2001............................................................    942,600
     2002............................................................    293,600
                                                                      ----------
                                                                      $5,069,700
                                                                      ==========

  STOCK REPURCHASE AGREEMENT--The Company and the stockholders have entered into an agreement whereby the Company will purchase the shares of a deceased stockholder at a value to be determined as set forth in the agreement.

NOTE 7--RETIREMENT PLAN

  A defined contribution plan covers all employees who meet age and service requirements. The defined contribution plan is a 401(k) profit-sharing plan. The plan allows employee contributions. The Company, at its discretion, may also contribute to the plan. In 1997, the Company contributed $40,000; $24,400 was allocated to the profit-share portion of the plan and $15,600 was allocated to match employee contributions at 50%. There were no Company contributions for the three month periods ended March 31, 1998 and 1997.

NOTE 8--SUBSEQUENT EVENTS

  DIVIDENDS--On January 2, 1998 the Board of Directors declared a dividend of $475 per share of outstanding common stock, payable to shareholders of record as of January 2, 1998.

  Also, on April 10, 1998 an additional dividend was declared of $750 per share, to shareholders of record on that date.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 8--SUBSEQUENT EVENTS (CONTINUED)

  NEW DEBT--On March 4, 1998 the Company obtained additional financing from its bank. This debt is in addition to existing bank liabilities. The new agreement provides for an aggregate commitment of $1,000,000 and expires in 2006. This note has been guaranteed by the stockholders.

  SALE OF COMPANY STOCK--On March 20, 1998 a Letter of Intent was received from United Rentals, Inc. to acquire all outstanding stock of the Company. Under the terms of the agreement, all indebtedness of the Company, including long-term debt and notes payable, but excluding leases, is to be paid in full at closing. The agreement also provided for real estate leases described in
Note 6 to be extended for an additional ten years. This transaction was closed on April 22, 1998.

  Acquisition of the Company stock by United Rentals, Inc. resulted in the termination of the Company's election to be taxed under Subchapter S of the Internal Revenue Code.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Pro Rentals, Inc.

  We have audited the accompanying balance sheet of Pro Rentals, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro Rentals, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 22, 1998

                               PRO RENTALS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash............................................................... $    2,700
Accounts receivable, net of allowance for doubtful accounts of
 $38,000...........................................................    582,034
Inventory..........................................................    499,826
Rental equipment, net..............................................  4,308,589
Property and equipment, net........................................    210,889
Prepaid expenses and other assets..................................      5,315
Due from stockholder...............................................     60,643
                                                                    ----------
    Total assets................................................... $5,669,996
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable.................................................    334,829
  Accrued expenses and other liabilities...........................    182,281
  Debt.............................................................  3,456,278
                                                                    ----------
    Total liabilities..............................................  3,973,388
Commitments and contingencies
Stockholders' equity:
  Common stock, $4.00 par value, 50,000 shares authorized,
   1,000 shares issued and outstanding.............................      4,000
  Retained earnings................................................  1,692,608
                                                                    ----------
    Total stockholders' equity.....................................  1,696,608
                                                                    ----------
    Total liabilities and stockholders' equity..................... $5,669,996
                                                                    ==========


                            See accompanying notes.

                               PRO RENTALS, INC.

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

Revenues:
  Equipment rentals................................................. $3,980,013
  Sales of rental equipment.........................................    581,820
  Sales of parts, supplies and new equipment........................  1,309,778
                                                                     ----------
    Total revenues..................................................  5,871,611
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental
   depreciation.....................................................    889,536
  Depreciation, equipment rentals...................................    578,897
  Cost of rental equipment sales....................................    403,475
  Cost of parts, supplies and new equipment sales...................  1,147,579
                                                                     ----------
    Total cost of revenues..........................................  3,019,487
                                                                     ----------
    Gross profit....................................................  2,852,124
Selling, general and administrative expenses........................  2,137,103
Non-rental depreciation.............................................     58,327
                                                                     ----------
Operating income....................................................    656,694
Interest expense....................................................    440,998
                                                                     ----------
    Net income...................................................... $  215,696
                                                                     ==========



                            See accompanying notes.

                               PRO RENTALS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                        -------------  RETAINED
                                                        SHARES AMOUNT  EARNINGS
                                                        ------ ------ ----------
Balance at January 1, 1997............................. 1,000  $4,000 $1,476,912
  Net income...........................................                  215,696
                                                        -----  ------ ----------
Balance at December 31, 1997........................... 1,000  $4,000 $1,692,608
                                                        =====  ====== ==========



                            See accompanying notes.

                               PRO RENTALS, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
Net income....................................................... $   215,696
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation...................................................     637,224
  Gain on rental equipment sales.................................    (178,345)
  Changes in assets and liabilities:
    Increase in accounts receivable..............................    (189,727)
    Decrease in inventory........................................     676,854
    Decrease in prepaid expenses and other assets................     157,506
    Decrease in accounts payable.................................      (4,745)
    Increase in accrued expenses and other liabilities...........      69,357
                                                                  -----------
Cash provided by operating activities............................   1,383,820
Cash flows from investing activities
Proceeds from sale of rental equipment...........................     581,820
Purchase of property and equipment...............................      (2,399)
                                                                  -----------
Cash provided by investing activities............................     579,421
Cash flows from financing activities
Principal payments on debt.......................................  (2,553,206)
Borrowings under credit facility.................................     589,965
                                                                  -----------
Cash used in financing activities................................  (1,963,241)
                                                                  -----------
Increase in cash.................................................         --
Cash at beginning of year........................................       2,700
                                                                  -----------
Cash at end of year.............................................. $     2,700
                                                                  ===========


                            See accompanying notes.

                               PRO RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  The Company rents, sells and repairs construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Company has six locations (East Bremerton, West Bremerton, Port Angeles, Gig Harbor, Port Orchard and Lakewood) and the principal market area is Northern Washington. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 9.

INVENTORY

  Inventories consists primarily of equipment, general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Rental equipment costing less than $1,000 is immediately expensed at the date of purchase. Depreciation for rental equipment is computed using the straight-line method over an estimated seven-year useful life with a 35% salvage value. Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from the sales of rental equipment and cost of sales of rental equipment, respectively, in the statement of income.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. The company capitalizes all property and equipment purchases greater than $1,000. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years with no salvage value. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to $61,405 in the year ended December 31, 1997.

INCOME TAXES

  Pro Rentals has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, the Company does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Company's profits.

                               PRO RENTALS, INC.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment................................................. $6,326,420
   Less accumulated depreciation....................................  2,017,831
                                                                     ----------
   Rental equipment, net............................................ $4,308,589
                                                                     ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Furniture and fixtures............................................. $ 30,363
   Office equipment...................................................  237,868
   Vehicles...........................................................  336,457
   Leasehold improvements.............................................   11,218
                                                                       --------
                                                                        615,906
   Less accumulated depreciation .....................................  405,017
                                                                       --------
   Total.............................................................. $210,889
                                                                       ========

5. DEBT

  Debt consists of the following at December 31, 1997:

   Deutsche Financial Services--Various notes with combined monthly payments of $37,489 including interest from 7.9% to 10.25%.....  $1,116,338
   John Deere--Various notes with combined monthly payments of
    $10,699 including interest from 6.9% to 10.24%.................     558,677
   American Equipment Leasing (AEL)--Various notes with combined monthly payments of $34,763 including interest from 8% to
    12.25%.........................................................     648,835
   Financial Federal Credit, Inc.--Various notes with combined
    monthly payments of $7,291 including interest of 10.25%........     183,757
   Associates Commercial Corporation--Various notes with combined monthly payments of $6,436 including interest from 8.3% to
    10.25%.........................................................     166,780
   AEL--$150,000 revolving line of credit due October 14, 1998 with
    monthly interest payments at prime plus 2.17%..................     150,000
   Kitsap Bank--$150,000 revolving line of credit due July 7, 1998 with monthly interest payments at prime plus 2%. This line is
    personally guaranteed by the Company's shareholders............      75,000
   Other...........................................................     556,891
                                                                     ----------
       Total.......................................................  $3,456,278
                                                                     ==========

                               PRO RENTALS, INC.

  Substantially all rental equipment and inventory collateralized the above notes. All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 9.

6. OPERATING LEASES

  The Company leases six store locations. Three of the locations are on long term leases, while the other three are on a month-to-month basis. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through December 2007 and include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases.

  Total rent expense for 1997 was approximately $294,893.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year are as follows:

   1998.............................................................. $  318,360
   1999..............................................................    299,037
   2000..............................................................    273,144
   2001..............................................................    223,364
   Thereafter........................................................  1,432,800
                                                                      ----------
   Total............................................................. $2,546,705
                                                                      ==========

7. RELATED PARTIES

  Three of the Company's locations are leased from the Company's shareholders. Total rent paid to the shareholders under these leases amounted to $177,412 in 1997. At December 31, 1997 Pro Rentals has a non-interest bearing amount due from one of the Company's shareholders of $60,643.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest paid was $440,998.

  During 1997 the Companies purchased $607,902 of rental equipment and $524,333 of inventory which was financed.

9. SUBSEQUENT EVENT

  On January 22, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
ASC Equipment Company, Inc.

  We have audited the accompanying balance sheet of ASC Equipment Company, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASC Equipment Company, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 22, 1998

                          ASC EQUIPMENT COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash............................................................... $   13,365
Accounts receivable, net of allowance for doubtful accounts of
 $51,217...........................................................    623,370
Inventory..........................................................    619,187
Rental equipment, net..............................................  2,721,279
Property and equipment, net........................................    313,827
Prepaid expenses and other assets..................................     33,883
                                                                    ----------
    Total assets................................................... $4,324,911
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other liabilities......... $  490,454
  Debt.............................................................  2,436,503
  Deferred compensation............................................     52,615
  Deferred income taxes............................................    206,109
                                                                    ----------
    Total liabilities..............................................  3,185,681
Commitments and contingencies
Stockholders' equity:
  Common stock, $1.00 par value, 100,000 shares authorized, 3,210
   shares issued and outstanding...................................      3,210
  Preferred stock, $1.00 par value, 1,000 shares authorized, 55
   shares issued and outstanding...................................         55
  Additional paid-in capital.......................................     19,595
  Retained earnings................................................  1,188,370
                                                                    ----------
                                                                     1,211,230
  Treasury stock...................................................    (72,000)
                                                                    ----------
    Total stockholders' equity.....................................  1,139,230
                                                                    ----------
    Total liabilities and stockholders' equity..................... $4,324,911
                                                                    ==========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

Revenues:
  Equipment rentals................................................ $3,209,936
  Rental equipment sales...........................................    291,618
  Sales of parts, supplies and new equipment.......................  1,963,901
                                                                    ----------
    Total revenues.................................................  5,465,455
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental
   depreciation....................................................  1,248,757
  Depreciation, equipment rentals..................................    949,526
  Cost of rental equipment sales...................................    136,712
  Cost of parts, supplies and new equipment sales..................  1,480,339
                                                                    ----------
    Total cost of revenues.........................................  3,815,334
                                                                    ----------
    Gross profit...................................................  1,650,121
Selling, general and administrative expenses.......................  1,328,977
Non-rental depreciation............................................    105,503
                                                                    ----------
Operating income...................................................    215,641
Interest expense...................................................    214,983
Other (income).....................................................   (116,188)
                                                                    ----------
Income before provision for income taxes...........................    116,846
Provision for income taxes.........................................     87,861
                                                                    ----------
Net income......................................................... $   28,985
                                                                    ==========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                         PREFERRED
                         COMMON STOCK      STOCK     ADDITIONAL
                         ------------- -------------  PAID IN    RETAINED  TREASURY
                         SHARES AMOUNT SHARES AMOUNT  CAPITAL    EARNINGS   STOCK
                         ------ ------ ------ ------ ---------- ---------- --------
Balance at January 1,
 1997................... 3,210  $3,210   55    $55    $19,595   $1,159,385 $(72,000)
  Net income............                                            28,985
                         -----  ------  ---    ---    -------   ---------- --------
Balance at December 31,
 1997................... 3,210  $3,210   55    $55    $19,595   $1,188,370 $(72,000)
                         =====  ======  ===    ===    =======   ========== ========





                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................................... $    28,985
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation...................................................   1,055,029
  Gain on rental equipment sales.................................     (26,631)
  Deferred taxes.................................................      75,333
  Changes in assets and liabilities:
    Increase in accounts receivable..............................    (123,786)
    Increase in inventory........................................     (57,506)
    Decrease in prepaid expenses and other assets................      47,521
    Increase in accounts payable accrued expenses and other
     liabilities.................................................     141,880
    Increase in deferred compensation............................       3,895
                                                                  -----------
Cash provided by operating activities............................   1,144,720
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment.....................................  (1,597,801)
Proceeds from sale of rental equipment...........................     262,130
Purchases of property and equipment..............................    (190,245)
                                                                  -----------
Cash used in investing activities................................  (1,525,916)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt.......................................  (2,933,065)
Borrowings under credit facilities...............................   3,325,064
                                                                  -----------
Cash provided by financing activities............................     391,999
                                                                  -----------
Increase in cash.................................................      10,803
Cash balance at beginning of year................................       2,562
                                                                  -----------
Cash balance at end of year...................................... $    13,365
                                                                  ===========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  ASC Equipment Company, Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Company has three locations (Fayetteville, Goldsboro and Jacksonville) and their principal market area is eastern North Carolina. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 10.

INVENTORY

  Inventories consists primarily of general replacement parts and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statement of income.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $34,900 in the year ended December 31, 1997.

                          ASC EQUIPMENT COMPANY, INC.

INCOME TAXES

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment............................................... $ 5,640,041
   Less accumulated depreciation..................................  (2,918,762)
                                                                   -----------
   Rental equipment, net.......................................... $ 2,721,279
                                                                   ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Transportation equipment.......................................... $ 571,054
   Furniture and fixtures............................................    36,317
   Leasehold improvements............................................    32,622
                                                                      ---------
                                                                        639,993
   Less accumulated depreciation.....................................  (326,166)
                                                                      ---------
   Total............................................................. $ 313,827
                                                                      =========

5. DEBT

  Debt consists of the following at December 31, 1997:

   First Citizens Bank; three notes; payable in monthly
    installments of $37,770 including interest at prime 8.5% at
    December 31, 1997, collateralized by equipment and real
    estate........................................................  $  936,404
   First Citizens Bank; line of credit of $1,550,000; payable in monthly installments of interest only at prime, collateralized
    by equipment and inventory....................................   1,446,292
   Financial Federal; payable in monthly installments of $2,230
    including interest at 6.75%; collateralized by equipment......      53,807
                                                                    ----------
                                                                    $2,436,503
                                                                    ==========

  All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 10.

                          ASC EQUIPMENT COMPANY, INC.

6. INCOME TAXES

  The provision for income taxes consists of the following for the year ended December 31, 1997:

   Current:
     Federal............................................................ $10,270
     State..............................................................   2,258
                                                                         -------
                                                                          12,528
   Deferred:
     Federal............................................................  61,773
     State..............................................................  13,560
                                                                         -------
                                                                          75,333
                                                                         -------
                                                                         $87,861
                                                                         =======

  Significant components of the Company's deferred tax liability at December 31, 1997 are as follows:

   Difference in basis of accounting................................. $(20,487)
   Cumulative tax depreciation in excess of book.....................  226,596
                                                                      --------
     Deferred tax liability, net..................................... $206,109
                                                                      ========

7. RELATED PARTY TRANSACTIONS

  The Company leases its three operating facilities from the president and a stockholder of the Company on a month to month basis. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. Total rent expense for 1997 was approximately $99,100.

  In connection with the acquisition discussed in Note 10, the lease terms have been renegotiated.

  The Company also had a non-interest bearing note receivable from its stockholders totaling $14,971 at December 31, 1997 and is included in prepaid expenses and other assets on the accompanying balance sheet. No repayment schedule has been established.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest and income taxes paid were $200,457 and $29,000, respectively.

  During 1997, the Company purchased $72,500 of equipment which was financed.

9. EMPLOYEE BENEFIT PLAN

  The Company has a defined contribution 401(k) pension plan which covers substantially all employees. The Company matches 100% up to the first five percent of the employees contribution. Company contributions to the plan were $33,980 for the year ended December 31, 1997.

10. SUBSEQUENT EVENT

  On January 27, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                         INDEPENDENT AUDITOR'S REPORT

MERCER Equipment Company:

  We have audited the accompanying balance sheets of MERCER Equipment Company as of December 31, 1996 and October 24, 1997 and the related statements of income and retained earnings and of cash flows for each of the two years in the period ended December 31, 1996, and for the period from January 1, 1997 to October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MERCER Equipment Company as of December 31, 1996, and October 24, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina
January 21, 1998

                            MERCER EQUIPMENT COMPANY

                                 BALANCE SHEETS

                                                       DECEMBER 31, OCTOBER 24,
                                                       ------------ -----------
                                                           1996        1997
                                                       ------------ -----------
                        ASSETS
CURRENT ASSETS:
  Cash................................................ $   276,639  $    85,384
  Accounts receivable (less allowance for doubtful
   accounts: 1996-$182,425, 1997-$254,073)............   1,819,581    2,398,926
  Inventory (Notes 2, 5 and 8)........................   2,417,425    2,299,512
  Miscellaneous receivables...........................      16,604       29,508
  Prepaid expenses....................................         --        17,965
                                                       -----------  -----------
    Total current assets..............................   4,530,249    4,831,295
                                                       -----------  -----------
RENTAL EQUIPMENT (Notes 2, 5, 8, 9, 10 and 15):
  Rental equipment....................................  14,030,584   15,392,093
  Less accumulated depreciation.......................   3,717,218    4,322,744
                                                       -----------  -----------
    Rental equipment, net.............................  10,313,366   11,069,349
                                                       -----------  -----------
OTHER PROPERTY (Notes 2, 8 and 11):
  Other property......................................   1,003,079    1,091,365
  Less accumulated depreciation.......................     395,658      498,962
                                                       -----------  -----------
    Other property, net...............................     607,421      592,403
                                                       -----------  -----------
OTHER ASSETS (Note 13):
  Deposits and other assets...........................      68,639       42,889
  Notes receivable-officers...........................      69,980       67,453
                                                       -----------  -----------
    Total other assets................................     138,619      110,342
                                                       -----------  -----------
    TOTAL............................................. $15,589,655  $16,603,389
                                                       ===========  ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit (Note 4).............................         --           --
  Note payable-Bank (Note 4).......................... $   494,245  $ 5,017,953
  Short-term equipment notes (Note 5).................     189,528    3,619,830
  Notes payable-individuals (Notes 6 and 13)..........     609,000      142,000
  Current portion of long-term debt...................   2,253,562       56,411
  Current portion of capital leases...................     167,445       86,597
  Accounts payable....................................   2,161,340    3,174,282
  Accrued expenses....................................     140,361      254,444
                                                       -----------  -----------
    Total current liabilities.........................   6,015,481   12,351,517
                                                       -----------  -----------
LONG-TERM DEBT (Non-current Portion):
  Revolving credit note (Note 7)......................   2,430,000          --
  Notes payable to bank (Note 8)......................   1,513,000          --
  Notes payable on rental equipment (Note 9)..........   2,195,238          --
  Capital leases on rental equipment (Note 10)........     119,183      176,047
  Notes payable on other property.....................     138,543       82,208
                                                       -----------  -----------
    Total long-term debt..............................   6,395,964      258,255
                                                       -----------  -----------
STOCKHOLDERS' EQUITY:
  Common stock (Notes 2 and 12).......................     500,001      500,001
  Retained earnings (Note 8)..........................   2,678,209    3,493,616
                                                       -----------  -----------
    Total stockholders' equity........................   3,178,210    3,993,617
                                                       -----------  -----------
    TOTAL............................................. $15,589,655  $16,603,389
                                                       ===========  ===========

                       See notes to financial statements.

                            MERCER EQUIPMENT COMPANY

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                          YEAR ENDED DECEMBER 31,     1997 TO
                                          ------------------------  OCTOBER 24,
                                             1995         1996         1997
                                          -----------  -----------  -----------
REVENUE:
  Sales of new equipment................. $ 2,479,358  $ 3,415,523  $3,709,356
  Sales of supplies and parts............   1,558,273    2,067,403   1,831,345
                                          -----------  -----------  ----------
    Total goods sold.....................   4,037,631    5,482,926   5,540,701
  Sales of rental equipment..............     872,621    1,102,621   1,876,001
  Rental revenues........................   4,950,614    7,380,137   6,891,972
  Service department revenues............     357,039      488,216     764,738
                                          -----------  -----------  ----------
    Total revenues.......................  10,217,905   14,453,900  15,073,412
                                          -----------  -----------  ----------
DIRECT COSTS OF REVENUE:
  Cost of goods sold.....................   3,171,168    4,469,790   4,677,328
  Cost of rental equipment sold, net.....     530,102      702,254   1,218,507
  Rental department expenses (including
   depreciation of $1,035,352, $1,492,131
   and $1,428,312).......................   2,226,420    3,589,936   3,728,374
  Service department expenses............     460,382      648,882     706,958
                                          -----------  -----------  ----------
    Total direct costs of revenue........   6,388,072    9,410,862  10,331,167
                                          -----------  -----------  ----------
GROSS MARGIN.............................   3,829,833    5,043,038   4,742,245
                                          -----------  -----------  ----------
OPERATING EXPENSES:
  Sales expenses.........................     752,722    1,386,812   1,345,705
  Administrative and general expenses....   1,930,124    2,247,556   2,014,205
                                          -----------  -----------  ----------
    Total operating expenses.............   2,682,846    3,634,368   3,359,910
                                          -----------  -----------  ----------
MARGIN FROM OPERATIONS...................   1,146,987    1,408,670   1,382,335
                                          -----------  -----------  ----------
OTHER INCOME (EXPENSE):
  Miscellaneous income...................      78,258      110,340     147,362
  Interest expense.......................    (486,976)    (813,339)   (686,512)
                                          -----------  -----------  ----------
    Total other income (expense).........    (408,718)    (702,999)   (539,150)
                                          -----------  -----------  ----------
NET INCOME...............................     738,269      705,671     843,185
BEGINNING RETAINED EARNINGS..............   1,450,936    2,045,871   2,678,209
                                          -----------  -----------  ----------
    Total................................   2,189,205    2,751,542   3,521,394
LESS DIVIDENDS PAID......................     143,334       73,333      27,778
                                          -----------  -----------  ----------
ENDING RETAINED EARNINGS................. $ 2,045,871  $ 2,678,209  $3,493,616
                                          ===========  ===========  ==========

                       See notes to financial statements.

                            MERCER EQUIPMENT COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                          YEAR ENDED DECEMBER 31,     1997 TO
                                          ------------------------  OCTOBER 24,
                                             1995         1996         1997
                                          -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................. $   738,269  $   705,671  $  843,185
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization........   1,117,783    1,610,918   1,542,966
    Cost of rental equipment sold, net...     530,102      702,254   1,218,507
    Cost of other property sold, net.....                   14,800
    Changes in assets and liabilities:
      Accounts receivable, net...........    (418,132)    (398,900)   (579,345)
      Inventory..........................    (900,532)    (325,339)    117,913
      Miscellaneous receivables..........      (5,437)      (4,065)    (12,904)
      Prepaid expenses...................                              (17,965)
      Other assets.......................     (16,000)     (24,239)     14,400
      Accounts payable...................     651,668      558,903     944,210
      Accrued expenses...................      29,098       24,329     114,083
                                          -----------  -----------  ----------
        Net cash provided by operating
         activities......................   1,726,819    2,864,332   4,185,050
                                          -----------  -----------  ----------
CASH FLOWS (TO) INVESTING ACTIVITIES:
  Purchase of rental equipment...........  (2,466,039)  (2,001,083) (1,601,703)
  Purchase of other property.............    (131,695)    (171,319)    (81,117)
  Increase in other asset................      (1,650)
                                          -----------  -----------  ----------
        Net cash (to) investing
         activities......................  (2,599,384)  (2,172,402) (1,682,820)
                                          -----------  -----------  ----------
CASH FLOWS FROM (TO) FINANCING
 ACTIVITIES:
  Repayments of notes receivable--
   officers..............................       2,264        3,019       2,527
  Repayments by stockholders.............                  220,602
  Loans to stockholders..................    (247,729)
  Repayments under line of credit........    (125,000)                  (8,792)
  Borrowings under line of credit........                                  --
  Repayments of short-term equipment
   notes.................................    (130,301)    (618,854)   (597,500)
  Repayments of notes payable--
   individuals...........................                  (52,500)   (491,000)
  Repayments of long term debt...........  (1,051,070)  (1,950,688) (1,794,942)
  Repayments of capital leases...........     (22,009)    (150,279)
  Net borrowings under note payable--
   bank..................................     465,200       29,045         --
  Borrowings under revolving credit
   note..................................   1,000,000    1,700,000     200,000
  Proceeds from bank loans...............   1,120,588
  Proceeds from notes payable
   individuals...........................     305,000       23,000      24,000
  Dividends paid.........................   (143,334 )     (73,333)    (27,778)
                                          -----------  -----------  ----------
        Net cash from (to) financing
         activities......................   1,173,609     (869,988) (2,693,485)
                                          -----------  -----------  ----------
NET INCREASE (DECREASE) IN CASH..........     301,044     (178,058)   (191,255)
BEGINNING CASH BALANCE...................     153,653      454,697     276,639
                                          -----------  -----------  ----------
ENDING CASH BALANCE...................... $   454,697  $   276,639  $   85,384
                                          ===========  ===========  ==========

                       See notes to financial statements

                           MERCER EQUIPMENT COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1995, 1996 AND OCTOBER 24, 1997

1. ORGANIZATION AND BUSINESS

  Organization--MERCER Equipment Company (MERCER) is a North Carolina corporation. For income tax purposes, it has elected treatment under Subchapter S of the Internal Revenue Code of 1986.

  Business--MERCER sells, rents, and repairs construction equipment, primarily to contractors, industry, utilities, and municipalities. MERCER operates two branches in the Charlotte, North Carolina area and one branch in Greensboro, North Carolina.

2. ACCOUNTING PRINCIPLES

  Basis of Accounting--MERCER prepares its financial statements on the accrual basis of accounting.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Inventory--Inventory consists of new equipment and merchandise for resale and of parts for resale or repair of equipment.

  MERCER records inventory using the last-in, first-out (LIFO) cost assumptions. MERCER maintains separate LIFO pools for new equipment, merchandise, and parts; and uses government indices to determine the cost of LIFO layers.

  At December 31, 1996 and October 24, 1997, the difference between LIFO and first-in, first-out cost was $310,346 and $347,936 respectively.

  Rental Equipment--MERCER records rental equipment at cost and depreciates that cost using the straight-line method over 60 months (50 months for rental equipment purchased after December 31, 1995). MERCER estimates the salvage value on rental equipment to be 28% (50% for rental equipment purchased after December 31, 1995). (See Note 15).

  Other Property--MERCER records other property at cost and depreciates that cost using the straight-line method over lives of 5 or 7 years.

  Notes Receivable--Officers--At December 31, 1996, and October 24, 1997 the notes receivable from officers are due in monthly payments of $600, including principal and interest, for 15 years. At December 31, 1995, the notes receivable from officers were due in quarterly installments of $1,264, including principal and interest, for 14 years.

  Common Stock--MERCER has two classes of common stock: Class A common stock which has voting rights and Class B common stock which has no voting rights. The preferences, limitations, and relative rights of classes are the same except the nonvoting stock has no voting rights other than in those cases in which nonvoting stock is expressly granted voting rights under North Carolina law.

                           MERCER EQUIPMENT COMPANY

  At December 31, 1996 and October 24, 1997, the number of shares authorized and outstanding of each class of stock was as follows:

                                                          AUTHORIZED OUTSTANDING
                                                          ---------- -----------
   Class A, voting.......................................   25,000      16,667
   Class B, nonvoting....................................  175,000     150,000

  Rental Revenue--MERCER generally rents equipment under short-term agreements of one month or less and accounts for these agreements as operating leases.

  Lease Expense--MERCER leases its facilities and certain delivery vehicles under leases classified as operating leases. MERCER leases certain rental equipment and new equipment inventory under leases classified as capital leases.

  Income Taxes--MERCER has elected taxation under Subchapter S of the Internal Revenue Code of 1986 and its stockholders report the taxable income or loss of the company on their individual income tax returns. For income tax purposes, MERCER generally uses accelerated depreciation methods (without salvage value) and deducts bad debts as they are written off.

  Statement of Cash Flows--MERCER considers all instruments with a maturity of three months or less to be cash equivalents. MERCER paid interest expense and purchase various assets through incurrence of notes payable as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                               YEAR ENDED DECEMBER    1997 TO
                                                       31           OCTOBER 24,
                                                 1995       1996       1997
                                              ---------- ---------- -----------
Interest paid................................ $  464,090 $  807,169 $  683,596
Debt incurred to purchase:
  Inventory..................................    357,306     88,509
  Rental equipment...........................  2,300,291  2,530,234  1,801,029
  Fixed assets...............................    142,174    163,756      7,169

3. PURCHASE OF BUSINESS

  On September 29, 1995, MERCER acquired the branch retail operations of Builders Equipment & Tool Co., Inc. (BETCO) in a transaction accounted for as a purchase. The accompanying financial statements include the results of the Greensboro operation from that date. MERCER purchased substantially all of the resale and rental inventory and the fixed assets at the branch. The purchase price was $600,000. There were no intangible assets purchased nor are there any contingent payments or commitments.

4. NOTE PAYABLE--BANK

  At December 31, 1996, MERCER had a note payable to a bank that is due May 31, 1997. The note provides for monthly payment of interest at the bank's prime rate plus 1/2%. The original amount of the note was $500,000.

  In connection with the purchase of MERCER's common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

5. SHORT-TERM EQUIPMENT NOTES

  MERCER has purchased rental equipment and inventory with short-term (less than 12 months) notes payable with a nominal interest charge. At December 31, 1996, rental equipment and inventory with a cost of $434,972 and $135,522, respectively, is pledged as collateral.

                           MERCER EQUIPMENT COMPANY

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

6. NOTES PAYABLE--INDIVIDUALS

  Notes payable--individuals provide for quarterly interest payments at the Wall Street prime rate plus one percent and allows MERCER to delay payment of principal for up to one year and a day after request. At December 31, 1996 and October 24, 1997, $178,000 and $ -- , respectively, of this amount was due stockholders.

7. REVOLVING CREDIT NOTES

  MERCER has a $3,000,000 revolving credit note with a bank. At December 31, 1996 MERCER had termed the revolver's outstanding balance and will repay the principal over 36 months beginning in June 1997. The repayment provides for monthly payment of $45,000 principal plus interest at the bank's prime rate plus 1/4%. At December 31, 1995 and during 1996, only interest payments were due on the note (see Note 9 for collateral).

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

8. NOTES PAYABLE TO BANK

  MERCER's note payable to bank consisted of the following:

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
  Bank note--8.25%, principal of $49,750 plus interest paid
   monthly through November 1998; balance of $635,750 due December
   1998...........................................................  $1,780,000
  Bank note--interest at prime plus 1/2%, principal of $10,000 plus interest paid monthly through August 1998; $250,000 due
   September 30, 1998.............................................     450,000
                                                                    ----------
  Total...........................................................   2,230,000
  Less current portion............................................     717,000
                                                                    ----------
  Noncurrent portion..............................................  $1,513,000
                                                                    ==========

  All accounts receivable and inventory and rental equipment, unless otherwise encumbered, are given as security for the notes payable to bank.

  The loan agreement with the bank provides for maintenance of certain absolute and ratio amounts relating to working capital, net worth, cash flow coverage, and debt/equity and limits amounts that can be paid in dividends. At December 31, 1996, MERCER had obtained a waiver on the cash flow coverage ratio.

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

9. NOTES PAYABLE ON RENTAL EQUIPMENT

  MERCER finances purchases of rental equipment and inventory through various arrangements with vendors, their related finance entities, and other lenders. These notes provide for monthly payments of either a fixed principal plus interest or a level payment of principal and interest.

  These note have terms of 36 to 60 months and generally provide for accelerated repayment if the underlying equipment is sold. At December 31, 1995 and 1996, the weighted interest rates were 10.1%, and 8.6%, respectively.

                           MERCER EQUIPMENT COMPANY

  At December 31, 1996, $480,801 of floor plan notes, which have not yet begun to require payments of principal or interest, are included in notes payable on rental equipment. The financial statements assume their conversion upon expiration of the floor plan period.

  At December 31, 1996, rental equipment and inventory of $4,637,033 and $88,509, respectively, were collateral for all of the above notes.

  In connection with the purchase of MERCER's common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

10. CAPITAL LEASES

  MERCER leases certain rental equipment under leases accounted for as capital leases. The following is an analysis of the leased property:

                                                        DECEMBER 31, OCTOBER 24,
                                                        ------------ -----------
                                                            1996        1997
                                                        ------------ -----------
   Rental equipment....................................   $408,081    $386,153
   Less accumulated amortization.......................     78,561     138,706
                                                          --------    --------
     Net...............................................   $329,520    $247,447
                                                          ========    ========

  The following is a schedule by years of future lease payments under capital leases together with the present value of the net minimum lease payments as of October 24, 1997:

   Year ended December 31, 1997....................................... $106,795
     1998.............................................................   98,730
     1999.............................................................   74,158
     2000.............................................................   23,177
                                                                       --------
   Net minimum lease payments.........................................  302,860
   Less amount representing interest..................................   40,216
                                                                       --------
   Present value of net minimum lease payments........................  262,644
   Less current portion...............................................   86,597
                                                                       --------
   Long-term portion.................................................. $176,047
                                                                       ========

11. NOTES PAYABLE ON OTHER PROPERTY

  The notes payable on other property provide for monthly payment of principal and interest at rates from 9.0% to 10.8%. At December 31, 1996 and October 24, 1997, related assets with a cost of $287,430 and $232,599 are collateral for the notes.

  The annual amounts of principal due for the next five years is as follows:
1997--$56,411; 1998--$50,318; 1999--$25,082; and 2000--$6,808.

12. COMMITMENTS AND CONTINGENCIES

  As of December 31, 1996 and October 24, 1997, MERCER's cash balance had $100,000 of FDIC insurance and is at one bank.

                           MERCER EQUIPMENT COMPANY

  As of October 24, 1997, MERCER leased all of its facilities from a limited liability company (LLC) whose members own 72% of MERCER's outstanding stock. The leases provided for initial terms of five to seven years; two of the leases provide for annual cost of living increases and have renewal options of five years. MERCER is also responsible for the property taxes, insurance, and repairs (see Note 13). In connection with the sale of MERCER's common stock (see Note 16), the leases were rewritten to provide for an initial term of ten years with two five-year options. The leases provide for minimum rentals of $28,000 per month, after five years, minimum rents will be adjusted for changes in the Consumer Price Index. MERCER has also guaranteed debt of approximately $2,000,000 that the LLC has borrowed against the buildings.

  MERCER had a stock repurchase agreement with two stockholders, each owning 30,000 shares of the outstanding Class B common stock. Among other provisions, the stock repurchase agreement allows MERCER first refusal on a sale of such shares at no less than the book value per share of the stock. At December 31, 1996 the minimum purchase price under this plan was $1,121,950. MERCER had a salary continuation agreement with the same two stockholders. MERCER has agreed to pay these stockholders' beneficiaries an amount equal to twice the prior year's wages. This amount is payable over 24 months, and at December 31, 1996, the potential obligation under the salary continuation plan was $672,672. In connection with the Purchase of MERCER's common stock both of these agreements were canceled. (See Note 16)

13. RELATED PARTIES

  At December 31, 1996 and October 24, 1997, other assets includes rental deposits of $42,889 and $42,889, respectively, with the LLC described in Note
12. For the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 24, 1997, MERCER paid building rentals to the LLC of $149,500, $278,000 and $273,000, respectively.

  For the years ended December 31, 1995 and 1996 and for period from January 1, 1997 to October 24, 1997, MERCER paid interest of $17,808, $15,672 and $14,576, respectively to stockholders on the notes payable--individuals.

14. PROFIT-SHARING PLAN

  MERCER has adopted a profit-sharing plan that covers substantially all employees and provides for discretionary employer and voluntary employee contributions. For the years ended December 31, 1995, and 1996, and for the period from January 1, 1997 to October 24, 1997, no profit-sharing contribution was made. For the years ended December 31, 1995, and 1996, and for the period from January 1, 1997 to October 24, 1997, MERCER made matching payments of $21,969, $14,777, and $24,287, respectively under Section 401(k) of the Internal Revenue Code of 1986.

15. CHANGE IN ACCOUNTING ESTIMATE

  In 1996 MERCER changed the depreciable life and estimated salvage value of its rental equipment purchased after December 31, 1995 from 60 months to 50 months and from 28% to 50%. The effect of these changes in estimated life and salvage value was to decrease depreciation on rental equipment by $58,859.

16. SUBSEQUENT EVENT

  On October 24, 1997, United Rentals, Inc. purchased all of MERCER's issued and outstanding common stock.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
A&A Tool Rentals & Sales, Inc.:

  We have audited the accompanying consolidated balance sheets of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 31, 1996 and October 19, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 31, 1996 and October 19, 1997 and the results of their operations and their cash flows for the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Sacramento, California
November 20, 1997

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
                  ASSETS
Cash....................................... $  308,331  $  108,327  $  187,082
Trade accounts receivable, less allowance
 for doubtful accounts of $80,000 at
 October 31, 1996 and at October 19, 1997,
 and $94,608 at July 31, 1997
 (notes 2 and 3)...........................  1,416,142   1,415,775   1,324,684
Merchandise inventory......................    847,035     862,200     906,969
Rental equipment, primarily machinery, at
 cost, net of accumulated depreciation and
 amortization of $5,909,751 at October 31,
 1996, $6,822,441 at October 19, 1997, and
 $6,727,264 at July 31, 1997
 (notes 2 and 3)...........................  3,190,093   2,780,854   3,133,863
Operating property and equipment, net of
 accumulated depreciation and amortization
 of $912,230 at October 31, 1996, $955,007
 at October 19, 1997, and $975,498 at July
 31, 1997 (notes 2 and 3)..................    384,759     281,593     306,415
Due from related party (note 5)............    228,737     332,613     316,364
Prepaid expenses and other assets..........    234,976     303,553     152,251
                                            ----------  ----------  ----------
    Total assets........................... $6,610,073  $6,084,915  $6,327,628
                                            ==========  ==========  ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt (note 2)................... $   90,400  $  449,670  $  484,700
Accounts payable...........................    766,465   1,040,494     703,583
Accrued liabilities........................    244,938     203,709     221,763
Income tax payable.........................      6,019      12,262       2,992
Long-term debt and capital lease
 obligations (note 3)......................  4,351,394   3,463,807   3,868,069
                                            ----------  ----------  ----------
    Total liabilities......................  5,459,216   5,169,942   5,281,107
                                            ----------  ----------  ----------
Commitments (notes 6 and 9)................
Stockholders' equity:
  Common stock, Class A--voting par value
   $.10. Authorized 2,000,000 shares;
   issued and outstanding 720,000 shares...     72,000      72,000      72,000
  Common stock, Class B--nonvoting.
   Authorized 5,000,000 shares; issued and
   outstanding 277,172 shares at October
   31, 1996, 272,491 shares at October 19,
   1997, and 275,242 shares at July 31,
   1997....................................    395,201     378,714     393,058
  Retained earnings........................    683,656     464,259     581,463
                                            ----------  ----------  ----------
    Total stockholders' equity.............  1,150,857     914,973   1,046,521
                                            ----------  ----------  ----------
    Total liabilities and stockholders'
     equity................................ $6,610,073  $6,084,915  $6,327,628
                                            ==========  ==========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   PERIOD FROM
                                                   NOVEMBER 1,       NINE MONTHS
                          YEAR ENDED OCTOBER 31,     1996 TO       ENDED JULY 31,
                          -----------------------  OCTOBER 19,  ----------------------
                             1995         1996        1997         1996        1997
                          -----------  ----------  -----------  ----------  ----------
                                                                     (UNAUDITED)
Revenues:
  Equipment rentals.....  $ 4,800,767  $5,918,148  $6,022,196   $4,165,881  $4,501,537
  New equipment sales...    4,283,294   4,463,117   4,355,965    3,310,409   3,228,472
  Sales of parts,
   supplies and
   rental equipment.....      848,193   1,027,943     778,141      824,910     657,572
  Other.................      237,205     296,926     290,140      198,144     215,542
                          -----------  ----------  ----------   ----------  ----------
Total revenues..........   10,169,459  11,706,134  11,446,442    8,499,344   8,603,123
                          -----------  ----------  ----------   ----------  ----------
Costs of Revenues:
  Cost of equipment
   rentals, excluding
   equipment rental
   depreciation and
   amortization.........    2,049,172   2,542,965   2,583,884    1,976,183   2,097,280
  Depreciation and amor-
   tization, equipment
   rentals..............    1,040,233   1,382,048   1,465,586      902,347   1,193,986
  Cost of new equipment
   sales................    4,054,467   4,304,301   4,148,874    3,234,457   3,016,957
  Cost of sales of
   parts, supplies, and
   equipment............      598,545     622,956     595,424      330,714     296,725
  Other.................       38,358      32,582      31,339       24,337      33,115
                          -----------  ----------  ----------   ----------  ----------
Total costs of
 revenues...............    7,780,775   8,884,852   8,825,107    6,468,038   6,638,063
                          -----------  ----------  ----------   ----------  ----------
Gross Profit............    2,388,684   2,821,282   2,621,335    2,031,306   1,965,060
  Selling, general and
   administration.......    2,063,730   2,215,936   2,178,383    1,614,263   1,696,104
  Non-rental
   depreciation and
   amortization.........      107,390     120,757     124,648       88,896      95,171
                          -----------  ----------  ----------   ----------  ----------
Operating income
 (loss).................      217,564     484,589     318,304      328,147     173,785
  Other income
   (expense)............       50,090     116,539      80,080       61,119     105,777
                          -----------  ----------  ----------   ----------  ----------
Income before interest
 and taxes..............      267,654     601,128     398,384      389,266     279,562
                          -----------  ----------  ----------   ----------  ----------
  Interest income.......       56,053      54,993      39,967       51,898      34,590
  Interest expense......     (324,957)   (401,204)   (642,478)    (264,613)   (410,345)
                          -----------  ----------  ----------   ----------  ----------
    Net interest
     expense............     (268,904)   (346,211)   (602,511)    (212,715)   (375,755)
                          -----------  ----------  ----------   ----------  ----------
Income (loss) before
 income taxes...........       (1,250)    254,917    (204,127)     176,551     (96,193)
  Income tax expense
   (note 4).............       (1,600)     (7,619)    (15,270)      (1,600)     (6,000)
                          -----------  ----------  ----------   ----------  ----------
Income (loss) from
 continuing operations..       (2,850)    247,298    (219,397)     174,951    (102,193)
  Loss from operation of
   discontinued
   subsidiary (note 1)..      (55,929)        --          --           --          --
  Loss from disposal of
   discontinued
   subsidiary (note 1)..          --      (44,269)        --       (16,318)        --
                          -----------  ----------  ----------   ----------  ----------
Net income (loss).......  $   (58,779) $  203,029  $ (219,397)  $  158,633  $ (102,193)
                          ===========  ==========  ==========   ==========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON           COMMON
                              STOCK           STOCK
                             CLASS A         CLASS B
                         --------------- -----------------  RETAINED
                         SHARES  AMOUNT  SHARES    AMOUNT   EARNINGS    TOTAL
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1994................... 720,000 $72,000 363,433  $487,609  $539,406  $1,099,015
Purchase Class B common
 stock from ESOP........     --      --  (27,847)  (29,796)      --      (29,796)
Net loss................     --      --      --        --    (58,779)    (58,779)
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1995................... 720,000  72,000 335,586   457,813   480,627   1,010,440
Purchase Class B common
 stock from ESOP........     --      --  (58,414)  (62,612)      --      (62,612)
Net income..............     --      --      --        --    203,029     203,029
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1996................... 720,000  72,000 277,172   395,201   683,656   1,150,857
Purchase Class B common
 stock from ESOP........     --      --   (4,681)  (16,487)      --      (16,487)
Net loss................     --      --      --        --   (219,397)   (219,397)
                         ------- ------- -------  --------  --------  ----------
Balances at October 19,
 1997................... 720,000 $72,000 272,491  $378,714  $464,259  $  914,973
                         ======= ======= =======  ========  ========  ==========


          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM
                          YEAR ENDED OCTOBER 31,   NOVEMBER 1, 1996  NINE MONTHS ENDED JULY 31,
                          -----------------------   TO OCTOBER 19,  ----------------------------
                             1995        1996            1997          1996         1997
                          ----------  -----------  ---------------- -----------  ----------
                                                                         (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss)......  $  (58,779) $   203,029     $ (219,397)   $   158,633  $ (102,193)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 Depreciation and
  amortization..........   1,147,623    1,502,805      1,590,234        991,243   1,289,157
 Provision for bad
  debts.................      71,600       96,216         73,894         52,515      59,985
 Provision for write-
  down of inventory.....      31,709          --          35,403            --       35,403
 Gain on sale of equip-
  ment..................    (213,049)    (364,504)      (220,017)      (196,325)   (167,944)
 Changes in operating
  assets:
  (Increase) decrease
   in trade accounts
   receivable...........    (282,115)    (151,882)       (73,527)      (190,069)     31,473
  (Increase) decrease
   in related party
   receivables..........     (54,741)         748       (103,876)       (30,385)    (87,627)
  (Increase) decrease
   in merchandise
   inventory............      38,955      (96,479)       (50,568)      (348,187)    (95,337)
  (Increase) decrease
   in prepaid expenses
   and other assets.....     (29,102)      10,934       (174,821)       (42,445)    (50,309)
  Increase (decrease)
   in accounts payable,
   trade................      18,196       61,005        274,029        114,982     (62,882)
  Increase (decrease)
   in accrued liabili-
   ties.................      52,801        9,680        (41,229)       (39,228)    (23,175)
  Decrease in deferred
   revenue..............      (4,440)         --             --             --          --
  Increase (decrease)
   in income tax pay-
   able.................         --         6,019          6,243            --       (3,027)
                          ----------  -----------     ----------    -----------  ----------
   Net cash provided by
    operating
    activities..........     718,658    1,277,571      1,096,368        470,734     823,524
                          ----------  -----------     ----------    -----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Proceeds from the sale
  of rental equipment
  and operating property
  and equipment.........     277,390      469,489        348,374        245,232     213,013
 Purchases of rental
  equipment and
  operating property
  and equipment.........  (1,620,011)  (2,689,358)    (1,206,186)    (2,042,083) (1,199,652)
 Proceeds from sale of
  marketable securi-
  ties..................       4,954        2,514            --           2,514         --
                          ----------  -----------     ----------    -----------  ----------
   Net cash used in
    investing
    activities..........  (1,337,667)  (2,217,355)      (857,812)    (1,794,337)   (986,639)
                          ----------  -----------     ----------    -----------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Borrowings on long-term
  debt..................     788,967    3,062,482        855,435      3,224,342     828,345
 Payments on long-term
  debt..................    (574,595)  (1,121,435)    (1,743,022)      (572,655) (1,311,670)
 Net borrowings (pay-
  ments) on short-term
  debt..................     513,771     (901,881)       359,270     (1,553,999)    394,300
 Premiums paid for offi-
  cers' life insurance..     (60,042)     (64,743)       (93,756)       (50,799)    (66,966)
 Drawings on cash
  surrender value of
  officers' life
  insurance.............         --           --         200,000            --      200,000
 Purchase of Class B
  common stock..........     (29,796)     (62,612)       (16,487)       (59,590)     (2,143)
                          ----------  -----------     ----------    -----------  ----------
   Net cash provided by
    (used in) financing
    activities..........     638,305      911,811       (438,560)       987,299      41,866
                          ----------  -----------     ----------    -----------  ----------
   Net increase (de-
    crease) in cash.....      19,296      (27,973)      (200,004)      (336,304)   (121,249)
Cash at beginning of
 period.................     317,008      336,304        308,331        336,304     308,331
                          ----------  -----------     ----------    -----------  ----------
Cash at end of period...  $  363,304  $   308,331     $  108,327    $       --   $  187,082
                          ==========  ===========     ==========    ===========  ==========
SUPPLEMENTAL SCHEDULE OF
 CASH FLOW INFORMATION:
 Cash paid during the
  period for:
 Interest...............  $  324,957  $   401,204     $  516,307    $   264,613  $  410,345
                          ==========  ===========     ==========    ===========  ==========
 Income taxes...........  $    1,600  $     1,600     $    4,606    $     1,600  $   10,627
                          ==========  ===========     ==========    ===========  ==========
NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Sale of property and
  equipment for
  promissory note.......  $   10,000  $       --      $      --     $       --   $      --
                          ==========  ===========     ==========    ===========  ==========
 Conversion of short-
  term debt to long-term
  debt..................  $      --   $   686,963     $      --     $       --   $      --
                          ==========  ===========     ==========    ===========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 1995 AND 1996 AND PERIOD FROM NOVEMBER 1, 1996 TO OCTOBER 19, 1997
  (THE INFORMATION AS OF JULY 31, 1997 AND FOR THE NINE MONTHS ENDED JULY 31,
                          1997 AND 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization and Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Operations Management Systems, Inc. (OMS). The Company rents and sells construction and industrial supplies and power equipment in Northern California. OMS marketed and sold computer hardware and software to construction related businesses. All significant intercompany accounts and transactions were eliminated in consolidation. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

  As of October 31, 1995, the Company decided to discontinue the operations of its subsidiary, OMS. Certain assets of OMS were sold as of October 31, 1995. The Company disposed of the remaining assets and liabilities of OMS, which included cash, accounts receivable, inventory, property and equipment, accounts payable and accrued liabilities, during fiscal year 1996. The Company recognized a loss on disposal of the remaining assets. The loss from the disposal of OMS assets was $44,269 for the year ended October 31, 1996 and $16,318 for the nine months ended July 31, 1996. The loss from operations of OMS was $55,929 for the year ending October 31, 1995.

 (b) Interim Financial Statements

  The accompanying consolidated balance sheet at July 31, 1997 and the consolidated statements of operations and cash flows for the nine month periods ended July 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited consolidated financial statements included herein. In the opinion of management, such unaudited consolidated financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 (c) Merchandise Inventory

  Merchandise inventory is stated at the lower of cost or market. Cost is determined using the weighted-average method.

 (d) Revenue Recognition

  Revenue related to the sale of construction and industrial supplies and power equipment is recognized at the point of sale. Revenue related to the rental of construction and industrial power equipment is recognized at the time of return for rentals of twenty-eight days or less, and ratably over the contract term for rentals in excess of twenty-eight days.

 (e) Property and Equipment

  Property and equipment are stated at cost and consist of rental equipment and operating property and equipment. Property and equipment under capital leases are stated at the present value of minimum lease payments.

  Depreciation on property and equipment is calculated using an accelerated method.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  Depreciation for property and equipment is taken over the asset's useful life of 5 years, except for leasehold improvements which are amortized over 10 to 20 years.

 (f) Other Assets

  Other assets consist primarily of the cash surrender value of officers' life insurance net of loans against the cash surrender value of the policies and unbilled rental revenue. The loans outstanding were $410,000 at October 31, 1996, and $610,000 at October 19, 1997 and July 31, 1997. The Company is named beneficiary under the life insurance policy. Unbilled rental revenue represents the revenue recognized on contracts over twenty-eight days, but not billed. At October 19, 1997 unbilled rental revenue was $180,178.

 (g) Income Taxes

  The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on November 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

 (j) Reclassifications

  Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 consolidated financial statement presentation.

(2) SHORT-TERM DEBT

  As of October 31, 1996, the Company had borrowed $90,400, on a credit facility that allows the Company to borrow up to $500,000 at the bank's prime rate (8.25% at October 31, 1996) plus 2%. Borrowings under this facility are collateralized by trade accounts receivable.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  In 1997, the Company had borrowed on a credit facility that allows the Company to borrow up to $500,000 at the bank's prime rate (8.5% at October 19, 1997 and July 31, 1997) plus 2%. At October 19, 1997 and July 31, 1997, the amounts outstanding were $449,670 and $484,700, respectively.

(3) LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

  Long-term debt and capital lease obligations consist of the following:

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
   CURRENT PAYOR AND TERMS
   Union Safe Deposit Bank--Various notes
    with combined monthly payments of
    $54,592 including interest at prime
    plus 2%, due from 1996 through 1999.
    Collateralized by equipment and
    accounts receivable...................  $1,382,482   $ 851,741   $ 989,334
   American Equipment Leasing--Various
    leases with combined monthly payments
    of $24,149 including interest ranging
    from 11.5% to 12%, due from 1997
    through 1998. Collateralized by
    equipment.............................     510,567     377,619     381,122
   Atlas Copco, Inc.--Various notes with a
    combined monthly payment of $22,212
    including interest ranging from 8.5%
    to 12.36%, due from 1996 through 1998.
    Collateralized by equipment...........     352,446     257,875     323,727
   Clark Equipment Credit Co.--Various
    notes with a combined monthly payment
    of $3,546 including interest ranging
    from 8.7% to 12.39%, due from 1996
    through 1999. Collateralized by
    equipment.............................     105,889      39,083      45,433
   Ingersoll-Rand--One note with a monthly
    payment of $3,254 including interest
    at 9.75%, due in 1999. Collateralized
    by equipment..........................      91,121      52,069      61,832
   Prospect Leasing--Two leases with a
    combined monthly payment of $1,798
    including interest at 10%, due in
    1998. Collateralized by equipment.....      36,364      18,712      24,106
   Miller Electric Finance--Two notes with
    a combined monthly payment of $3,964
    including interest ranging from 10.25%
    to 11.3%, due in 1999. Collateralized
    by equipment..........................      72,746      89,813     101,704
   The Associates--Various notes and
    leases with a combined monthly payment
    of $35,365 including interest ranging
    from 9% to 13.5%, due from 1996
    through 2000. Collateralized by
    equipment.............................     924,064   1,002,327   1,175,627
   JI Case Credit Corporation--Three notes
    with combined monthly payments of
    $14,428 including interest ranging
    from 6.9% to 8.2%, due from 1997
    through 2000. Collateralized by
    equipment.............................     515,184     349,235     346,540
   John Deere--One note with a monthly
    payment of $885 including interest at
    8.75%, due in 1998. Collateralized by
    equipment.............................      14,159       3,540       6,195

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
   CURRENT PAYOR AND TERMS--(CONTINUED)
   Caterpillar Financial Services--Various
    notes with a combined monthly payment
    of $12,279 including interest ranging
    from 9.4% to 11.3%, due from 1998
    through 2001. Collateralized by
    equipment..............................    546,420     458,438     493,833
   Colonial Pacific Leasing--One note with
    a monthly payment of $1,323 including
    interest at 10%, due in 1997.
    Collateralized by equipment............      5,293         --          --
   Newcourt Financial--Two notes with a
    combined monthly payment of $4,207
    including interest ranging from 10% to
    11%, due in 1998 and 2001.
    Collateralized by equipment............    196,194     148,508     158,329
   Other...................................     80,773      62,181     105,030
                                            ----------  ----------  ----------
   Total long-term debt....................  4,833,702   3,711,141   4,212,812
   Less amounts representing interest......    482,308     247,334     344,743
                                            ----------  ----------  ----------
   Long-term debt, net of interest......... $4,351,394  $3,463,807  $3,868,069
                                            ==========  ==========  ==========

  Subsequent to October 19, 1997, all amounts outstanding under the long-term debt agreements and capital lease agreements were paid except for $18,546 which is scheduled for payment in fiscal year 1998.

(4) INCOME TAXES

  Income tax expense consists of the following:

                                                     PERIOD FROM
                                        YEAR ENDED   NOVEMBER 1,   NINE MONTHS
                                        OCTOBER 31,    1996 TO   ENDED JULY 31,
                                       ------------- OCTOBER 19, ---------------
                                        1995   1996     1997      1996    1997
                                       ------ ------ ----------- ------- -------
                                                                   (UNAUDITED)
   Current............................ $1,600 $7,619   $15,270   $ 1,600 $ 6,000
   Deferred...........................    --     --        --        --      --
                                       ------ ------   -------   ------- -------
                                       $1,600 $7,619   $15,270   $ 1,600 $ 6,000
                                       ====== ======   =======   ======= =======

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  Deferred tax assets and deferred tax liabilities are comprised of the following:

                                           OCTOBER 31, OCTOBER 19,  JULY 31,
                                              1996        1997        1997
                                           ----------- ----------- -----------
                                                                   (UNAUDITED)
   Current deferred tax assets:
     Allowance for bad debts..............  $  34,600   $  34,600   $  41,000
     Inventory reserve....................        --        6,600         --
   Noncurrent deferred tax assets:
     Depreciation and amortization
      expense.............................     12,000      14,000      11,300
     Net operating loss...................    188,300     236,800     198,800
     Alternative minimum taxes............     25,500      39,000      29,900
                                            ---------   ---------   ---------
     Total deferred tax assets............    260,400     331,000     281,000
     Less: Valuation allowance............   (260,400)   (331,000)   (281,000)
                                            ---------   ---------   ---------
     Total deferred tax assets............        --          --          --
     Total deferred tax liabilities.......        --          --          --
                                            ---------   ---------   ---------
       Net deferred tax asset/liability...  $     --    $     --    $     --
                                            =========   =========   =========

  The effective rate for income tax expense differs from the statutory tax rate of 34% when applied to income (loss) from continuing operations before income taxes as a result of the following:

                                            OCTOBER
                                              31,
                                           -----------   OCTOBER 19,  JULY 31,
                                           1995   1996      1997        1997
                                           ----   ----   ----------- -----------
                                                                     (UNAUDITED)
   Expected U.S. Federal income tax....... (34%)   34%       (34%)       (34%)
   State franchise tax, net............... 128%     1%       --            2%
   Net operating loss carryforward........ --     (34%)      --          --
   Effect of valuation allowance..........  34%   --          34%         34%
   Alternative minimum tax................ --       2%         7%          4%
                                           ---    ---        ---         ---
       Total.............................. 128%     3%         7%          6%
                                           ===    ===        ===         ===

  The net change in the total valuation allowance for the year ended October 31, 1995 and 1996 and the period from November 1, 1996 to October 19, 1997 was an increase of $8,000, a decrease of $100,600 and an increase of $70,600, respectively.

(5) RELATED PARTY TRANSACTIONS

 Building

  The Company leased its Stockton, California premises from officers and stockholders of the Company. The Company executed a new five year lease on June 1, 1993 with monthly rent of $21,500. On October 20, 1997, this lease was amended for an additional five years with monthly rent of $17,000. In addition, the Company as lessee is to pay all taxes and insurance relating to the property. At October 19, 1997, the remaining commitment under this lease, as amended, is $1,020,000 plus property taxes and insurance.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

 Due From Related Party

  Due from related party comprise the following:

                                             OCTOBER 31, OCTOBER 19,  JULY 31,
                                                1996        1997        1997
                                             ----------- ----------- -----------
                                                                     (UNAUDITED)
   President and shareholder................  $228,737    $317,613    $316,364
   Vice president and shareholder...........       --       15,000         --
                                              --------    --------    --------
                                              $228,737    $332,613    $316,364
                                              ========    ========    ========

  The amounts due from related parties were paid subsequent to October 19, 1997.

(6) OPERATING LEASES

  The Company leases vehicles from various unrelated companies through 1999. The vehicle leases, as well as the lease for the Company's business premises, are classified as operating leases. At October 19, 1997, future minimum lease payments under the operating leases including amounts amended as discussed in note (5) are:

   YEAR ENDING OCTOBER 31
   ----------------------
     1998............................................................ $  442,636
     1999............................................................    305,036
     2000............................................................    204,000
     2001............................................................    204,000
     2002............................................................    204,000
                                                                      ----------
                                                                      $1,359,672
                                                                      ==========

  Operating lease expense aggregated $520,210, $533,619 and $501,473 in 1995, 1996 and for the period from November 1, 1996 to October 19, 1997, respectively, and $167,032 and $359,378 for the nine months ended July 31, 1996 and 1997, respectively.

(7) EMPLOYEE STOCK OWNERSHIP PLAN

  Effective October 31, 1972, the Company established an Employee Stock Ownership Plan (ESOP) for the benefit of its eligible employees. The ESOP is designed to invest primarily in the stock of the Company. Contributions to the ESOP are determined annually by the Board of Directors, however, in no case may the contribution exceed the lesser of (a) fifteen percent (15%) of the compensation of eligible employees, or (b) $30,000 for each participant. No contributions were made in the years ended October 31, 1995 and 1996 or the period from November 1, 1996 to October 19, 1997.

  The ESOP measures compensation for Plan purposes as the Company's contribution to the Plan. No compensation cost was recognized by the Plan for the years ended October 31, 1995 and 1996, or the period from November 1, 1996 to October 19, 1997.

  The ESOP held 277,172, 272,491 and 275,242 allocated shares at October 31, 1996, October 19, 1997, and July 31, 1997, respectively. No committed-to-be-released or suspense shares were held by the ESOP at October 31, 1996, October 19, 1997, or at July 31, 1997.

  Following termination of employment, participants receive a distribution of their vested ESOP account balance in the form of cash or Company shares in accordance with the provisions of the ESOP. If shares are distributed to the participant, the participant has the right to sell the shares back to the Company, for a limited period of time, at the fair market value of the shares.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

(8) PROFIT SHARING PLAN

  In August 1995, the Company established a Profit Sharing/401(k) Savings Plan
(Plan) under Section 401 and 501 of the Internal Revenue Code. Substantially all employees are eligible for the Plan. Yearly employer contributions to the Plan are discretionary. Employees may also elect to contribute to the Plan. For the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997, the Company contributed, $8,245, $27,422, and $27,064, respectively to the Plan and $19,780 and $19,779 for the nine months ended July 31, 1996 and 1997.

(9) COMMITMENTS

  Litigation, contingent liabilities, and claims, all arising in the ordinary course of business, are not expected to involve any amounts that could be material to the Company's financial position or results of operations.

(10) SUBSEQUENT EVENT

  On October 17, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. (United). The transaction closed on October 20, 1997 and under the terms of the stock purchase agreement, United purchased all of the issued and outstanding common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
J & J Rental Services, Inc.

  We have audited the balance sheets of the predecessor companies to J & J Rental Services, Inc. (see Note 1) as of December 31, 1996 and for J&J Rental Services, Inc. as of October 22, 1997 and the related statements of income, stockholders' equity and partners' capital and cash flows for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the predecessor companies to J & J Rental Services, Inc. at December 31, 1996, and for J&J Rental Services, Inc. as of October 22, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

MetroPark, New Jersey
January 23, 1998

                          J & J RENTAL SERVICES, INC.

                                 BALANCE SHEETS
                                    (NOTE 1)

                                                       PREDECESSORS   COMPANY
                                                       ------------ -----------
                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
                       ASSETS
Cash.................................................   $  666,153  $ 1,431,287
Accounts receivable, net of allowance for doubtful
 accounts of $428,270, and $226,273 at 1996 and 1997,
 respectively........................................    1,502,119    1,470,608
Trade notes receivable, net of allowance for doubtful
 accounts of $93,337 at 1996.........................       37,081
Rental equipment, net................................    6,669,365    7,961,850
Property and equipment, net..........................      467,460      319,219
Investments in marketable equity securities..........       81,175
Due from Predecessor Stockholder.....................      120,000
Due from Related Party...............................                   354,388
Prepaid expenses and other assets....................      126,221        4,006
Intangible assets, net...............................                 3,270,614
                                                        ----------  -----------
      Total assets...................................   $9,669,574  $14,811,972
                                                        ==========  ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS'
                       CAPITAL
Liabilities:
  Accounts payable...................................   $  628,252  $   936,725
  Accrued expenses...................................      336,884      360,990
  Income tax payable.................................       24,814
  Deferred tax liability.............................      430,000
  Debt...............................................    5,766,651   14,078,932
  Due to Predecessor Stockholder.....................      336,498
                                                        ----------  -----------
      Total liabilities..............................    7,523,099   15,376,647
Commitments and contingencies
Stockholders' equity and partners' capital:
  Stockholder's equity--J & J Equipment, Inc.
    Common stock, $1.00 par value, 50,000 shares
     authorized, issued and outstanding..............       50,000
    Unrealized gain on marketable equity securities..        1,165
    Retained earnings................................      981,955
                                                        ----------
                                                         1,033,120
  Partners' capital--Tri-Star Rentals, Ltd...........    1,113,355
                                                        ----------
  Stockholders' equity--J & J Rental Services, Inc.
    Common stock, no par value, 1,000,000 shares
     authorized, 77,500 shares issued and
     outstanding.....................................                     1,000
    Accumulated deficit..............................                  (565,675)
                                                                    -----------
Total stockholders' equity (deficit) and partners'
 capital.............................................    2,146,475     (564,675)
                                                        ----------  -----------
    Total liabilities and stockholders' equity and
     partners' capital...............................   $9,669,574  $14,811,972
                                                        ==========  ===========

                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                              STATEMENTS OF INCOME
                                    (NOTE 1)

                                                                                   PREDECESSORS                     COMPANY
                                                                     ------------------------------------------ ---------------
                                                                                                                THE PERIOD FROM
                                                                     YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED   JULY 1, TO
                                                                     ------------------------      JUNE 30,       OCTOBER 22,
                                                                        1995         1996            1997            1997
                                                                     -----------  -----------  ---------------- ---------------
Revenues:
  Equipment rentals.................................................  $7,573,784   $7,769,716     $3,823,790      $2,544,233
  Sales of equipment and parts......................................   1,810,400    1,243,297        573,450         129,963
                                                                     -----------  -----------     ----------      ----------
    Total revenues..................................................   9,384,184    9,013,013      4,397,240       2,674,196
Cost of revenues:
  Cost of revenues, excluding depreciation..........................   3,906,336    3,544,040      1,629,299       1,363,085
  Depreciation, equipment rentals...................................   2,048,619    2,389,929      1,171,685         359,672
  Cost of revenues of equipment and parts...........................     898,190      452,522        326,847          46,653
                                                                     -----------  -----------     ----------      ----------
    Total cost of revenues..........................................   6,853,145    6,386,491      3,127,831       1,769,410
                                                                     -----------  -----------     ----------      ----------
Gross profit........................................................   2,531,039    2,626,522      1,269,409         904,786
Selling, general and administrative expenses........................   1,840,973    1,521,562        713,488         786,907
Non-rental depreciation.............................................     125,004      123,971         78,643           7,629
                                                                     -----------  -----------     ----------      ----------
    Operating income................................................     565,062      980,989        477,278         110,250
Interest expense....................................................     411,731      478,341        180,769         378,231
Other (income), net.................................................     (45,103)     (27,523)       (11,418)        (26,306)
                                                                     -----------  -----------     ----------      ----------
    Income (loss) before provision for income taxes.................     198,434      530,171        307,927        (241,675)
Provision for income taxes..........................................      35,678       49,685         98,000             --
                                                                     -----------  -----------     ----------      ----------
    Net income (loss)............................................... $   162,756  $   480,486     $  209,927      $ (241,675)
                                                                     ===========  ===========     ==========      ==========


                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

            STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
                                    (NOTE 1)

                                           UNREALIZED
                                         (LOSS) GAIN ON
                           COMMON STOCK    MARKETABLE    RETAINED   PARTNERS'
                          SHARES AMOUNT    SECURITIES    EARNINGS    CAPITAL
                          ------ ------- -------------- ----------  ----------
Predecessors:
  Balance at January 1,
   1995.................. 50,000 $50,000    $(6,500)    $  796,096  $  927,272
  Net income.............                                   75,762      86,994
  Distributions paid to
   partners..............                                             (169,741)
  Unrealized gain on
   marketable
   securities............                     9,250
                          ------ -------    -------     ----------  ----------
  Balance at December 31,
   1995.................. 50,000  50,000      2,750        871,858     844,525
  Net income.............                                  110,097     370,389
  Distributions paid to
   partners..............                                             (101,559)
  Unrealized loss on
   marketable
   securities............                    (1,585)
                          ------ -------    -------     ----------  ----------
  Balance at December 31,
   1996.................. 50,000  50,000      1,165        981,955   1,113,355
  Net income (loss) from
   January 1, 1997 to
   June 30, 1997.........                                  311,262    (101,335)
  Distributions paid to
   partners..............                                              (50,500)
                          ------ -------    -------     ----------  ----------
  Balance at June 30,
   1997.................. 50,000 $50,000    $ 1,165     $1,293,217  $  961,520
                          ====== =======    =======     ==========  ==========
Company:
  Issuance of common
   stock................. 77,500 $ 1,000
  Net loss from July 1,
   1997 to October 22,
   1997..................                               $ (241,675)
  Basis adjustment.......                                 (324,000)
                          ------ -------    -------     ----------  ----------
  Balance at October 22,
   1997.................. 77,500 $ 1,000                $ (565,675)
                          ====== =======    =======     ==========  ==========


                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                    (NOTE 1)

                                                                                     PREDECESSORS                  COMPANY
                                                                          -------------------------------------  -----------
                                                                                                                 THE PERIOD
                                                                                                    SIX MONTHS   FROM JULY 1
                                                                          YEAR ENDED DECEMBER 31,      ENDED         TO
                                                                          ------------------------   JUNE 30,    OCTOBER 22,
                                                                             1995         1996         1997         1997
                                                                          -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)....................................................... $   162,756  $   480,486  $   209,927  $  (241,675)
 Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
 Depreciation and amortization...........................................   2,173,623    2,513,900    1,250,328      396,823
 Bad debt expense (recovery).............................................     128,092      (57,621)       7,214      226,273
 Gain on sale of rental equipment........................................    (396,704)    (369,379)    (210,390)     (43,878)
 Gain on sale of property and equipment..................................      (2,809)      (6,591)         --           --
 Deferred taxes..........................................................      23,000       12,000          --           --
 Changes in assets and liabilities:
  Increase in accounts receivable........................................     (64,895)     (10,430)    (512,942)  (1,696,881)
  (Increase) decrease in trade notes receivable..........................    (170,337)      39,859       37,081          --
  Increase in prepaid expenses and other assets..........................     (31,561)     (84,918)     (26,028)      (4,006)
  Increase (decrease) in accounts payable................................      46,476      (41,052)     372,230      936,725
  Increase in accrued expenses...........................................      53,632        1,919      123,765      360,990
  Increase in income tax payable.........................................       7,613       17,201       73,186          --
  Increase in Related Party receivable...................................                                           (354,388)
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) operating activities.......................   1,928,886    2,495,374    1,324,371     (420,017)
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment...................................    (270,369)    (195,823)    (614,414)    (548,346)
 Proceeds from sale of rental equipment..................................     930,860      755,122    1,227,501      232,148
 Proceeds from sale of property and equipment............................      24,634       74,585          --           --
 Purchase of other company, net of cash acquired.........................                                         (7,238,924)
 Unrealized gain/(loss) on marketable securities.........................       9,250       (1,585)         --           --
 Purchase of marketable securities.......................................      (9,250)     (28,425)         --           --
 Payments on loans to Predecessor Stockholder............................     (21,573)     (73,724)     (79,254)         --
 Proceeds received on Predecessor Stockholder loans......................      94,857          --         6,884          --
 Loan to Predecessor Stockholder.........................................    (120,000)         --           --           --
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) investing activities.......................     638,409      530,150      540,717   (7,555,122)
CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowing under credit facilities.......................................     871,496      351,958          --    10,000,000
 Principal payments on debt..............................................  (3,117,926)  (3,171,213)  (1,920,472)    (593,574)
 Distributions paid......................................................    (169,741)    (101,559)     (50,500)         --
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) financing activities.......................  (2,416,171)  (2,920,814)  (1,970,972)   9,406,426
                                                                          -----------  -----------  -----------  -----------
Increase (decrease) in cash .............................................     151,124      104,710     (105,884)   1,431,287
Cash at beginning of year................................................     410,319      561,443      666,153          --
                                                                          -----------  -----------  -----------  -----------
   Cash at end of year................................................... $   561,443  $   666,153  $   560,269  $ 1,431,287
                                                                          ===========  ===========  ===========  ===========

                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1996
                             AND OCTOBER 22, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  J & J Rental Services, Inc. (the "Company") was formed in May 1997, and pursuant to the terms of an Asset Purchase Agreement (the "Agreement"), on June 30, 1997 acquired all of the rental equipment and property and equipment from J & J Equipment, Inc. ("J & J"), and Tri-Star Rentals, Ltd. ("Tri-Star") (collectively, the "Predecessors") and assumed all operations of the Predecessors (the "Acquisition"). The purchase price of $10,700,000 consisted of cash of $7,200,000 and a promissory note payable for $3,500,000. The sole stockholder and partner of J & J and Tri-Star, respectively, (the "Predecessor Stockholder") has, on a fully-diluted basis, a 9% ownership interest in the outstanding common stock of the Company, and has continued in a management role as chief operating officer.

  The accompanying financial statements as of December 31, 1996 and for the years ended December 31, 1995 and 1996, and for the six month period ended June 30, 1997 present the accounts and results of operations of the Predecessors on a combined, historical cost basis. Although the financial statements of the Predecessors have been combined, the balance sheets and statements of income and cash flows do not represent those of a single legal entity. All significant intercompany accounts and transactions have been eliminated in combination.

  The financial statements as of October 22, 1997 and for the period from July 1 to October 22, 1997 present the accounts and results of operations of the Company since the Acquisition.

  The Acquisition has been accounted for as a purchase effective July 1, 1997 and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values, adjusted for the impact of the Predecessor Stockholder's continuing residual interest as described below. The assets acquired have been reduced by $324,000 representing the Predecessor Stockholder's continuing residual interest in the Company with a corresponding charge against the Company's retained earnings.

  The adjusted purchase price and the preliminary allocation of the adjusted purchase price to the historical assets of the Company as of July 1, 1997 are as follows:

   Purchase price................................................. $10,739,000
   Adjustment necessary to value Predecessor Stockholder's
    continuing residual interest at Predecessor's basis...........     324,000
                                                                   -----------
   Adjusted purchase price........................................ $10,415,000
                                                                   ===========
   Allocation of adjusted purchase price:
     Net assets acquired, at fair values.......................... $ 7,115,000
     Covenant not to compete......................................      50,000
     Goodwill.....................................................   3,250,000
                                                                   -----------
       Total adjusted purchase price allocation................... $10,415,000
                                                                   ===========

 Business Activity

  The Company rents and sells light weight and heavy off-road construction equipment for use by construction and maintenance companies, and has ancillary sales of parts and supplies. The rentals are on a daily, weekly or monthly basis. The Company has two locations in Houston, Texas and its

                          J & J RENTAL SERVICES, INC.

principal market area is the state of Texas. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over estimated useful lives of three to five years through June 30, 1997 and two to ten years subsequent to June 30, 1997 with no salvage value. Rental equipment costing less than $500 is immediately expensed at the date of purchase. Equipment rental revenue is recorded as earned under the operating method. Equipment rental revenue in the statements of operations includes revenues earned on equipment rentals, and related fuel sales and rental equipment delivery fees. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales in the statements of operations. Ordinary maintenance and repair costs are charged to operations as incurred.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

  The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations. Ordinary maintenance and repair costs are charged to operations as incurred.

 Advertising Costs

  The Company advertises primarily through trade journals, phone directories and the distribution of promotional items. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $40,095 and $52,483 in the years ended December 31, 1995 and 1996, respectively, $1,297 in the six months ended June 30, 1997, and $9,433 from July 1 to October 22, 1997.

 Income Taxes

  J & J applied an asset and liability approach to accounting for income taxes. Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax balances are determined by using tax rates expected to be in effect when the taxes will actually be paid or refunds received. Under federal and state income tax law, Tri-Star, a partnership, is not a taxable entity and, therefore, incurs no income tax liability. Any profits and losses of Tri-Star flow through to the individual partners.

 Investments

  The Company's investments consist of marketable equity securities and are classified as available for sale. Any unrealized gains or losses are excluded from income and are presented as a component of stockholders' equity.

 Intangible assets

  Intangible assets are recorded at cost and consist of goodwill of $3,250,134 and covenant not to compete of $50,000. Goodwill is being amortized by the straight-line method over its estimated useful life of forty years. The covenant not to compete reflects an agreement made regarding confidentiality and restricting competitive activity and is being amortized by the straight-line method over the period of the agreement, which is 5 years. Amortization expense was $29,520 for the period from July 1 to October 22, 1997.

                          J & J RENTAL SERVICES, INC.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, accordingly, management believes this mitigates the amount of credit risk. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                        DECEMBER 31, OCTOBER 22,
                                                            1996        1997
                                                        ------------ -----------
   Rental equipment.................................... $12,520,482  $8,313,840
   Less accumulated depreciation.......................   5,851,117     351,990
                                                        -----------  ----------
   Rental equipment, net............................... $ 6,669,365  $7,961,850
                                                        ===========  ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31, OCTOBER 22,
                                                            1996        1997
                                                        ------------ -----------
   Transportation equipment............................   $763,402    $166,003
   Furniture, fixtures and office equipment............     92,082      59,760
   Shop equipment......................................     39,356
   Leasehold improvements..............................     38,386
   Construction in progress............................                101,085
                                                          --------    --------
                                                           933,226     326,848
   Less accumulated depreciation.......................    465,766       7,629
                                                          --------    --------
   Total...............................................   $467,460    $319,219
                                                          ========    ========

                          J & J RENTAL SERVICES, INC.

5. DEBT

  Debt consists of the following:

                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
CIT Group--Various notes dated from September 21,
 1995 through August 5, 1997, with annual interest
 rates ranging from 8% to 9.4% due in monthly
 payments ranging from $867 to $43,987. .............   $1,246,231   $637,956
The Associates--Note dated April 1, 1996, with annual
 interest of 8.8% due in monthly payments of
 $3,609. ............................................      110,450
Case Power & Equipment--Various notes dated from
 January 1, 1992 through December 30, 1996, with
 annual interest rates ranging from 5.5% to 7.9% due
 in monthly payments ranging from $408 to $7,747. ...      795,344
Sterling Bank--Various notes dated from January 26,
 1994 through December 20, 1996, with annual interest
 rates ranging from 8% to 11% due in monthly payments
 ranging from $582 to $2,084. .......................      306,708
KDC Financial--Various notes dated from June 14, 1993
 through December 31, 1996, with annual interest
 rates ranging from 4.5% to 9.5% due in monthly
 payments ranging from $840 to $4,691. ..............    1,443,971
John Deere Financial--Notes dated December 31, 1995
 and September 10, 1996, with annual interest rates
 of 7.9% and 6.9% due in monthly payments of $807 and
 $1,083. ............................................       69,247
Frost National Bank--Various notes dated from January
 25, 1995 through August 15, 1995, with annual
 interest rates ranging from 8.75% to 9.5% due in
 monthly principal payments ranging from $582 to
 $8,492. ............................................      101,771
Citicorp--Note dated June 15, 1993, with an annual
 interest rate of 5.9% due in monthly payments of
 $921. ..............................................        5,433
First Prosperity Bank--Various notes dated from
 September 8, 1994 through December 13, 1996, with
 annual interest ranging from 7.25% through 9.9% due
 in monthly payments ranging from $354 to $1,039. ...       55,139
CAT Financial--Notes dated June 2, 1995 and December
 31, 1994, with annual interest rates of 9.69% and
 9.5% due in monthly payments of $4,227 and
 $3,036. ............................................      152,293
CAT Financial--Notes dated October 11, 1996 and
 November 25, 1996, non-interest bearing, with
 monthly payments of $1,205 and $3,522. .............      161,102
Chase/Clark Credit--Various notes dated from March
 17, 1994 through September 28, 1994, with annual
 interest rates ranging from 9.75% to 12.765% due in
 monthly installments ranging from $194 to $1,430. ..       30,232
First Prosperity--Various notes dated from August 16,
 1993 through December 13, 1996, with annual interest
 rates ranging from 6.4% to 11% due in monthly
 installments ranging from $423 to $4,205............      171,518
Associates Commercial Credit Corp.--Various notes
 dated from May 16, 1994 through July 8, 1996, with
 annual interest rates ranging from 7.75% to 11.25%
 due in monthly installments ranging from $912 to
 $6,656..............................................      246,570

                          J & J RENTAL SERVICES, INC.

                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
Ingersoll-Rand Company--Various notes dated from June
 30, 1992 through September 8, 1996 with annual
 interest rates ranging from 7% to 9.5% due in
 monthly installments ranging from $301 to $7,794....      316,003
Wacker Corporation--Various notes dated from January
 7, 1994 through May 25, 1996, with annual interest
 rates ranging from 6.25% to 10.25% due in monthly
 installments ranging from $854 to $2,889............       99,666
AEL Leasing Co., Inc.--Various notes dated from April
 21, 1994 through May 20, 1996, with annual interest
 rates ranging from 8.72% to 12.93% due in monthly
 installments ranging from $371 to $4,883............      261,043
AEL Leasing Co., Inc.--Various non-interest bearing
 notes dated from April 21, 1994 through February 26,
 1996, due in 12 principal installments ranging from
 $8,022 to $18,249...................................       36,498
Shandee--Note dated August 31, 1995, with an annual
 interest rate of 11.25% due in monthly installments
 of $2,803...........................................       21,510
Sterling Bank--Note dated January 2, 1996, with an
 annual interest rate of 9.5% due in 24 principal
 installments of $4,118..............................       53,538
Miller Financing--Various notes dated from February
 15, 1996 through June 1, 1996, with annual interest
 rates ranging from 9.25 % to 10.25% due in monthly
 installments ranging from $375 to $2,922............       82,384
Toyota Motor Credit Corp.--Notes dated July 12 and
 August 28, 1997, with annual interest rates of 5.4%
 and 6.9%, respectively, due in monthly installments
 of $543 and $ 561, respectively.....................                    47,460
AEL Leasing Co., Inc.--Note dated October 10, 1997
 with annual interest of 9.33% due in monthly
 payments of $3,345..................................                   157,807
Case Credit--Various notes dated June 30, 1997 with
 an annual interest rate of 7.9% due in monthly
 installments ranging from $1,685 to $2,254..........                   290,260
Case Credit--Term note dated June 30, 1997, with
 interest due monthly at prime plus .75% (9.25% at
 September 30, 1997). Principal is due June 30, 2002.
 This note is secured by all of the Company's rental
 assets and property, plant and equipment, and is
 personally guaranteed by the majority owners of the
 Company.............................................                 7,445,449
J & J and Tri-Star--Promissory note dated June 30,
 1997 with an annual interest rate of 7.5%. Principal
 payments of $175,000 are due quarterly beginning
 October 1, 2000.....................................                 3,500,000
Equus II Incorporated--Senior subordinated note dated
 June 30, 1997, with interest to be paid monthly on
 the unpaid principal balance at a variable rate not
 to exceed 10% (10% at September 30, 1997). Principal
 is to be paid in four annual installments of
 $500,000 beginning June 30, 2001....................                 2,000,000
                                                        ----------  -----------
                                                        $5,766,651  $14,078,932
                                                        ==========  ===========

  Substantially all rental equipment collateralize the above notes.

                          J & J RENTAL SERVICES, INC.

  All debt at October 22, 1997, except for $200,000 of the J & J and Tri-Star note, were paid off by October 31, 1997 as a result of the acquisition discussed in Note 10.

6. INCOME TAXES

  The provision for income taxes relates to the operating results of J & J before July 1, 1997 and consists of the following:

                                                        YEAR ENDED    SIX MONTHS
                                                       DECEMBER 31,   ENDED JUNE
                                                      ---------------    30,
                                                       1995    1996      1997
                                                      ------- ------- ----------
Current:
  Federal............................................ $ 7,216 $32,054  $86,500
  State..............................................   5,462   5,631   11,500
                                                      ------- -------  -------
                                                       12,678  37,685   98,000
Deferred:
  Federal............................................  20,300  10,600      --
  State..............................................   2,700   1,400      --
                                                      ------- -------  -------
                                                       23,000  12,000      --
                                                      ------- -------  -------
    Total............................................ $35,678 $49,685  $98,000
                                                      ======= =======  =======

  Tri-Star is a pass-through entity and, therefore incurs no tax liability. Significant components of J & J's deferred tax liability at December 31, 1996 is as follows:

                                                                  DECEMBER 31,
                                                                      1996
                                                                  ------------
       Difference in basis of accounting......................... $221,000
       Cumulative tax depreciation in excess of book.............  209,000
                                                                  --------
       Deferred tax liability                                     $430,000
                                                                  ========

  Effective July 1, 1997, the Company and its shareholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal tax purposes. Under those provisions the Company does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Company's profit. Therefore, no provision for federal income taxes is included in the Company's financial statements for the period from July 1 to October 22, 1997.

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended December 31, 1995 and 1996; the six months ended June 30, 1997; and the period from July 1 to October 22, 1997, total interest paid was $411,731 and $478,341; $180,769; and $259,705, respectively.

  For the years ended December 31, 1995 and 1996; the six months ended June 30, 1997; and the period from July 1 to October 22, 1997, total income taxes paid was $ -- and $ --; $24,814; and $ --, respectively.

  During the years ended December 31, 1995 and 1996, and the six months ended June 30, 1997, and for the period from July 1 to October 22, 1997 the Company purchased $3,738,807, and $3,160,914; $1,172,917; and $1,172,506,
respectively, of equipment which was financed.

                          J & J RENTAL SERVICES, INC.

8. EMPLOYEE BENEFIT PLAN

  The Predecessor sponsored a defined contribution 401(k) retirement plan, which was implemented during 1995 and covers substantially all full time employees. The Predecessor matched a portion of the participants' contributions. Predecessor contributions to the plan were $9,272, $6,395, $--, and $ -- for the years ended December 31, 1995, and 1996, for the six month period ended June 30, 1997 and for the period from July 1 to October 22, 1997, respectively.

9. RELATED PARTY TRANSACTIONS

  On November 27, 1995, Tri-Star loaned $120,000 to the Predecessor Stockholder. This non-interest bearing note is unsecured, and is due on demand. The outstanding balance on this note receivable at December 31, 1996 was $120,000.

  On November 30, 1995, Tri-Star issued a $100,000 note payable to the Predecessor Stockholder, which bears interest at 11.4% per annum, requires monthly principal and interest payments of $6,097, and is unsecured. The outstanding balance on this note at December 31, 1996 was $79,254.

  J & J has a note payable outstanding to the Predecessor Stockholder, which required interest to be paid quarterly at 6.5% per annum, and is due on January 1, 1998. The outstanding balance on this note payable at December 31, 1996 was $257,244.

  During the period from July 1 to October 22, 1997 the Company made payments of $354,388 on behalf of another Company owned by the Company's Stockholder.

  The Company leases its operating facilities from the Predecessor Stockholder, and paid monthly rent of $8,600 through June 30, 1997. These leases are month-to-month and can be canceled by either party.

10. SUBSEQUENT EVENT

  On October 23, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Coran Enterprises, Inc.
and
Monterey Bay Equipment Rental, Inc.

  We have audited the accompanying combined statements of earnings, stockholders' equity, and cash flows of Coran Enterprises, Inc., dba A-1 Rents, and Monterey Bay Equipment Rental, Inc. for the years ended
December 31, 1995 and 1996. We have also audited the combined statements of earnings, stockholders' equity, and cash flows for the period from January 1, 1997 through October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations and combined cash flows of Coran Enterprises, Inc. dba A-1 Rents, and Monterey Bay Equipment Rental, Inc. for the years ended December 31, 1995 and 1996, and also for the period from January 1, 1997 through October 24, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Grant Thornton LLP

San Jose, California
January 21, 1998

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

                        COMBINED STATEMENTS OF EARNINGS

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                                                       1997
                                            YEAR ENDED DECEMBER 31,   THROUGH
                                            ----------------------- OCTOBER 24,
                                               1995        1996        1997
                                            ----------- ----------- -----------
Revenues:
  Equipment rentals........................ $ 6,962,130 $ 7,679,713 $6,743,497
  Sales of parts, supplies and rental
   equipment...............................     565,586     738,330    974,713
                                            ----------- ----------- ----------
    Total revenues.........................   7,527,716   8,418,043  7,718,210
Costs:
  Cost of equipment rentals................   3,835,982   4,254,243  3,764,346
  Rental equipment depreciation............     611,577   1,304,847  1,328,193
  Cost of sales of supplies................     200,746     257,500    204,248
  Other....................................      49,523     115,758     53,590
                                            ----------- ----------- ----------
    Total costs............................   4,697,828   5,932,348  5,350,377
                                            ----------- ----------- ----------
    Gross margin...........................   2,829,888   2,485,695  2,367,833
Selling, general and administrative........   1,786,650   2,062,246  1,768,439
Non-rental depreciation....................      28,435      17,202     15,370
                                            ----------- ----------- ----------
    Operating Income.......................   1,014,803     406,247    584,024
Interest expense...........................      21,120      96,464    170,183
                                            ----------- ----------- ----------
    Earnings before income taxes...........     993,683     309,783    413,841
Provision for income taxes.................      12,275       8,221    276,383
                                            ----------- ----------- ----------
  Net earnings............................. $   981,408 $   301,562 $  137,458
                                            =========== =========== ==========



        The accompanying notes are an integral part of these statements.

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                            SHARES ISSUED
                            -------------
                             CEI   MBERI
                            ------ ------            ADDITIONAL
                            $1 PAR NO PAR   COMMON    PAID-IN    RETAINED
                            VALUE  VALUE    STOCK     CAPITAL    EARNINGS     TOTAL
                            ------ ------  --------  ---------- ----------  ----------
Balance at January 1,
 1995.....................  75,000 10,000  $275,000   $37,920   $1,691,541  $2,004,461
  Net earnings............     --     --        --        --       981,408     981,408
                            ------ ------  --------   -------   ----------  ----------
Balance at December 31,
 1995.....................  75,000 10,000   275,000    37,920    2,672,949   2,985,869
  Net earnings............     --     --        --        --       301,562     301,562
  Dividends paid to
   stockholders...........     --     --        --        --      (750,000)   (750,000)
                            ------ ------  --------   -------   ----------  ----------
Balance at December 31,
 1996.....................  75,000 10,000   275,000    37,920    2,224,511   2,537,431
  Net earnings January 1,
   1997 through October 24,
   1997...................     --     --        --        --       137,458     137,458
  Dividends paid to
   stockholders...........     --     --        --        --      (781,852)   (781,852)
  Stock redemption........     --  (2,500)  (50,000)      --      (200,000)   (250,000)
                            ------ ------  --------   -------   ----------  ----------
Balance at October 24,
 1997.....................  75,000  7,500  $225,000   $37,920   $1,380,117  $1,643,037
                            ====== ======  ========   =======   ==========  ==========


         The accompanying notes are an integral part of this statement.

                            CORAN ENTERPRISES, INC.
             DBA A-1 RENTS AND MONTEREY BAY EQUIPMENT RENTAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                      PERIOD
                                                                    JANUARY 1,
                                                 YEAR ENDED            1997
                                                DECEMBER 31,          THROUGH
                                            ----------------------  OCTOBER 24,
                                              1995        1996         1997
                                            ---------  -----------  -----------
Cash flows from operating activities:
  Net earnings............................  $ 981,408  $   301,562  $   137,458
  Adjustments to reconcile net earnings to
   net cash provided by operating activi-
   ties:
    Depreciation and amortization.........    640,012    1,322,049    1,343,563
    Gain on sale of equipment.............    (85,747)    (163,753)    (446,621)
    Change in assets and liabilities:
      Accounts receivable.................   (210,091)      60,246      (61,976)
      Other assets........................      5,220       (3,108)      59,276
      Accounts payable and accrued liabil-
       ities..............................     36,638       32,355      625,287
                                            ---------  -----------  -----------
        Net cash provided by operating ac-
         tivities.........................  1,367,440    1,549,351    1,656,987
Cash flows from investing activities:
  Purchases of rental equipment...........   (633,519)  (4,017,946)    (315,346)
  Proceeds from sale of equipment.........    110,273      205,639      492,977
                                            ---------  -----------  -----------
        Net cash provided by (used in)
         investing activities.............   (523,246)  (3,812,307)     177,631
Cash flows from financing activities:
  Change in bank overdraft................    (15,760)         --           --
  Borrowings on equipment loans...........    244,235    1,096,820          --
  Payments on equipment loans.............    (46,853)    (158,893)     (42,649)
  Payment of dividends....................        --     (750,000)     (781,853)
  Stock redemption........................        --           --      (250,000)
  Borrowings on notes payable--stockhold-
   ers....................................        --     1,249,988          --
  Payments on notes payable--stockhold-
   ers....................................    (95,888)         --      (538,156)
                                            ---------  -----------  -----------
        Net cash provided by (used in)
         financing activities.............     85,734    1,437,915   (1,612,658)
                                            ---------  -----------  -----------
        NET INCREASE (DECREASE) IN CASH
         AND CASH EQUIVALENTS.............    929,928     (825,041)     221,960
Cash and cash equivalents--beginning of
 period...................................     35,259      965,187      140,146
                                            ---------  -----------  -----------
Cash and cash equivalents--end of period..  $ 965,187  $   140,146  $   362,106
                                            =========  ===========  ===========
Supplementary disclosures of cash flow in-
 formation:
  Cash paid during the period for:
    Interest..............................  $  21,120  $    95,958  $   151,792
                                            =========  ===========  ===========
    Income taxes..........................  $   1,600  $    23,047  $       800
                                            =========  ===========  ===========

        The accompanying notes are an integral part of these statements.

                            CORAN ENTERPRISES, INC.
             DBA A-1 RENTS ANDMONTEREY BAY EQUIPMENT RENTAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
         AND THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 24, 1997

NOTE A--SUMMARY OF ACCOUNTING POLICIES

 1. Nature of Business and Basis of Presentation

  The combined financial statements include the accounts of Coran Enterprises, Inc. and Monterey Bay Equipment Rental, Inc. (collectively the "Company"). Coran Enterprises, Inc. ("CEI") and Monterey Bay Equipment Rental, Inc. ("MBERI") are combined due to common ownership and operations which are complimentary. All significant intercompany balances and transactions have been eliminated in combination.

  The Company leases equipment for home and contractors' use under short-term rental agreements principally in the Northern California area.

 2. Property and Equipment

  The Company provides for depreciation in amounts sufficient to relate the costs of depreciable assets to operations over their estimated service lives using the double-declining balance method. Leasehold improvements are amortized on a straight-line basis over the lives of the improvements or the term of the lease, whichever is shorter. Maintenance and repairs costs are expensed as incurred. Supplies and replacement parts are expensed when purchased.

 3. Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 4. Use of estimates

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B--RELATED PARTY TRANSACTIONS

  The Company leases facilities from its stockholders on a month-to-month basis. Total rent expense on the facilities was $662,880 and $667,638 for the years ended December 31, 1995 and 1996. Total rent expense for the period from January 1, 1997 through October 24, 1997 was $545,702.

  The Company incurred interest expense of $17,755 and $27,627, respectively, for the years ended December 31, 1995 and 1996, related to notes payable to stockholders. For the period from January 1, 1997 through October 24, 1997 the interest expense related to the stockholder notes was $80,693.

NOTE C--INCOME TAXES

  The stockholders of the Company have elected "S" Corporation status for income tax purposes. Therefore, income or loss for federal and California state income tax purposes is reported on the shareholders' individual income tax returns. Although the "S" Corporation tax treatment is recognized by the State of California, the net corporate income is subject to a 1.5% corporate surtax. (See Note E)

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
         AND THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 24, 1997

NOTE D--EQUIPMENT LOANS

  Equipment loans consist of notes payable, collateralized by equipment, due in monthly installments ranging from $1,095 to $5,375 with interest rates from 5.75% to 8.75%. These loans were paid in full as of October 31, 1997. Interest expense on the equipment loans aggregated $3,365 and $68,837, respectively, for the years ended December 31, 1995 and 1996. Interest expense on the equipment loans was $89,455 for the period January 1, 1997 through October 24, 1997.

NOTE E--CHANGE IN OWNERSHIP

  Effective October 24, 1997, the stockholders of CEI and MBERI sold 100% of the outstanding shares of each company to United Rentals, Inc. The Company provided $270,000 for state income taxes resulting from the stock sale.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Bronco Hi-Lift, Inc.

  We have audited the balance sheets of Bronco Hi-Lift, Inc. as of December 31, 1996 and October 24, 1997 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996, and the period from January 1, 1997 to October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, and the period from January 1, 1997 to October 24, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 19, 1998

                              BRONCO HI-LIFT, INC.

                                 BALANCE SHEETS

                                                        DECEMBER 31,  OCTOBER
                                                            1996      24, 1997
                                                        ------------ ----------
                        ASSETS
Cash...................................................  $  305,506  $  180,745
Accounts receivable, net...............................     826,849     998,467
Unbilled receivables...................................      40,722     283,865
Inventory..............................................      67,825     273,119
Rental equipment, net..................................   1,972,910   2,725,464
Property and equipment, net............................     234,914     423,918
Due from related party.................................         --          --
Prepaid expenses and other assets......................      13,530      44,273
                                                         ----------  ----------
    Total assets.......................................  $3,462,256  $4,929,851
                                                         ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities.........................................  $   90,584  $  277,651
  Debt.................................................   3,051,711   3,473,516
                                                         ----------  ----------
    Total liabilities..................................   3,142,295   3,751,167
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value and $1.00 stated value,
   100,000 shares authorized, 10,000 issued and
   outstanding at December 31, 1996, and October 24,
   1997................................................      10,000      10,000
  Additional paid-in capital...........................     598,000     598,000
  Notes receivable from stockholders...................    (300,000)        --
  Retained earnings....................................      11,961     570,684
                                                         ----------  ----------
    Total stockholders' equity.........................     319,961   1,178,684
                                                         ----------  ----------
    Total liabilities and stockholders' equity.........  $3,462,256  $4,929,851
                                                         ==========  ==========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                              STATEMENTS OF INCOME

                                                                      PERIOD
                                                                       FROM
                                                                    JANUARY 1,
                                          YEAR ENDED DECEMBER 31     1997 TO
                                          ------------------------   OCTOBER
                                             1995         1996       24, 1997
                                          -----------  -----------  ----------
Revenues:
  Equipment rentals...................... $ 3,427,596  $ 4,313,855  $4,330,000
  New equipment sales....................     266,308      611,033     533,370
  Sales of parts, supplies and rental
   equipment.............................     155,331      410,957     375,451
  Other..................................     147,214      194,469     182,355
                                          -----------  -----------  ----------
    Total revenues.......................   3,996,449    5,530,314   5,421,176
Cost of revenues:
  Cost of equipment rentals, excluding
   depreciation..........................     335,028      699,455     374,845
  Depreciation, equipment rentals........     637,766      736,525     660,598
  Cost of new equipment sales............     206,268      479,920     412,592
  Cost of sales of parts, supplies and
   equipment.............................     107,989      293,987     148,464
  Other..................................      32,418      119,315     112,107
                                          -----------  -----------  ----------
    Total cost of revenues...............   1,319,469    2,329,202   1,708,606
                                          -----------  -----------  ----------
Gross profit.............................   2,676,980    3,201,112   3,712,570
Selling, general and administrative
 expenses................................   2,540,699    2,359,326   2,353,924
Non-rental depreciation..................      84,463       99,669      85,707
                                          -----------  -----------  ----------
    Operating income.....................      51,818      742,117   1,272,939
Interest expense.........................     171,305      334,035     229,154
Other (income), net......................     (26,575)     (46,175)    (29,938)
                                          -----------  -----------  ----------
    Net income (loss).................... $   (92,912) $   454,257  $1,073,723
                                          ===========  ===========  ==========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                           COMMON STOCK                NOTES RECEIVABLE  RETAINED
                         -----------------   PAID-IN         FROM        EARNINGS
                         SHARES    AMOUNT    CAPITAL     STOCKHOLDERS    (DEFICIT)
                         -------  --------  ---------  ---------------- -----------
Balance at January 1,
 1995...................  20,000  $ 20,000  $ 345,020     $     --      $   693,596
  Purchase and
   retirement of common
   stock................ (12,000)  (12,000)  (345,020)                   (1,042,980)
  Issuance of common
   stock................   2,000     2,000    598,000      (500,000)
  Net loss..............                                                    (92,912)
                         -------  --------  ---------     ---------     -----------
Balance at December 31,
 1995...................  10,000    10,000    598,000      (500,000)       (442,296)
  Payment on notes
   receivable from
   stockholders.........                                    200,000
  Net income............                                                    454,257
                         -------  --------  ---------     ---------     -----------
Balance at December 31,
 1996...................  10,000    10,000    598,000      (300,000)         11,961
  Payments on notes
   receivable from
   stockholders.........                                    300,000
  Net income............                                                  1,073,723
  Dividends paid........                                                   (515,000)
                         -------  --------  ---------     ---------     -----------
Balance at October 24,
 1997...................  10,000  $ 10,000  $ 598,000     $     --      $   570,684
                         =======  ========  =========     =========     ===========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   PERIOD FROM
                                                                   JANUARY 1,
                                         YEAR ENDED DECEMBER 31      1997 TO
                                         ------------------------  OCTOBER 24,
                                            1995         1996         1997
                                         ----------- ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..................... $  (92,912) $    454,257  $ 1,073,723
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................    722,229       836,194      746,305
    Gain on equipment sales.............   (317,871)     (302,777)    (355,159)
    Interest expense not requiring
     cash...............................                   17,500
    Changes in assets and liabilities:
      Increase in accounts receivable...   (132,976)     (235,655)    (171,618)
      Decrease (increase) in unbilled
       receivables......................      5,646        27,632     (243,143)
      (Increase) decrease in inventory..   (102,542)       89,645     (205,294)
      Decrease (increase) in prepaid
       expenses and other assets........     30,774        20,171      (30,743)
      (Decrease) increase in accounts
       payable, accrued expenses and
       other liabilities................    (60,113)      (14,377)     187,067
                                         ----------  ------------  -----------
        Total adjustments...............    145,147       438,333      (72,585)
                                         ----------  ------------  -----------
        Cash provided by operating
         activities.....................     52,235       892,590    1,001,138
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of rental equipment..........    (92,727)   (1,368,253)  (1,631,309)
  Proceeds from sale of rental
   equipment............................    350,739       745,687      573,316
  Purchases of property and equipment,
   net..................................   (101,985)      (90,932)    (304,711)
                                         ----------  ------------  -----------
        Cash provided by (used in)
         investing activities...........    156,027      (713,498)  (1,362,704)
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash dividends paid...................                              (485,000)
  Issuance of stock.....................    100,000
  Re-payments on notes due from
   stockholders.........................                  200,000      300,000
  Principal payments on debt............   (742,891)     (802,358)    (278,195)
  Principal payments on capital lease
   obligations..........................    (32,711)
  Advances to related party.............   (412,113)
  Borrowings under credit facility......    900,000       500,000      700,000
                                         ----------  ------------  -----------
        Cash provided by (used) in
         financing activities...........   (187,715)     (102,358)     236,805
                                         ----------  ------------  -----------
  Increase (decrease) in cash...........     20,547        76,734     (124,761)
        Cash balance at beginning
         period.........................    208,225       228,772      305,506
                                         ----------  ------------  -----------
        Cash balance at end of period... $  228,772  $    305,506  $   180,745
                                         ==========  ============  ===========

                            See accompanying notes.

                             BRONCO HI-LIFT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND 1996 AND OCTOBER 24, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Bronco Hi-Lift, Inc. (the "Company") rents, sells and repairs aerial lift equipment for use by construction companies and maintenance and media crews. The rentals are on a daily, weekly or monthly basis. The Company is located in Denver, Colorado and its principal market area is the state of Colorado. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

 Inventory

  Inventories consists primarily of general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statements of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Company advertises primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $74,400 and $43,000 in the years ended December 31, 1995 and 1996, respectively, and $49,500 in the period from January 1, 1997 to October 24, 1997.

 Income Taxes

  The Company has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state purposes. Under those provisions the Company does not pay federal or state income taxes; instead, the shareholders are liable for individual income taxes on the Company's profits. Therefore, no provision for federal or state income taxes is included in the accompanying financial statements.

                             BRONCO HI-LIFT, INC.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, accordingly, management believes this mitigates the amount of credit risk. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                                      OCTOBER
                                                        DECEMBER 31,    24,
                                                            1996        1997
                                                        ------------ ----------
   Rental equipment....................................  $5,176,658  $5,943,569
   Less accumulated depreciation.......................   3,203,748   3,218,105
                                                         ----------  ----------
   Rental equipment, net...............................  $1,972,910  $2,725,464
                                                         ==========  ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31, OCTOBER 24,
                                                            1996        1997
                                                        ------------ -----------
   Furniture and fixtures..............................   $ 59,572    $172,839
   Transportation equipment............................    520,356     664,543
   Shop equipment......................................     37,591      37,591
                                                          --------    --------
                                                           617,519     874,973
   Less accumulated depreciation.......................    382,605     451,055
                                                          --------    --------
     Total.............................................   $234,914    $423,918
                                                          ========    ========

                             BRONCO HI-LIFT, INC.

5. DEBT

  Debt consists of the following:

                                                                      OCTOBER
                                                         DECEMBER 31    24,
                                                            1996        1997
                                                         ----------- ----------
   Citicorp Dealer Finance Agreement.................... $1,585,000  $2,135,000
   GMAC note dated October 27, 1994 paid in full in
    August 1997.........................................     17,564          --
   Kenworth/Trial-EZE dated July 11, 1994 paid in full
    in September 1997...................................     49,147          --
   Notes payable to a former shareholder for $900,000
    and $500,000 at an annual interest rate of 9%. The
    $900,000 note requires monthly interest payments
    through January 31, 1998 at which time the note is
    due in full. The $500,000 note requires monthly
    interest payments through January 31, 1997.
    Beginning February 1, 1997, the note is payable in
    60 monthly installments of principal and interest of
    $10,379 through December 31, 2001. The above
    $500,000 note is subordinated to the Citicorp Dealer
    Finance Agreement...................................  1,400,000   1,338,516
                                                         ----------  ----------
                                                         $3,051,711  $3,473,516
                                                         ==========  ==========

  Substantially all of the Company's assets collateralize the debt outstanding under the Financing Agreement. All debt at October 24, 1997 was paid off in connection with the acquisition discussed in Note 10.

6. OPERATING LEASES

  During 1994, the Company leased 7,000 square feet of office and shop space on a twelve month lease, renewable annually. For the period from January 1, 1995 to April 30, 1995, the Company leased approximately 7,000 square feet of office and shop space under a new month to month lease. Effective May 1, 1995, the Company moved to a new location and entered into a lease agreement with a related party, Coyote Investments, LLC ("Coyote") (see Note 9). The facility consists of 17,000 square feet of office and shop area located on 1.8 acres. The 15 year lease expires April 30, 2010. The Company is responsible for all operating expenses of the facility including property taxes, assessments, insurance, repairs and maintenance.

  Rent expense under these leases totaled $52,000 and $78,000 for the years ended December 31, 1995 and 1996 and $65,000 for the period from January 1, 1997 to October 24, 1997. Under the lease agreement with Coyote, rent is payable in monthly installments of $6,500 for the first two years of the lease. Thereafter the rent shall be increased annually to reflect the then current fair market rent for the premises, provided that each annual increase shall not exceed 10% of the previous year's rental rate. Future minimum rent commitments are $78,000 each for years ended December 31, 1998 to December 31, 2009 and $26,000 for January 1, 2010 to April 30, 2010, provided there is no increase in fair market rent for the premises.

7. COMMITMENTS

  The Company has employment agreements, which expire in 1998, with three officers which grant certain severance pay rights to these officers provided that certain conditions of employment are met.

                             BRONCO HI-LIFT, INC.

Under terms of the employment agreements, the officers received approximately $253,000, $703,000, and $521,000 for the years ended December 31, 1995 and
1996 and for the period from January 1, 1997 to October 24, 1997, respectively. Additional compensation to be paid to the officers, until the agreements expire, amounts to approximately $100,000 for the two months ended December 31, 1997 and $270,000 during 1998.

  The Company guarantees Coyote's debt on the building leased by the Company (see Note 9).

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 24, 1997, total interest paid was $171,305, $335,686 and $224,016, respectively.

  During 1995, the Company purchased $726,355, of equipment which was financed. There were no purchases in 1996 or for the period from January 1, 1997 to October 24, 1997.

  On December 20, 1995, the Company purchased and retired 12,000 shares of its stock for two notes totaling $1,400,000. On December 21, 1995, the Company issued 2,000 shares of its stock to two officers of the Company in exchange for $100,000 cash and $500,000 of notes receivable from these officers. During 1996, the officers repaid $200,000 in accordance with the note agreements. In October of 1997, the notes were repaid in full.

  During 1997, the Company paid dividends of $515,000, of which $30,000 represented a non-cash transfer of a fixed asset.

9. RELATED PARTY TRANSACTIONS

  Coyote is owned by the shareholders of the Company. The Company leases its office and shop facility from Coyote (see Note 6). All stockholders and the Company have guaranteed Coyote's debt on the facility. The amount of debt principal on the facility was $555,080 at December 31, 1996 and $540,200 at October 24, 1997.

  Advances to Coyote were $412,113 at December 31, 1995. Coyote paid $3,434 of interest to the Company during 1996. As part of the Citicorp Amendment No. 1 Refinancing Agreement, the Company owed Coyote $152,187, which it paid with interest of $7,990 during August 1996. These obligations were fulfilled with a non-cash transaction in connection with the above mentioned amended agreement.

  On December 21, 1995 the Company issued 2,000 shares to two officers of the Company in exchange for $100,000 cash and two notes for $250,000 each. The notes bear interest at 9% per annum and are payable bi-annually. Principal on each note is payable $100,000 in 1996, $100,000 in 1997 and $50,000 in 1998.
Interest paid to the Company during 1996 by these stockholders was $42,400. In October of 1997, the notes were repaid in full.

10. SUBSEQUENT EVENT

  On October 24, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.